   AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON SEPTEMBER 10, 1998


                                     REGISTRATION NO. 333-58837 AND 333-58837-01
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                             ---------------------


                                AMENDMENT NO. 3

                                       TO

                                    FORM S-4
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                             ---------------------

                 INTERNATIONAL COMFORT PRODUCTS HOLDINGS, INC.
             (Exact Name of Registrant As Specified In Its Charter)

                             ---------------------

           DELAWARE                        62-1744926                          3585
(State or other Jurisdiction of         (I.R.S. Employer           (Primary Standard Industrial
Incorporation or Organization)         Identification No.)            Classification Number)

                     SUITE 200, 501 CORPORATE CENTRE DRIVE
                           FRANKLIN, TENNESSEE 37067
                                 (615) 771-0200
  (Address, Including ZIP Code, and Telephone Number, Including Area Code, of
                   Registrant's Principal Executive Offices)

                             ---------------------

                   INTERNATIONAL COMFORT PRODUCTS CORPORATION
             (Exact Name of Registrant As Specified In Its Charter)

                             ---------------------

            CANADA                         98-0045209                          3585
(State or other Jurisdiction of         (I.R.S. Employer           (Primary Standard Industrial
Incorporation or Organization)         Identification No.)            Classification Number)

                       66TH FLOOR, 1 FIRST CANADIAN PLACE
                        TORONTO, ONTARIO, CANADA M5X 1B8
                                 (416) 955-9789
  (Address, Including ZIP Code, and Telephone Number, Including Area Code, of
                   Registrant's Principal Executive Offices)

                              DAVID. P. CAIN, ESQ.
                     SUITE 200, 501 CORPORATE CENTRE DRIVE
                           FRANKLIN, TENNESSEE 37067
                                 (615) 771-0216
 (Name, Address, Including ZIP Code, and Telephone Number, Including Area Code,
                             of Agent For Service)

                                WITH COPIES TO:

                              GARY M. BROWN, ESQ.
                            TUKE YOPP & SWEENEY, PLC
                         NATIONSBANK PLAZA, SUITE 1100
                                414 UNION STREET
                           NASHVILLE, TENNESSEE 37219
              TELEPHONE (615) 313-3325    FACSIMILE (615) 313-3310
                             ---------------------

    APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE OF THE SECURITIES TO THE
PUBLIC: As soon as practicable after the Registration Statement becomes effective.

    If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. [ ]

    If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement number for the same offering. [ ]

    If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement number for the same offering. [ ]
                             ---------------------

    THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.
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--------------------------------------------------------------------------------

INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH STATE.


                SUBJECT TO COMPLETION, DATED SEPTEMBER 10, 1998


PROSPECTUS

                 INTERNATIONAL COMFORT PRODUCTS HOLDINGS, INC.

OFFER TO EXCHANGE 8 5/8% SERIES B SENIOR NOTES DUE 2008 ISSUED BY INTERNATIONAL COMFORT PRODUCTS HOLDINGS, INC., WHICH HAVE BEEN REGISTERED UNDER THE SECURITIES
  ACT OF 1933, AS AMENDED, FOR ANY AND ALL OF THE OUTSTANDING 8 5/8% SERIES A SENIOR NOTES DUE 2008, ALSO ISSUED BY INTERNATIONAL COMFORT PRODUCTS HOLDINGS,
                                      INC.

        THE EXCHANGE OFFER WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME,
                    ON             , 1998, UNLESS EXTENDED.
                             ---------------------

     International Comfort Products Holdings, Inc. ("Holdings" or the "Issuer") hereby offers, upon the terms and subject to the conditions set forth in this Prospectus (the "Prospectus") and the accompanying Letter of Transmittal (the "Letter of Transmittal" and, together with this Prospectus, the "Exchange Offer"), to exchange $1,000 principal amount of its 8 5/8% Series B Senior Notes due 2008 (the "New Notes"), which have been registered under the Securities Act of 1933, as amended (the "Securities Act") pursuant to a registration statement of which this Prospectus is a part (the "Registration Statement"), for each $1,000 principal amount of its outstanding 8 5/8% Series A Senior Notes due 2008 (the "Old Notes"), of which $150,000,000 principal amount is outstanding as of the date hereof. See "Purpose of The Exchange Offer" and "Terms of the Exchange Offer." The Old Notes and the New Notes are sometimes collectively referred to herein as the "Notes." The New Notes are senior unsecured obligations of the Issuer and are fully and unconditionally guaranteed on a senior unsecured basis (the "Parent Guarantee") by the Issuer's parent corporation, International Comfort Products Corporation (the "Parent Guarantor").

     The Issuer will accept for exchange any and all validly tendered Old Notes
prior to 5:00 p.m., New York City time, on           , 1998, unless extended by
the Issuer upon the terms and conditions described herein (such date, as it may be extended, the "Expiration Date"). Old Notes may be tendered only in integral multiples of $1,000. Tenders of Old Notes may be withdrawn at any time prior to 5:00 p.m., New York City time, on the Expiration Date. The Exchange Offer is not conditioned upon any minimum principal amount of Old Notes being tendered for exchange. The Exchange Offer, however, is subject to certain customary conditions. In the event the Issuer terminates the Exchange Offer and does not accept for exchange any Old Notes, the Issuer will promptly return previously tendered Old Notes to the holders thereof. The Issuer will not receive any proceeds from the Exchange Offer. See "Use of Proceeds -- The Exchange Offer."

     A prospectus has not been and will not be filed under the securities laws of any province or territory of Canada to qualify the sale of the New Notes in such jurisdictions.
                             ---------------------

     THIS PROSPECTUS AND THE LETTER OF TRANSMITTAL ARE FIRST BEING MAILED TO
HOLDERS OF OLD NOTES ON           , 1998.

     SEE "RISK FACTORS" BEGINNING ON PAGE 15 FOR A DISCUSSION OF CERTAIN FACTORS THAT SHOULD BE CONSIDERED IN CONNECTION WITH THE EXCHANGE OFFER.
                             ---------------------
  THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES
   AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A
                               CRIMINAL OFFENSE.
                             ---------------------
                The Date of this Prospectus is           , 1998

     The New Notes will be obligations of the Issuer evidencing the same debt as the Old Notes, and will be entitled to the benefits of the same indenture (the "Indenture"). See "Description of Notes." The form and terms of the New Notes are generally the same as the form and terms of the Old Notes in all material respects except that the New Notes have been registered under the Securities Act and hence do not include certain rights to registration thereunder and do not contain transfer restrictions or terms with respect to certain special payments applicable to the Old Notes. See "Purpose of the Exchange Offer."

     The New Notes are being offered hereunder in order to satisfy certain obligations under the Registration Rights Agreement, dated as of May 13, 1998 (the "Registration Rights Agreement"), among the Issuer, the Parent Guarantor, and Salomon Brothers, Inc., Credit Suisse First Boston Corporation and First Union Capital Markets, a division of Wheat First Securities, Inc. (collectively, the "Initial Purchasers"), a copy of which has been filed as an exhibit to the Registration Statement. The Exchange Offer is intended to satisfy the Issuer's obligations under the Registration Rights Agreement to register the New Notes and exchange them for the Old Notes under the Securities Act. If and when the Exchange Offer is consummated, the Issuer will have no further obligations to register any of the Old Notes tendered for exchange, except pursuant to a shelf registration statement to be filed under certain limited circumstances discussed under the caption "Purpose of the Exchange Offer." See "Risk
Factors -- Consequences to Non-Tendering Holders of Old Notes." The Issuer has agreed to pay the expenses of the Exchange Offer.

     Based on interpretations by the staff of the Securities and Exchange Commission (the "Commission") set forth in several no-action letters issued to third parties including Exxon Capital Holdings Corporation, SEC No-Action Letter (available April 13, 1989) (the "Exxon Capital Letter"), Morgan Stanley & Co. Incorporated, SEC No-Action Letter (available June 5, 1991) (the "Morgan Stanley Letter") and Shearman & Sterling, SEC No-Action Letter (available July 2, 1993) (the "Shearman & Sterling Letter") (collectively, the "Exchange Offer No-Action Letters"), the Issuer believes that the New Notes issued pursuant to the Exchange Offer in exchange for Old Notes may be offered for resale, resold and otherwise transferred by Holders (as defined on page 43) thereof who are not affiliates of the Issuer (other than a broker-dealer who acquired such Old Notes directly from the Issuer for resale pursuant to Rule 144A under the Securities Act or any other available exemption under the Securities Act) without compliance with the registration and prospectus delivery provisions of the Securities Act; provided, however, that the Holder is acquiring New Notes in its ordinary course of business and has no arrangement or understanding with any person to participate in any distribution (within the meaning of the Securities
Act) of the New Notes. Persons wishing to exchange Old Notes in the Exchange Offer must represent to the Issuer that such conditions have been met. Nevertheless, any Holder who may be deemed an "affiliate" (as defined under Rule 405 of the Securities Act) of the Issuer or who tenders in the Exchange Offer with the intention to participate, or for the purpose of participating, in a distribution of the New Notes cannot rely on the interpretation by the staff of the Commission set forth in such no-action letters, including, but not limited to, the Exchange Offer No-Action Letters, and must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale transaction. See "Purpose of The Exchange Offer." In addition, each broker-dealer that receives New Notes for its own account pursuant to the Exchange Offer in exchange for Old Notes that were acquired by such broker-dealer for its own account as a result of market-making activities or other trading activities (other than acquisitions directly from the Issuer) must acknowledge that it will deliver a prospectus in connection with any resale of such New Notes. The Letter of Transmittal states that, by so acknowledging and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act. This Prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of New Notes received in exchange for Old Notes that were acquired by such broker-dealer as a result of market-making activities or other trading activities (other than acquisitions directly from the Issuer). The Issuer has agreed that, for a period of 180 days after the Exchange Offer is consummated, it will, upon reasonable request, make this Prospectus available promptly to any broker-dealer for use in connection with any such resale. See "Plan of Distribution." EXCEPT AS DESCRIBED IN THIS PARAGRAPH, THIS PROSPECTUS MAY NOT BE USED FOR ANY OFFER TO RESELL, RESALE OR OTHER TRANSFER OF NEW NOTES.

     Old Notes were initially represented by a several Global Old Notes in fully registered form, registered in the name of a nominee of The Depository Trust Company ("DTC"), as depository. The New Notes exchanged for Old Notes represented by the Global Old Notes will be represented by one or more Global New Notes in fully registered form and registered in the name of the nominee of DTC. The Global New Notes will be exchangeable for New Notes in registered form, in denominations of $1,000 and integral multiples thereof as described herein. The New Notes in global form will trade in DTC's Same-Day Funds Settlement System, and secondary market trading activity of such New Notes therefore will settle in immediately available funds. See "Book Entry, Delivery and Form."

     The New Notes will bear interest at a rate equal to 8 5/8% per annum from the last date on which interest was paid on the Old Notes surrendered in exchange therefor, or if no interest has been paid, from the date of original issue of such Old Notes. Interest on the New Notes is payable semi-annually on May 15 and November 15 of each year, commencing November 15, 1998.

     The New Notes are redeemable at the option of the Issuer, in whole or in part, on or after May 15, 2003, at the redemption prices set forth herein, plus accrued and unpaid interest thereon and Additional Interest (as defined on page
35), if any, payable pursuant to Section 4 of the Registration Rights Agreement with respect to the Old Notes to the redemption date. Notwithstanding the foregoing, at any time on or before May 15, 2001, the Issuer may redeem up to 35% of the principal amount of the New Notes with the net proceeds contributed or otherwise made available to it by the Parent Guarantor from a public offering of common stock of the Parent Guarantor at the redemption prices set forth herein, plus accrued and unpaid interest thereon, if any, to the redemption date. Upon a Change of Control (as defined on page 57), the Issuer will be required to make an offer to repurchase all outstanding Notes at 101% of the principal amount thereof plus accrued and unpaid interest thereon to the date of repurchase. In the event of a Change in Control, there can be no assurance that the Issuer or the Parent Guarantor would have sufficient funds to repurchase the Notes. See "Risk Factors -- Consequences of Change of Control."

     The New Notes and the Parent Guarantee will be senior unsecured obligations of the Issuer and Parent Guarantor, respectively, and rank pari passu in right of payment to all existing and future unsecured and unsubordinated indebtedness of the Issuer and the Parent Guarantor, respectively, and senior in right of payment to all subordinated indebtedness of the Issuer and the Parent Guarantor, respectively. The New Notes and the Parent Guarantee will be effectively subordinated to all existing and future indebtedness of the Parent Guarantor's subsidiaries (other than the Issuer). As of June 30, 1998, such subsidiaries had $200.3 million of total liabilities, including $68.1 million of indebtedness. See "Description of Notes -- Parent Guarantee" with respect to enforcement of civil liabilities against the Parent Guarantor and certain of its officers and directors.

     Prior to this offering, there has been no public market for the New Notes. The Issuer does not intend to list the New Notes on a national securities exchange or to seek approval for quotation through the NASDAQ National Market. Because the Old Notes were issued and the New Notes are being issued primarily to a limited number of institutions who typically hold similar securities for investment, the Issuer does not expect that an active public market for the New Notes will develop. In addition, resales by certain holders of the New Notes of a substantial percentage of the aggregate principal amount of such New Notes could constrain the ability of any market maker to develop or maintain a market for the New Notes. To the extent that a market for the New Notes should develop, the market value of the New Notes will depend on prevailing interest rates, the market for similar securities and other factors, including the financial condition, performance and prospects of the Issuer. Such factors might cause the New Notes to trade at a discount from face value. See "Risk Factors -- Lack of Public Market for the New Notes."

     THE ISSUER WILL NOT RECEIVE ANY PROCEEDS FROM THE EXCHANGE OFFER. THE ISSUER HAS AGREED TO PAY THE EXPENSES OF THE EXCHANGE OFFER, OTHER THAN CERTAIN APPLICABLE TAXES. NO UNDERWRITER IS BEING USED IN CONNECTION WITH THE EXCHANGE OFFER.

                          NOTICE TO CANADIAN INVESTORS

     A PROSPECTUS HAS NOT BEEN AND WILL NOT BE FILED UNDER THE SECURITIES LAWS OF ANY PROVINCE OR TERRITORY OF CANADA TO QUALIFY THE SALE OF THE NEW NOTES IN SUCH JURISDICTIONS. THE NEW NOTES ARE NOT BEING OFFERED AND MAY NOT BE OFFERED OR SOLD, DIRECTLY OR INDIRECTLY, IN CANADA OR TO OR FOR THE ACCOUNT OF ANY RESIDENT OF CANADA IN CONTRAVENTION OF THE SECURITIES LAWS OF ANY PROVINCE OR TERRITORY THEREOF.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     The following documents filed with the Commission (File No. 1-7955) are hereby incorporated by reference in this Prospectus:

          (i) the Parent Guarantor's Annual Report on Form 10-K for the year ended December 31, 1997 filed with the Commission on March 31, 1998;

          (ii) the Parent Guarantor's Quarterly Report on Form 10-Q for the quarterly period ended March 31, 1998 filed with the Commission on May 15, 1998; and

          (iii) the Parent Guarantor's Quarterly Report on Form 10-Q for the quarterly period ended June 30, 1998 filed with the Commission on August 14, 1998.

     All reports and any definitive proxy or information statements filed by the Parent Guarantor pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act") subsequent to the date of this Prospectus and prior to the termination of the offering of the securities offered hereby shall be deemed to be incorporated by reference into this Prospectus and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated herein by reference, or contained in this Prospectus, shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

     THIS PROSPECTUS INCORPORATES DOCUMENTS BY REFERENCE THAT ARE NOT PRESENTED HEREIN OR DELIVERED HEREWITH. THESE DOCUMENTS ARE AVAILABLE WITHOUT CHARGE TO ANY PERSON TO WHOM A PROSPECTUS IS DELIVERED, UPON WRITTEN OR ORAL REQUEST OF SUCH PERSON, FROM INTERNATIONAL COMFORT PRODUCTS CORPORATION, 501 CORPORATE CENTRE DRIVE, SUITE 200, FRANKLIN, TENNESSEE 37067, ATTENTION: SECRETARY, TELEPHONE (615)771-0200. IN ORDER TO ENSURE TIMELY DELIVERY OF THE DOCUMENTS,
ANY REQUEST SHOULD BE MADE BY           , 1998.

                               PROSPECTUS SUMMARY

     The following summary information is qualified in its entirety by, and should be read in conjunction with, the financial statements and the more detailed information included elsewhere or incorporated by reference in this Prospectus. Unless the context requires otherwise, references to the "Company" mean International Comfort Products Corporation and its subsidiaries. References herein to various information on a "pro forma basis" give effect, for the year ended December 31, 1997, to the acquisition of United Electric Company ("United Electric"), the issuance of the Old Notes and the application of the net proceeds, and for the six months ended June 30, 1998 to the issuance of the Old Notes and the application of the net proceeds, all as described in the Notes to Pro Forma Selected Financial Data contained herein.

                                  THE COMPANY

     The Company is one of the leading designers, manufacturers and marketers of central air conditioning and heating products for residential and light commercial use in the United States and Canada. The Company also has recently expanded its presence in other international markets, primarily Latin America and Europe. Its principal brand names are widely recognized in the industry and include Heil, Tempstar, Comfortmaker, MagicAire and the recently added ICP Commercial. Management believes that the Company and its products are known for their quality, reliability and customer service. In 1997, the Company had, on a pro forma basis, operating revenue of $655.7 million. During the six months ended June 30, 1998, the Company had operating revenue of $351.3 million.

     The Company's products are sold primarily through a network of approximately 400 independent heating, ventilation and air conditioning ("HVAC") distribution companies with over 1,800 locations in the United States, Canada and other international markets. These distributors are the Company's link to dealers and, in turn, to consumers. In 1997, sales of cooling products accounted for approximately 61% of operating revenue, sales of heating products accounted for approximately 26% of operating revenue and sales of service parts and other income accounted for approximately 13% of operating revenue. Management believes that in 1997 the Company derived approximately 70% of its operating revenue from the replacement, repair and renovation market and approximately 30% from the new construction market. In 1997, the Company derived approximately 84% of its operating revenue from sales in the United States, approximately 12% of its operating revenue from sales in Canada, and approximately 4% of its operating revenue from sales in other international markets.

     In late 1994, the Company's new management initiated a restructuring plan to significantly improve the Company's manufacturing operations and marketing strategy, allowing the Company to return to profitability in 1996 after consecutive years of losses since 1991. Implementing this plan in 1995 caused a significant dislocation in the Company's operations and severely depressed financial performance for that year. The restructuring plan was designed to (i) reduce manufacturing and overhead costs, (ii) reduce lead times for processing customer orders to better control inventory levels and improve customer relations, (iii) improve product quality and customer service and (iv) rationalize and expand the Company's distribution network. The Company believes that its dramatically improved operational and financial performance in 1996 and 1997 is a direct result of its restructuring plan. The Company's efforts to reduce manufacturing costs have improved gross margin to 20.1% in 1997 from 17.8% in 1994. Manufacturing and other improvements have allowed the Company to meet 98% of orders for residential product in 14 days in 1997 versus the Company's standard order lead time of 90 days in 1994, increase the Company's operating revenue per employee by 44% to approximately $249,000 in 1997 from approximately $173,000 in 1994 (in a stable price environment for its products), and decrease average raw and in process inventory 63% to approximately $6.5 million during 1997 from approximately $17.7 million during 1994.

INDUSTRY OVERVIEW

     Management estimates that the residential and commercial HVAC industry (measured by sales by manufacturers of product in the United States, excluding applied systems and chillers) totals approximately $7.0 billion per year. The production and sale of HVAC equipment by manufacturers is highly competitive.

According to industry sources, in 1997 seven manufacturers (including the Company) represented approximately 95% of this market, with individual market shares ranging from approximately 10% to 22% and the Company having approximately 11% of the residential and light commercial HVAC market.

     Industry sources estimate that between 1993 and 1997, the HVAC market in the United States and Canada has grown at an average compounded annual rate of 7% per year. Management believes that the HVAC market in the United States and Canada will grow at an annual rate of approximately 3-4% per year through the year 2000.

     The Company believes the United States and Canadian markets will continue to experience moderate growth, but that the industry will experience the greatest rate of growth in other international markets. Management anticipates that climatic and economic conditions in Latin America will lead to a higher rate of growth in that region, and therefore is concentrating on expanding in that region.

STRATEGY

     In addition to continuing the Company's implementation of its 1995 initiatives, the Company is committed to (i) growing its operating revenue in excess of industry growth rates, (ii) improving profitability and (iii) reducing working capital requirements. The Company seeks to achieve these goals through the implementation of the following strategies:

     Increase residential market share in the United States and Canada. The Company intends to increase its residential market share by (i) further strengthening its relationship with its distributors by reducing customer order lead times, and providing superior training and marketing support, (ii) expanding the distribution network in low market share geographic areas and rationalizing the existing distribution network, (iii) broadening its offering of aftermarket parts and other HVAC-related supplies to provide distributors with the benefits of one-stop shopping and (iv) developing strategic relationships with national accounts, including builders, distributors, contractors and private label resellers.

     Expand its commercial market product offerings and gain market share. The Company intends to increase its commercial product sales by (i) initiating a "two-tier" product strategy (providing both higher priced main line HVAC products distinguished by premium features and service and lower-priced entry level HVAC products based on minimum energy efficiency standards targeted at the low cost, entry-level market segment) to provide competitive commercial products, (ii) establishing ICP Commercial distribution networks for national distribution of the recently introduced ICP Commercial brand product, (iii) strengthening the existing distribution network of the Company's other commercial brands, (iv) initiating the use of independent manufacturers' representatives to solicit sales of ICP Commercial brand product for installation in commercial buildings, (v) expanding product offerings for commercial applications and (vi) expanding commercial products to include those with capacity of up to 40 tons.

     Pursue international opportunities. The Company intends to continue expansion of its operations outside the United States and Canada. In Latin America and Europe, the Company initially establishes HVAC parts distribution businesses, and introduces HVAC equipment after the parts business has established cash flow and customer traffic. The Company believes this strategy of overseas expansion creates the opportunity to generate early cash flow and a market presence without risking a substantial amount of capital.

     Augment internally generated growth by acquiring businesses with complementary new products, technology and manufacturing resources. The Company intends to consider acquisitions that support its growth strategy and leverage and expand its distribution network, purchasing power and manufacturing capabilities. The Company expects its acquisitions will be both domestic and international. At this time the Company is not in the process of reviewing any acquisition that is probable of occurring that would be material to the Company's financial position or results of operations.

     Continue to reduce manufacturing costs and standardize components. The Company intends to increase profitability by continuing efforts to reduce costs through product design improvements and increased manufacturing efficiencies. Management believes that its positive results of operations for 1996 and 1997 resulted in large part from structural cost reductions achieved between 1995 and 1997 and that further reductions will be an integral part of its continued profitability.

CORPORATE STRUCTURE

     The chart below reflects the structure of the Parent Guarantor, the Issuer and their principal operating subsidiaries.

                          (CORPORATE STRUCTURE CHART)

---------------

* All terms defined on page 34

     The Company's principal executive offices are located at 501 Corporate Centre Drive, Suite 200, Franklin, Tennessee, USA 37067. The Company's telephone number is (615) 771-0200.

                    PURPOSE AND TERMS OF THE EXCHANGE OFFER

THE EXCHANGE OFFER.........  $1,000 principal amount of New Notes in exchange for each $1,000 principal amount of Old Notes. As of the date hereof, $150 million in aggregate principal amount of Old Notes is outstanding. The Issuer will issue the New Notes to tendering holders of Old Notes on or promptly after the Expiration Date. Based on interpretations by the staff of the Commission set forth in several no-action letters issued to third parties, including, but not limited to, the Exchange Offer No-Action Letters, the Company believes that New Notes issued pursuant to the Exchange Offer in exchange for Old Notes may be offered for resale, resold and otherwise transferred by holders thereof who are not affiliates of the Issuer (other than a broker-dealer who acquired such Old Notes directly from the Issuer for resale pursuant to Rule 144A under the Securities Act or any other available exemption under the Securities Act) without compliance with the registration and prospectus delivery provisions of the Securities Act; provided, however, that the holder of Old Notes is acquiring New Notes in its ordinary course of business and has no arrangement or understanding with any person to participate in any distribution (within the meaning of the Securities Act) of the New Notes. Persons wishing to exchange Old Notes in the Exchange Offer must represent to the Issuer that such conditions have been met. Nevertheless, any holder of Old Notes who is an affiliate of the Issuer or who tenders in the Exchange Offer with the intention to participate, or for the purpose of participating, in a distribution of the New Notes cannot rely on the interpretation by the staff of the Commission set forth in such no-action letters, including, but not limited to, The Exchange Offer No-Action Letters, and must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale transaction. See "Purpose of the Exchange Offer." Each broker-dealer that receives New Notes for its own account pursuant to the Exchange Offer must acknowledge that it will deliver a prospectus in connection with any resale of such New Notes. The Letter of Transmittal states that by so acknowledging and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act. This Prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of New Notes received in exchange for Old Notes that were acquired by such broker-dealer for its own account as a result of market-making activities or other trading activities (other than acquisitions directly from the Issuer). The Issuer has agreed that, for a period of 180 days after the Exchange Offer is consummated, it will, upon reasonable request, make this Prospectus available promptly to any broker-dealer for use in connection with any such resale. See "Plan of Distribution."

EXPIRATION DATE............  5:00 p.m., New York City time, on           , 1998,
                               unless the Exchange Offer is extended by the Issuer to the extent necessary to comply with applicable laws, in which case the term "Expiration Date" means the latest date and time to which the Exchange Offer is extended.

ACCRUED AMOUNTS ON THE NEW
  NOTES....................  The New Notes will bear interest from the last date on which interest was paid on the Old Notes surrendered in exchange therefor or, if no interest has been paid, from the date of original issue of such Old Notes.

CONDITIONS TO THE EXCHANGE
  OFFER....................  The Exchange Offer is subject to certain customary conditions. The conditions are limited and relate in general to laws or Commission policies that might impair the ability of the Issuer to proceed with the Exchange Offer. As of the date of this Prospectus, none of these events had occurred, and the Company believes their occurrence to be unlikely. If any such conditions do exist prior to the Expiration Date, the Issuer may (i) refuse to accept any Old Notes and return all previously tendered Old Notes, (ii) extend the Exchange Offer upon the terms and conditions described herein, or (iii) waive such conditions. See "Terms of the Exchange Offer -- Conditions."

PROCEDURES FOR TENDERING...  Each holder of Old Notes wishing to accept the
                               Exchange Offer must complete, sign and date the Letter of Transmittal, or a facsimile thereof, in accordance with the instructions contained herein and therein, and mail or otherwise deliver such Letter of Transmittal, or such facsimile, together with such Old Notes to be exchanged and any other required documentation to United States Trust Company of New York, as Exchange Agent (the "Exchange Agent"), at the address set forth herein and therein or effect a tender of such Old Notes pursuant to the procedures for book-entry transfer as provided for herein and therein. By executing the Letter of Transmittal, each holder of Old Notes will represent to the Issuer that, among other things, the New Notes acquired pursuant to the Exchange Offer are being obtained in the ordinary course of business of the person receiving such New Notes (whether or not such person is the holder of the tendered Old Notes), that neither the holder of the tendered Old Notes nor any such other person has an arrangement or understanding with any person to participate in the distribution of such New Notes and that neither the holder of the tendered Old Notes nor any such other person is an "affiliate," as defined under Rule 405 of the Securities Act, of the Issuer or any of its subsidiaries. Each broker-dealer that receives New Notes for its own account in exchange for Old Notes that were acquired by such broker-dealer as a result of market-making activities or other trading activities must acknowledge that it will deliver a prospectus in connection with any resale of such New Notes. See "Terms of the Exchange
                               Offer -- Procedures for Tendering" and "Plan of Distribution."

SPECIAL PROCEDURES FOR
BENEFICIAL OWNERS..........  Any beneficial owner whose Old Notes are registered in the name of a broker, dealer, commercial bank, trust company or other nominee and who wishes to tender such Old Notes in the Exchange Offer should contact such registered holder promptly and instruct such registered holder to tender on such beneficial owner's behalf. If such beneficial owner wishes to tender on such owner's own behalf, such owner must, prior to completing and executing the Letter of Transmittal and delivering its Old Notes, either make appropriate arrangements to register ownership of the Old Notes in such owner's name or obtain a properly completed bond power from the registered holder thereof. The transfer of registered ownership may take considerable time and it may not be possible to complete a transfer initiated shortly before the Expiration Date. See "Terms of the Exchange
                               Offer -- Procedures for Tendering."

GUARANTEED DELIVERY
PROCEDURES.................  Holders of Old Notes who wish to tender their Old
                               Notes and whose Old Notes are not immediately available or who cannot deliver their Old Notes, the Letter of Transmittal or any other documents required by the Letter of Transmittal to the Exchange Agent, or cannot complete the procedure for book-entry transfer prior to 5:00 p.m. on the Expiration Date, may tender their Old Notes according to the guaranteed delivery procedures discussed under the caption "Terms of the Exchange Offer -- Guaranteed Delivery Procedures."

WITHDRAWAL RIGHTS..........  Tenders of Old Notes may be withdrawn at any time prior to 5:00 p.m., New York City time, on the Expiration Date.

ACCEPTANCE OF OLD NOTES AND
  DELIVERY OF NEW NOTES....  The Issuer will accept for exchange any and all Old
                               Notes that are properly tendered in the Exchange Offer prior to 5:00 p.m., New York City time, on the Expiration Date. The New Notes issued pursuant to the Exchange Offer will be delivered promptly following the Expiration Date. Any Old Notes not accepted for exchange will be returned without expense to the tendering holder thereof as promptly as practicable after the expiration or termination of the Exchange Offer. See "Terms of the Exchange Offer."

CERTAIN TAX
CONSIDERATIONS.............  The exchange pursuant to the Exchange Offer should not be a taxable event for United States or Canadian federal income tax purposes. See "Certain United States Federal Tax
                               Considerations" and "Certain Canadian Federal Income Tax Considerations."

EXCHANGE AGENT.............  United States Trust Company of New York is serving as Exchange Agent in connection with the Exchange Offer.

                               TERMS OF NEW NOTES

     The Exchange Offer applies to the entire $150,000,000 aggregate principal amount outstanding of the Old Notes. The New Notes will be obligations of the Issuer evidencing the same debt as the Old Notes and will be entitled to the benefits of the same Indenture. See "Description of Notes." The form and terms of the New Notes are generally the same as the form and terms of the Old Notes in all material respects except that the New Notes have been registered under the Securities Act and hence do not include certain rights to registration thereunder and do not contain transfer restrictions or terms with respect to certain special payments applicable to the Old Notes. See "Description of Notes."

THE NEW NOTES..............  $150,000,000 principal amount of 8 5/8% Series B
                               Senior Notes due 2008.

MATURITY DATE..............  May 15, 2008.

INTEREST RATE AND PAYMENT
  DATES....................  The New Notes will bear interest at a rate of
                               8 5/8% per annum. Interest on the New Notes will accrue from the last date on which interest was paid on the Old Notes surrendered in exchange therefor, or if no interest has been paid, from the date of original issue of such Old

                               Notes. Interest on the New Notes is payable semi-annually in cash in arrears on May 15 and November 15 of each year, commencing November 15, 1998.

OPTIONAL REDEMPTION........  Except as provided below, the New Notes are not redeemable at the Issuer's option prior to May 15, 2003. Thereafter, the Issuer may redeem the New Notes, in whole or in part, at the redemption prices set forth herein, plus accrued and unpaid interest thereon to the date of redemption. In addition, prior to May 15, 2001, the Issuer may redeem up to 35% of the principal amount of the New Notes with the net proceeds contributed or otherwise made available to it by the Parent Guarantor from one or more Public Equity Offerings (as defined on page 44) at the redemption prices set forth herein, plus accrued and unpaid interest thereon, if any, to the redemption date. See "Description of
                               Notes -- Redemption."

RANKING....................  The New Notes and the Parent Guarantee will be senior unsecured obligations of the Issuer and the Parent Guarantor, respectively, ranking pari passu in right of payment to all existing and future unsecured and unsubordinated indebtedness of the Issuer and the Parent Guarantor, respectively, and senior in right of payment to all subordinated indebtedness of the Issuer and the Parent Guarantor, respectively. The New Notes and the Parent Guarantee will be effectively subordinated to all existing and future indebtedness of the Parent Guarantor's subsidiaries (other than the Issuer). The terms of the Indenture permit the Company and its subsidiaries to incur additional indebtedness (including secured indebtedness), subject to certain limitations. See "Description of Notes" and "Description of Other Indebtedness." As of June 30, 1998, such subsidiaries had $200.3 million of total liabilities, including $68.1 million of indebtedness.

PARENT GUARANTEE...........  The New Notes are fully and unconditionally guaranteed on a senior basis by the Parent
                               Guarantor, which owns all of the outstanding capital stock of the Issuer.

CHANGE OF CONTROL..........  Upon a Change of Control (as defined on page 57), the Issuer is required to make an offer to repurchase all outstanding New Notes at 101% of the principal amount thereof plus accrued and unpaid interest thereon to the date of repurchase. See "Description of Notes -- Change of Control."

ASSET SALES................  The Issuer will be required in certain circumstances to make an offer to purchase Notes at a price equal to 100% of the principal amount thereof, plus accrued and unpaid interest to the date of purchase, with the net cash proceeds of certain asset sales. See "Description of Notes -- Certain Covenants -- Disposition of Proceeds of Asset Sales."

CERTAIN COVENANTS..........  The Indenture contains covenants, including, but not limited to, covenants with respect to limitations on the following matters: (i) incurrence of additional indebtedness by the Parent Guarantor and its Restricted Subsidiaries (as defined on page 65), (ii) issuance of preferred stock by Restricted Subsidiaries of the Parent Guarantor, (iii) creation of liens by the Parent Guarantor, (iv) restricted payments by the Parent Guarantor and its Restricted Subsidiaries,

                               (v) sales of assets and subsidiary stock by the Parent Guarantor and its Restricted Subsidiaries,
                               (vi) mergers and consolidations involving the Parent Guarantor or the Issuer, (vii) payment restrictions affecting Restricted Subsidiaries of the Parent Guarantor and (ix) transactions with affiliates. See "Description of Notes -- Certain Covenants."

     For additional information regarding the Notes, see "Description of Notes."

EXCHANGE RIGHTS............  Holders of New Notes are not entitled to any exchange rights with respect to the New Notes. Holders of Old Notes are entitled to certain exchange rights pursuant to the Registration Rights Agreement. Under the Registration Rights Agreement, the Issuer is required to offer to exchange the Old Notes for new notes having substantially identical terms which have been registered under the Securities Act. This Exchange Offer is intended to satisfy such obligation. If and when the Exchange Offer is consummated, neither the Parent Guarantor nor the Issuer will have any further obligations to register any of the Old Notes not tendered by the Holders for exchange, except pursuant to a shelf registration statement to be filed under certain limited circumstances described under the caption "Purpose of the Exchange Offer." See "Risk Factors -- Consequences to Non-Tendering Holders of Old Notes."

USE OF PROCEEDS............  The Company will not receive any proceeds from the
                               Exchange Offer.

                                  RISK FACTORS

     See "Risk Factors" for a discussion of certain considerations that should be considered in evaluating an investment in the Notes or participation in the Exchange Offer.

          SUMMARY HISTORICAL AND PRO FORMA CONSOLIDATED FINANCIAL DATA

     The following summary historical financial data has been derived from the Company's audited consolidated financial statements for the years ended December 31, 1994, 1995, 1996 and 1997 and from the Company's unaudited consolidated financial statements for the six months ended June 30, 1997 and 1998. The unaudited financial statements include all adjustments, consisting of normal recurring adjustments, which the Company considers necessary for a fair presentation of its financial position and results of operations for these periods. The following summary pro forma consolidated financial data for the year ended December 31, 1997 and the six months ended June 30, 1998 has been derived from the Company's unaudited pro forma condensed financial data. Neither the summary historical consolidated financial data nor the summary pro forma consolidated financial data are necessarily indicative of either the future results of operations or the results of operations that would have occurred if the events described had been consummated on any date. The following summary historical and pro forma consolidated financial data should be read in conjunction with the Consolidated Financial Statements and the notes thereto, the Pro Forma Consolidated Condensed Financial Data and notes thereto and the other information contained elsewhere or incorporated by reference (including Management's Discussion and Analysis of Financial Condition and Results of Operations ("MD&A") contained in the Company's reports incorporated herein by reference) in this Prospectus. The consolidated financial statements of the Company are prepared by management in accordance with generally accepted accounting principles ("GAAP") in Canada, which differ in certain respects with accounting principles in the United States. The differences between GAAP in Canada and the United States as they affect the Company are described in Note 19 of the Notes to Consolidated Financial Statements.

                                                                            HISTORICAL
                                                     ---------------------------------------------------------
                                                                                             SIX MONTHS ENDED
                                                            YEAR ENDED DECEMBER 31,              JUNE 30,
                                                     -------------------------------------   -----------------
                                                      1994      1995      1996      1997      1997      1998
                                                     -------   -------   -------   -------   -------   -------
                                                                 (IN MILLIONS, EXCEPT FOR RATIOS)
                                                                                                 UNAUDITED
                                                                                             -----------------
STATEMENT OF INCOME DATA:
  Operating Revenue................................  $ 635.2   $ 532.8   $ 641.9   $ 630.7   $ 314.2   $ 351.3
  Cost of Sales....................................    522.3     467.4     517.8     503.7     247.9     275.0
                                                     -------   -------   -------   -------   -------   -------
  Gross Margin.....................................    112.9      65.4     124.1     127.0      66.3      76.3
  Selling, General and Administrative Expenses.....     87.3      93.2      90.7      85.5      44.4      47.1
  Asset Writedowns, Restructuring Costs and Other
    Nonrecurring Charges...........................      8.0      15.5        --        --        --        --
                                                     -------   -------   -------   -------   -------   -------
  Operating Profit (Loss)..........................     17.6     (43.3)     33.4      41.5      21.9      29.2
                                                     -------   -------   -------   -------   -------   -------
  Financial Expenses
    Interest expense...............................     20.2      21.7      19.4      18.2       9.6       9.5
    Amortization of debt issuance costs............      1.7       1.3       1.8       1.3       0.6       0.6
    Refinancing costs..............................       --        --        --        --        --       5.0
    Write-off of debt issuance costs...............      1.2       2.1       0.6        --        --        --
                                                     -------   -------   -------   -------   -------   -------
                                                        23.1      25.1      21.8      19.5      10.2      15.1
                                                     -------   -------   -------   -------   -------   -------
  Income (Loss) Before Income Taxes................     (5.5)    (68.4)     11.6      22.0      11.7      14.1
  Income Taxes.....................................      0.9     (12.8)       --        --        --        --
                                                     -------   -------   -------   -------   -------   -------
  Income (Loss) From Continuing Operations.........     (4.6)    (81.2)     11.6      22.0      11.7      14.1
  Loss From Discontinued Operations................     (2.9)    (12.0)     (3.1)       --        --        --
                                                     -------   -------   -------   -------   -------   -------
  Net Income (Loss)................................  $  (7.5)  $ (93.2)  $   8.5   $  22.0   $  11.7   $  14.1
                                                     =======   =======   =======   =======   =======   =======
OTHER DATA:
  Capital Expenditures.............................  $  11.1   $  24.5   $  11.8   $   8.5   $   2.6   $   6.6
  Ratio of Earnings to Fixed Charges (1)...........     0.79x    (1.50)x    1.49x     2.06x     2.08x     1.90x
STATEMENT OF INCOME DATA (U.S. GAAP):
  Operating Revenue................................  $ 635.2   $ 532.8   $ 641.9   $ 630.7   $ 314.2   $ 351.3
  Gross Margin.....................................    111.9      64.4     122.7     125.7      65.5      75.4
  Income (Loss) From Continuing Operations.........     (5.4)    (75.7)      9.7      19.4      10.3      12.7
  Income (Loss) Before Extraordinary Item..........    (10.3)    (89.0)      6.6      19.4      10.3      12.7
  Net Income (Loss)................................    (11.1)    (89.9)      6.0      19.4      10.3      12.7

                                                                               HISTORICAL
                                                           ---------------------------------------------------
                                                                  AS AT DECEMBER 31,           AS AT JUNE 30,
                                                           ---------------------------------   ---------------
                                                            1994     1995     1996     1997     1997     1998
                                                           ------   ------   ------   ------   ------   ------
                                                                                                  UNAUDITED
                                                                                               ---------------
BALANCE SHEET DATA:
  Working Capital........................................  $153.0   $ 60.5   $103.8   $136.6   $126.3   $139.8
  Total Assets...........................................   486.1    345.8    345.0    352.0    387.1    430.8
  Total Debt.............................................   242.8    182.7    204.0    185.5    222.2    218.1
  Shareholders' Equity...................................   110.3     18.5     28.8     51.5     41.7     79.9
BALANCE SHEET DATA (U.S. GAAP):
  Working Capital........................................  $151.9   $ 57.7   $100.8   $135.3   $123.8   $138.9
  Total Assets...........................................   433.7    347.7    351.8    358.7    394.9    439.1
  Total Debt.............................................   181.8    176.7    204.0    185.5    222.2    218.1
  Shareholders' Equity...................................   108.4     19.3     26.6     48.3     39.3     78.0

                                                                        PRO FORMA
                                                                -------------------------
                                                                               SIX MONTHS
                                                                 YEAR ENDED      ENDED
                                                                DECEMBER 31,    JUNE 30,
                                                                  1997(2)       1998(3)
                                                                ------------   ----------
                                                                        UNAUDITED
                                                                -------------------------
STATEMENT OF INCOME DATA:
  Operating Revenue.........................................       $655.7        $351.3
  Cost of Sales.............................................        520.7         275.0
                                                                   ------        ------
  Gross Margin..............................................        135.0          76.3
  Selling, General and Administrative Expenses..............         90.3          47.1
                                                                   ------        ------
  Operating Profit..........................................         44.7          29.2
                                                                   ------        ------
  Financial Expenses
     Interest expense.......................................         18.5           9.1
     Amortization of debt issuance costs....................          1.0           0.5
     Other..................................................         (0.1)           --
                                                                   ------        ------
                                                                     19.4           9.6
                                                                   ------        ------
  Income Before Nonrecurring Charges Directly Attributable
     to the Refinanced Debentures and Income Taxes..........         25.3          19.6
  Income Taxes..............................................         (0.4)           --
                                                                   ------        ------
  Income Before Nonrecurring Charges Directly Attributable
     to the Refinanced Debentures...........................       $ 24.9        $ 19.6
                                                                   ======        ======
OTHER DATA:
  Capital Expenditures......................................       $  9.6        $  6.6
  Ratio of Earnings to Fixed Charges(1).....................         2.24x         2.92x

---------------

(1) For purposes of computing the ratio of earnings to fixed charges, "earnings" consists of income (loss) before income taxes, plus fixed charges. "Fixed charges" consist of interest expense, amortization of debt issuance costs and one-third of rental expense (the portion deemed representative of the interest factor).
(2) To give pro forma effect to the statement of income data for the year ended December 31, 1997 as though the acquisition of United Electric, the offering of the Old Notes and application of the net proceeds had occurred as of January 1, 1997.
(3) To give pro forma effect to the statement of income data for the six months ended June 30, 1998 as though the offering of the Old Notes and the application of the net proceeds had occurred on January 1, 1997.

                                  RISK FACTORS

     In addition to the other information in this Prospectus, prospective investors should carefully consider the following risk factors in evaluating the Company and its business before investing in the Notes or participating in the Exchange Offer.

HOLDING COMPANY STRUCTURE

     Each of the Parent Guarantor and the Issuer is a holding company which conducts all of its operations through its respective subsidiaries and currently has no significant operating assets other than its respective direct and indirect investments in its respective operating subsidiaries. The Parent Guarantor and the Issuer will be the only obligors on the Notes. Each of the Parent Guarantor and the Issuer must rely on dividends and other advances and transfers of funds from its respective subsidiaries to provide the funds necessary to meet its respective debt service obligations, including with respect to payments on the Parent Guarantee and the Notes, respectively. The ability of the subsidiaries of the Parent Guarantor and the subsidiaries of the Issuer to pay dividends or make other advances and transfers of funds will depend on their respective operating results and will be subject to applicable laws and restrictions contained in agreements governing indebtedness and other obligations of such subsidiaries. Although the Indenture limits the ability of Restricted Subsidiaries to enter into consensual restrictions on their ability to pay dividends or make other advances and transfers of funds, such limitations are subject to a number of significant qualifications. See "Description of Notes -- Certain Covenants -- Limitation on Dividend and Other Payment Restrictions Affecting Restricted Subsidiaries." In addition, certain existing credit agreements of subsidiaries of the Parent Guarantor include restrictions on dividends and other advances and transfers of funds. See "Description of Other Indebtedness." There can be no assurance that any agreement to which subsidiaries of the Issuer or the Parent Guarantor are a party (or any applicable law) will permit such subsidiaries to distribute funds to the Issuer or the Parent Guarantor in amounts sufficient to pay the interest and principal on the Notes.

     The Notes and the Parent Guarantee will be effectively subordinated to all existing and future claims of creditors of the Parent Guarantor's subsidiaries (other than the Issuer). As of June 30, 1998, such subsidiaries had $200.3 million of total liabilities, including $68.1 million of indebtedness. The rights of the holders of the Notes to realize upon the assets of any such subsidiary will be subject to the prior claims of the creditors of such subsidiary, including trade creditors. In such event, there may not be sufficient assets remaining to pay amounts due on the Notes.

LEVERAGE

     As of June 30, 1998, the Parent Guarantor had $218.1 million of consolidated indebtedness and $79.9 million of consolidated stockholders' equity.

     The Parent Guarantor's and its subsidiaries' indebtedness will have several important consequences for the holders of the Notes, including, but not limited to, the following: (i) a substantial portion of the Parent Guarantor's consolidated cash flow from operations must be dedicated to debt service requirements and will not be available for other purposes; (ii) the Parent Guarantor's and its subsidiaries' ability to obtain additional financing in the future for working capital, capital expenditures, acquisitions, to refinance other indebtedness or for general corporate purposes may be impaired; (iii) the Parent Guarantor's consolidated leverage may increase its vulnerability to economic downturns and limit its ability to withstand competitive pressures; and
(iv) the Parent Guarantor's and its subsidiaries' ability to capitalize on significant business opportunities may be limited.

     The ability of the Issuer and the Parent Guarantor to make payments with respect to the Notes will depend on their future operating performance, which will be affected by prevailing economic conditions and financial, business and other factors, certain of which are beyond the control of the Issuer and the Parent Guarantor. The Parent Guarantor and the Issuer believe, based on current circumstances, that the Issuer's cash flow will be sufficient to permit the Issuer to meet its operating expenses and to service its debt requirements as they become due. Significant assumptions underlie this belief, including, among other things, that the Company will succeed in continuing to implement its business strategy and there will be no material adverse developments in the business, liquidity or capital requirements of the Issuer. If the Issuer or Parent Guarantor is unable to service its indebtedness, the Company will be forced to adopt an alternative strategy that may include actions such as reducing or delaying capital expenditures, selling assets, restructuring or refinancing its indebtedness or seeking additional equity capital. There can be no assurance that any of these strategies could be effected on satisfactory terms, if at all.

RESTRICTIONS IMPOSED BY TERMS OF INDEBTEDNESS

     The Indenture restricts the ability of the Parent Guarantor and its Restricted Subsidiaries (including the Issuer) to, among other things, incur additional indebtedness, pay dividends or make certain other restricted payments or investments, consummate certain asset sales, enter into certain transactions with affiliates, incur liens, or merge or consolidate with any other person or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of their assets. In addition, certain indebtedness of subsidiaries of the Parent Guarantor and of the Issuer contain other and more restrictive covenants, including requirements for the maintenance of specified financial ratios and the satisfaction of certain financial tests. The ability to meet such financial ratios and tests may be affected by events beyond the control of the Company, and there can be no assurance that the Company will meet such tests. A breach of any of these covenants could result in an event of default under such indebtedness. In an event of default under such indebtedness, the lenders thereunder could elect to declare all amounts borrowed, together with accrued interest, to be immediately due and payable and the lenders under the such indebtedness could terminate all commitments thereunder. If any such indebtedness were to be accelerated, there can be no assurance that the assets of the Parent Guarantor and the Issuer would be sufficient to repay in full such indebtedness and the Notes. See "Description of Other Indebtedness" and "Description of Notes -- Certain Covenants."

CONSEQUENCES OF CHANGE OF CONTROL

     Upon the occurrence of a Change of Control, the holders of the Notes would be entitled to require the Issuer to repurchase up to all outstanding Notes of the holders requiring such repurchase at a purchase price equal to 101% of the principal amount of such Notes plus accrued and unpaid interest, if any, thereon to the date of repurchase. Failure by the Issuer to make such a repurchase would result in a default under the Indenture. In addition, certain indebtedness of subsidiaries of the Parent Guarantor and of the Issuer currently contains, and may contain in the future, prohibitions on the occurrence of certain events that would constitute a Change of Control or require such indebtedness to be repaid or repurchased upon a Change of Control. Moreover, the exercise by the holders of the Notes of their right to require the Issuer to repurchase the Notes could cause a default under such indebtedness due to the financial effect of such repurchase on the Issuer or the Parent Guarantor or otherwise, even if the Change of Control itself does not cause a default. In the event of a Change of Control, there can be no assurance that the Issuer or the Parent Guarantor would have sufficient funds to repurchase the Notes and to satisfy its other obligations under the Notes and any such other indebtedness. Because the Issuer's ability to repurchase the Notes following a Change of Control will depend on the availability of sufficient funds and compliance with applicable securities laws, no assurance can be given that the Issuer will repurchase Notes following a Change of Control. See "Description of Notes -- Change of Control."

ENVIRONMENTAL REGULATION

     Growing concern over potential ozone depletion has led to increased regulation of high ozone depletion refrigerants, including the Montreal Protocol, an international protocol limiting the use of certain ozone depleting chemicals. On November 25, 1992, the Montreal Protocol was amended to phase-out the production and use of hydrochlorofluorocarbons ("HCFCs"), beginning in 1996 and ending in 2030.

     In the United States, the 1990 Clean Air Act Amendments implement the Montreal Protocol by establishing a program for limiting the production and use of ozone-depleting chemicals. Under the Clean Air Act, HCFC-22 (the only refrigerant used in the Company's products) is designated as a "Class II substance"; such substances are currently scheduled to be phased out under the Clean Air Act Amendments between 2010 and 2020.

     As a result of the recent amendments to the Montreal Protocol, the U.S. Environmental Protection Agency ("EPA"), which is authorized under the Clean Air Act to accelerate the statutory phase-out schedule for any Class II substance, is likely to promulgate regulations to implement those amendments. Alternatively, the EPA could adopt proposals made by various groups to phase-out Class II substances, including HCFC-22, substantially earlier than under the schedule provided by either the Clean Air Act or the Montreal Protocol. It is unclear which, if any, of these proposed schedules will be adopted by the EPA.

     In Canada, the Ozone-depleting Substances Regulations, under the Canadian Environmental Protection Act, regulate the consumption of HCFCs by a system of allowances and permits and do not currently provide a statutory phase-out schedule for HCFCs. However, it is anticipated that the Ozone-depleting Substances Regulations will be amended in 1998 to provide for a gradual phase-out of HCFCs between 2010 and 2020.

     All cooling products manufactured by the Company contain HCFC-22. This refrigerant is sealed inside the air conditioner and is expected to remain within the unit throughout the operating life of the system without leakage to the atmosphere. The Company believes that its operations comply with all current legislation and regulations relating to refrigerants and that the Montreal Protocol, the Clean Air Act Amendments and their implementing regulations as currently in effect or any anticipated accelerated phase-out will not have a material adverse impact on its operations over the next ten years. However, the Company believes that the implementation of more severe restrictions on the use of Class II refrigerants could have such an impact.

     Prior to the phase-out of HCFC-22, the Company must identify substitute refrigerants for use in cooling products. The Company has been working closely with refrigerant manufacturers and others in the industry to develop new refrigerants that are compatible with its existing cooling product lines. Such new refrigerants may require the Company to modify the design of its cooling products. The Company is unable to predict the precise extent of necessary modifications or the costs associated with the use of alternative refrigerants, but does not expect that either will have a material adverse effect on the industry unless the phase-out is accelerated more rapidly than is currently anticipated under the Clean Air Act, the Canadian Environmental Protection Act or the Montreal Protocol.

     The Company and its operations are subject to extensive foreign, federal, provincial, state, municipal and local laws, codes, treaties and regulations limiting the discharge of pollutants into the environment and establishing requirements for the treatment, storage or disposal and remediation of releases of solid and hazardous wastes and hazardous materials ("Environmental Laws"). The Company believes it is in substantial compliance in all material respects with such Environmental Laws. Certain Environmental Laws impose strict, and in some cases, joint and several liability on responsible parties to clean up, or contribute to the cost of cleaning up, sites at which wastes or other hazardous materials were released and for related damages to natural resources. The Company is involved in response actions at certain facilities pursuant to these laws.

     Based upon its experience to date, the Company believes that the future cost of compliance with existing Environmental Laws, and liability for known environmental claims pursuant to such Environmental Laws, will not have a material adverse effect on the Company's business, financial condition or results of operations. However, no assurance can be given that future events, such as the cost of complying with new or more stringent Environmental Laws, as well as any related damage claims, newly identified sites requiring response action or new, as well as more vigorous enforcement of existing Environmental Laws will not be material. See "Business -- Government
Regulation -- Environmental Regulation and Proceedings."

FLUCTUATIONS IN OPERATING RESULTS

     The Company's operations are subject to seasonal fluctuations. Additionally, the Company's operations may be adversely affected by unseasonably mild weather, which has the effect of diminishing customer demand. To reduce the costs of exposure to short-term weather risks, the Company reduced the time it takes to fulfill a customer's order to 14 days for most products.

     Sales in the residential and commercial new construction market correlate closely to the number of new homes and buildings that are built, which in turn is influenced by cyclical factors such as interest rates, inflation, consumers' spending habits, employment rates, and other macroeconomic factors. Management believes the Company derived approximately 70% of its sales in 1997 from the repair, replacement and renovation market and approximately 30% from the new construction market. Although macroeconomic factors, such as the reluctance of consumers to make major purchases during recessionary periods, also affect the replacement, repair and renovation market of the Company's business, management believes that the replacement, repair and renovation market is less prone to the effects of macroeconomic factors and mitigates the Company's exposure to the effects of macroeconomic cycles.

     Nevertheless, the effects of seasonality, weather fluctuations and macroeconomic factors may adversely affect the Company's operating results and the Company's ability to maintain revenues. Quarterly comparisons of the Company's revenues and operating results should not be relied on as an indication of future performance, and the results of any quarterly period may not be indicative of a result to be expected for a full year.

COMPETITION

     The production and sale of HVAC equipment by manufacturers is highly competitive. According to industry sources, in 1997 seven manufacturers (including the Company) represented approximately 95% of the market, with individual market shares ranging from approximately 10% to 22% and the Company having approximately 11% of the residential and light commercial HVAC market. The Company's six largest competitors in this market are Carrier Corporation, Goodman Manufacturing Corporation, Rheem Manufacturing, The Trane Company, York International Corporation and Lennox Industries Inc. Several of the Company's competitors have greater financial and other resources than the Company. There can be no assurance that competitive pressures will not materially and adversely affect the Company's business, financial condition or results of operations.

AVAILABILITY AND FLUCTUATION IN THE COST OF RAW MATERIALS

     The Company's operations are dependent on the supply of various raw materials, including steel, copper and aluminum, from domestic and foreign suppliers. The Company does not typically enter into long-term supply contracts relating to these raw materials. Although to date the Company has been able to obtain sufficient quantities of steel, copper, aluminum and other raw materials for its manufacturing processes at adequate prices, supply interruptions and/or cost increases could adversely affect the Company's future results of operations.

DEPENDENCIES ON CERTAIN SUPPLIERS

     The Company is dependent on certain suppliers to supply parts and materials included in the Company's finished products. The Company believes it has close relations with the companies that provide the parts and material used in manufacturing. If a key supplier were unable or unwilling to meet the Company's supply requirements, the Company could experience supply interruptions and/or cost increases which (to the extent that the Company is not able to pass these costs onto its customers) could adversely affect the Company's future results of operations.

LABOR RELATIONS

     The Company is a party to five collective bargaining agreements with four labor unions representing certain of the hourly employees of the Company (approximately 1,900 in the aggregate) which are scheduled to expire between September 1998 and May 2001. The renegotiation of these collective agreements will occur between the years 1998 and 2001. With respect to the agreement that expires in September 1998, the Company believes that negotiations are proceeding satisfactorily; however, no assurances can be given as to the ultimate outcome of the negotiations. The Company's inability to negotiate acceptable contracts with one or more of these unions could result in a job action by the affected workers. Any job action could disrupt the Company's operations and result in increased operating costs as a result of higher wages or benefits paid to union members.

DEPENDENCE ON PRINCIPAL CUSTOMERS

     During 1997, one customer accounted for approximately 11% of the Company's operating revenue, and the Company's 10 largest customers accounted for approximately 36% of the Company's operating revenue. Although the Company has contracted with most of its distributors for a number of years, agreements with distributors are reached annually and are subject to nonrenewal or termination by either party. There can be no assurance that sales to principal distributors will continue at the same levels. Furthermore, continuation of the Company's relationships with its distributors is dependent upon the distributors' (and ultimately with the dealers' and end users') satisfaction with the price, quality and delivery of the Company's products. While management believes its relationships with its distributors are good, in the event of the loss of a significant distributor, the Company's results of operations would be adversely effected in the event it were unable to satisfactorily replace the distributor.

PRODUCT LIABILITY

     The Company's business exposes it to possible claims for property damage, personal injury or death which may result from the use of allegedly defective goods sold by it. The Company maintains what it believes to be adequate liability insurance to protect it from such claims. While no material claims have, to date, been made against the Company, no assurance can be given that claims will not arise in the future or that such insurance coverage will be adequate. Additionally, there can be no assurance that insurance coverages can be maintained in the future at an acceptable cost. Any such liability not covered by insurance could have a material adverse effect on the financial condition of the Company.

LACK OF PUBLIC MARKET FOR THE NEW NOTES

     There is no existing trading market for the New Notes, and there can be no assurance regarding the future development of a market for the New Notes or the ability of holders of the New Notes to sell their New Notes or the price at which such holders may be able to sell their New Notes. If such a market were to develop, the New Notes could trade at prices that may be higher or lower than the initial offering price depending on many factors, including prevailing interest rates, the Company's operating results and the market for similar securities. The Initial Purchasers have advised the Company that they currently intend to make a market in the New Notes. The Initial Purchasers are not obligated to do so, however, and any market making with respect to the New Notes may be discontinued at any time without notice. Therefore, there can be no assurance as to the liquidity of any trading market for the New Notes or that an active trading market for the New Notes will develop. The Issuer does not intend to apply for listing or quotation of the New Notes on any securities exchange or stock market.

     Historically, the market for non-investment grade debt has been subject to disruptions that have caused substantial volatility in the prices of such securities. There can be no assurance that the market for the New Notes will not be subject to similar disruptions. Any such disruptions may have an adverse effect on holders of the New Notes.

RISKS OF DOING BUSINESS IN FOREIGN JURISDICTIONS

     One of the Company's strategies is to increase its sales outside the United States and Canada. In 1997, approximately 4% of the Company's sales were derived from international (non-Canadian and non-U.S.) operations and export sales, which are subject in varying degrees to risks inherent in doing business abroad. Such risks include the possibility of unfavorable circumstances arising from host country laws or regulations. In addition, foreign operations include risks of partial or total expropriation; currency exchange rate fluctuations and restrictions on currency repatriation; significant taxation or tariff policies; the disruption of operations from labor and political disturbances; insurrection or war; and the requirements of partial local ownership of operations in certain countries. In addition, inflation and rapid fluctuation in exchange rates have had and may continue to have negative effects on certain foreign economies and, if the Company were doing business in these countries, could have an adverse impact on the Company's business, financial condition and results of operations. At the present time, any such circumstances would not be expected to have a material adverse effect upon the Company; however, this risk will increase as the Company implements its strategy to increase sales outside the United States and Canada.

CONSEQUENCES TO NON-TENDERING HOLDERS OF OLD NOTES

     Upon consummation of the Exchange Offer, neither the Parent Guarantor nor the Company will have any further obligation to register the New Notes except pursuant to a shelf registration statement to be filed under certain limited circumstances discussed under the caption "Purpose of the Exchange Offer." Thereafter, subject to such exception, any Holder of Old Notes who does not tender its Old Notes in the Exchange Offer will continue to hold restricted securities which may not be offered, sold or otherwise transferred, pledged or hypothecated except pursuant to Rule 144 and Rule 144A under the Securities Act or pursuant to any other exemption from registration under the Securities Act relating to the disposition of securities, in which case, an opinion of counsel must be furnished to the Parent Guarantor and the Issuer that such an exemption is available.

                                USE OF PROCEEDS

THE EXCHANGE OFFER

     The Exchange Offer is intended to satisfy certain obligations of the Issuer and the Parent Guarantor under the Registration Rights Agreement. The Company will not receive any cash proceeds from the issuance of the New Notes offered in the Exchange Offer. In consideration for issuing the New Notes as contemplated in this Prospectus, the Issuer will receive in exchange Old Notes in like principal amount, the form and terms of which are the same in all material respects as the form and terms of the New Notes except that the New Notes have been registered under the Securities Act and hence do not include certain rights to registration thereunder or contain transfer restrictions or terms with respect to Additional Interest. The Old Notes surrendered in exchange for the New Notes will be retired and canceled and cannot be reissued. Accordingly, issuance of the New Notes will not result in any proceeds to the Company or increase in the indebtedness of the Company.

THE SALE OF THE OLD NOTES

     The net proceeds to the Company from the sale of the Old Notes was approximately $144.0 million, after deducting the Initial Purchasers' discount and other costs of the offering. The Company applied a portion of the net proceeds from the issuance of the Old Notes to redeem the Company's 9 3/4% Senior Secured Notes due 2000 ("the Refinanced Debentures") which were outstanding in the principal amount of $140.0 million, by depositing approximately $143.4 million (including 30 days of interest on the outstanding principal amount and $2.27 million in call premium) with United States Trust Company of New York, as trustee for the holders of the Refinanced Debentures.

     The Company used the remaining net proceeds from the issuance of the Old Notes for general corporate purposes.

                                 CAPITALIZATION

     The following table sets forth the consolidated historical cash and short-term deposits and capitalization of the Company as of June 30, 1998. This table should be read in conjunction with the Consolidated Financial Statements of the Company and the notes thereto included elsewhere or incorporated by reference in this Prospectus.

                                                                AS AT
                                                               JUNE 30,
                                                                 1998
                                                              ----------
                                                              HISTORICAL
                                                              ----------
                                                                 (IN
                                                              MILLIONS)
Cash and short-term deposits................................    $ 21.1
                                                                ======
Debt(1):
  Receivables Purchase Agreement............................    $ 32.0
  Canadian Revolving Credit Facility........................       9.2
  8 5/8% Senior Notes due 2008..............................     150.0
  Term Bank Loan............................................      25.0
  Other.....................................................       1.9
                                                                ------
          Total Debt........................................     218.1
Shareholders' Equity(2).....................................      79.9
                                                                ------
          Total Capitalization..............................    $298.0
                                                                ======

---------------

(1) For a description of the Company's outstanding indebtedness, see "Description of Other Indebtedness."
(2) See Note 9 of Notes to Consolidated Financial Statements for a discussion of the Company's authorized shares, outstanding shares and option plan.

         SELECTED HISTORICAL AND PRO FORMA CONSOLIDATED FINANCIAL DATA

     The following selected historical financial data has been derived from the Company's audited consolidated financial statements for the years ended December 31, 1993, 1994, 1995, 1996 and 1997 and from the Company's unaudited consolidated financial statements for the six months ended June 30, 1997 and 1998. The unaudited financial statements include all adjustments, consisting of normal recurring adjustments, that the Company considers necessary for a fair presentation of its financial position and results of operations for those periods. The following selected pro forma consolidated financial data for the year ended December 31, 1997 and the six months ended June 30, 1998 has been derived from the Company's unaudited pro forma condensed financial data. Neither the selected historical consolidated financial data nor the selected pro forma consolidated financial data are necessarily indicative of either the future results of operations or the results of operations that would have occurred if the events described had been consummated on any date. The following selected historical and pro forma consolidated financial data should be read in conjunction with the Consolidated Financial Statements and the notes thereto, the Pro Forma Consolidated Condensed Financial Data and notes thereto and the other information contained elsewhere or incorporated by reference (including MD&A contained in the Company's reports incorporated herein by reference) in this Prospectus. The consolidated financial statements of the Company are prepared by management in accordance with GAAP in Canada, which differ in certain respects with accounting principles in the United States. The differences between GAAP in Canada and the United States as they affect the Company are described in Note 19 of the Notes to Consolidated Financial Statements.

                                                                        HISTORICAL
                                            -------------------------------------------------------------------
                                                                                              SIX MONTHS ENDED
                                                        YEAR ENDED DECEMBER 31,                   JUNE 30,
                                            -----------------------------------------------   -----------------
                                             1993      1994      1995      1996      1997      1997      1998
                                            -------   -------   -------   -------   -------   -------   -------
                                               (IN MILLIONS, EXCEPT FOR RATIO AND PER SHARE DATA)
                                                                                                  UNAUDITED
                                                                                              -----------------
STATEMENT OF INCOME DATA:
  Operating Revenue.......................  $ 598.0   $ 635.2   $ 532.8   $ 641.9   $ 630.7   $ 314.2   $ 351.3
  Cost of Sales...........................    498.4     522.3     467.4     517.8     503.7     247.9     275.0
                                            -------   -------   -------   -------   -------   -------   -------
  Gross Margin............................     99.6     112.9      65.4     124.1     127.0      66.3      76.3
  Selling, General and Administrative
    Expenses..............................     89.3      87.3      93.2      90.7      85.5      44.4      47.1
  Asset Writedowns, Restructuring Costs
    and Other Nonrecurring Charges........     14.3       8.0      15.5        --        --        --        --
                                            -------   -------   -------   -------   -------   -------   -------
  Operating Profit (Loss).................     (4.0)     17.6     (43.3)     33.4      41.5      21.9      29.2
                                            -------   -------   -------   -------   -------   -------   -------
  Financial Expenses
    Interest expense......................     15.4      20.2      21.7      19.4      18.2       9.6       9.5
    Amortization of debt issuance costs...      1.5       1.7       1.3       1.8       1.3       0.6       0.6
    Refinancing costs.....................       --        --        --        --        --        --       5.0
    Write-off of debt issuance costs......      1.2       1.2       2.1       0.6        --        --        --
                                            -------   -------   -------   -------   -------   -------   -------
                                               18.1      23.1      25.1      21.8      19.5      10.2      15.1
                                            -------   -------   -------   -------   -------   -------   -------
  Income (Loss) Before Income Taxes.......    (22.1)     (5.5)    (68.4)     11.6      22.0      11.7      14.1
  Income Taxes............................      4.3       0.9     (12.8)       --        --        --        --
                                            -------   -------   -------   -------   -------   -------   -------
  Income (Loss) From Continuing
    Operations............................    (17.8)     (4.6)    (81.2)     11.6      22.0      11.7      14.1
  Loss From Discontinued Operations.......     (3.2)     (2.9)    (12.0)     (3.1)       --        --        --
                                            -------   -------   -------   -------   -------   -------   -------
  Net Income (Loss).......................  $ (21.0)  $  (7.5)  $ (93.2)  $   8.5   $  22.0   $  11.7   $  14.1
                                            =======   =======   =======   =======   =======   =======   =======
  Net Income (Loss) Per Ordinary Share
    From Continuing Operations............  $ (0.87)  $ (0.20)  $ (2.09)  $  0.30   $  0.56   $  0.30   $  0.35
                                            =======   =======   =======   =======   =======   =======   =======
    After Discontinued Operations.........  $ (1.00)  $ (0.29)  $ (2.40)  $  0.22   $  0.56   $  0.30   $  0.35
                                            =======   =======   =======   =======   =======   =======   =======
  Weighted Average Number of Ordinary
    Shares Outstanding....................   24.745    31.832    38.828    39.161    39.664    39.530    40.134
                                            =======   =======   =======   =======   =======   =======   =======
OTHER DATA:
  Capital Expenditures....................  $   9.7   $  11.1   $  24.5   $  11.8   $   8.5   $   2.6   $   6.6
  Ratio of Earnings to Fixed Charges
    (1)...................................     (.07)x    0.79x    (1.50)x    1.49x     2.06x     2.08x     1.90x
STATEMENT OF INCOME DATA (U.S. GAAP):
  Operating Revenue.......................  $ 598.0   $ 635.2   $ 532.8   $ 641.9   $ 630.7   $ 314.2   $ 351.3
  Gross Margin............................     98.6     111.9      64.4     122.7     125.7      65.5      75.4
  Income (Loss) From Continuing
    Operations............................    (19.2)     (5.4)    (75.7)      9.7      19.4      10.3      12.7
  Income (Loss) Before Extraordinary
    Item..................................    (23.0)    (10.3)    (89.0)      6.6      19.4      10.3      12.7
  Net Income (Loss).......................    (23.8)    (11.1)    (89.9)      6.0      19.4      10.3      12.7
  Basic Earnings (Loss) Per Share
    From Continuing Operations............  $ (0.93)  $ (0.23)  $ (1.95)  $  0.25   $  0.49   $  0.26   $  0.32
    Before Extraordinary Item.............  $ (1.08)  $ (0.38)  $ (2.29)  $  0.17   $  0.49   $  0.26   $  0.32
    Net Income (Loss).....................  $ (1.11)  $ (0.41)  $ (2.32)  $  0.15   $  0.49   $  0.26   $  0.32

                                                                       HISTORICAL
                                          --------------------------------------------------------------------
                                                        AS AT DECEMBER 31,                    AS AT JUNE 30,
                                          -----------------------------------------------   ------------------
                                           1993      1994      1995      1996      1997      1997       1998
                                          -------   -------   -------   -------   -------   -------    -------
                                                                                                UNAUDITED
                                                                                            ------------------
BALANCE SHEET DATA:
  Working Capital.......................  $ 167.5   $ 153.0   $  60.5   $ 103.8   $ 136.6   $ 126.3    $ 139.8
  Total Assets..........................    490.2     486.1     345.8     345.0     352.0     387.1      430.8
  Total Debt............................    216.0     242.8     182.7     204.0     185.5     222.2      218.1
  Shareholders' Equity..................    119.5     110.3      18.5      28.8      51.5      41.7       79.9
BALANCE SHEET DATA (U.S. GAAP):
  Working Capital.......................  $ 166.0   $ 151.9   $  57.7   $ 100.8   $ 135.3   $ 123.8    $ 138.9
  Total Assets..........................    498.5     433.7     347.7     351.8     358.7     394.9      439.1
  Total Debt............................    216.0     181.8     176.7     204.0     185.5     222.2      218.1
  Shareholders' Equity..................    121.7     108.4      19.3      26.6      48.3      39.3       78.0

                                                                      PRO FORMA
                                                              -------------------------
                                                                             SIX MONTHS
                                                               YEAR ENDED      ENDED
                                                              DECEMBER 31,    JUNE 30,
                                                                1997(2)       1998(3)
                                                              ------------   ----------
                                                                      UNAUDITED
                                                              -------------------------
STATEMENT OF INCOME DATA:
  Operating Revenue.........................................    $ 655.7       $ 351.3
  Cost of Sales.............................................      520.7         275.0
                                                                -------       -------
  Gross Margin..............................................      135.0          76.3
  Selling, General and Administrative Expenses..............       90.3          47.1
                                                                -------       -------
  Operating Profit..........................................       44.7          29.2
                                                                -------       -------
  Financial Expenses
    Interest expense........................................       18.5           9.1
    Amortization of debt issuance costs.....................        1.0           0.5
    Other...................................................       (0.1)           --
                                                                -------       -------
                                                                   19.4           9.6
                                                                -------       -------
  Income Before Nonrecurring Charges Directly Attributable
    to the Refinanced Debentures and Income Taxes...........       25.3          19.6
  Income Taxes..............................................       (0.4)           --
                                                                -------       -------
  Income Before Nonrecurring Charges Directly Attributable
    to the Refinanced Debentures............................    $  24.9       $  19.6
                                                                =======       =======
  Income Before Nonrecurring Charges Directly Attributable
    to the Refinanced Debentures Per Ordinary Share.........    $  0.63       $  0.49
                                                                =======       =======
  Weighted Average Number of Ordinary Shares Outstanding....     39.664        40.134
                                                                =======       =======
OTHER DATA:
  Capital Expenditures......................................    $   9.6       $   6.6
  Ratio of Earnings to Fixed Charges(1).....................       2.24x         2.92x

---------------

(1) For purposes of computing the ratio of earnings to fixed charges, "earnings" consists of income (loss) before income taxes, plus fixed charges. "Fixed charges" consist of interest expense, amortization of debt issuance costs and one-third of rental expense (the portion deemed representative of the interest factor).
(2) To give pro forma effect to the statement of income data for the year ended December 31, 1997 as though the acquisition of United Electric, the offering of the Old Notes and application of the net proceeds had occurred as of January 1, 1997.
(3) To give pro forma effect to the statement of income data for the six months ended June 30, 1998 as though the offering of the Old Notes and the application of the net proceeds had occurred on January 1, 1997.

                                    BUSINESS

     The Company is one of the leading designers, manufacturers and marketers of central air conditioning and heating products for residential and light commercial use in the United States and Canada. The Company also has recently expanded its presence in other international markets, primarily Latin America and Europe. Its principal brand names are widely recognized in the industry and include Heil, Tempstar, Comfortmaker, MagicAire and the recently added ICP Commercial. Management believes that the Company and its products are known for their quality, reliability and customer service. In 1997, the Company had, on a pro forma basis, operating revenue of $655.7 million. For the six months ended June 30, 1998, the Company had operating revenue of $351.3 million.

     The Company's products are sold primarily through a network of approximately 400 independent HVAC distribution companies with over 1,800 locations in the United States, Canada and other international markets. These distributors are the Company's link to dealers and, in turn, to consumers. In 1997, sales of cooling products accounted for approximately 61% of operating revenue, sales of heating products accounted for approximately 26% of operating revenue and sales of service parts and other income accounted for approximately 13% of operating revenue. Management believes that in 1997 the Company derived approximately 70% of its operating revenue from the replacement, repair and renovation market and approximately 30% from the new construction market. In 1997, the Company derived approximately 84% of its operating revenue from sales in the United States, approximately 12% of its operating revenue from sales in Canada, and approximately 4% of its operating revenue from sales in other international markets.

     In late 1994, the Company's new management initiated a restructuring plan to significantly improve the Company's manufacturing operations and marketing strategy, allowing the Company to return to profitability in 1996 after consecutive years of losses since 1991. Implementing this plan in 1995 caused a significant dislocation in the Company's operations and severely depressed financial performance for that year. The restructuring plan was designed to (i) reduce manufacturing and overhead costs, (ii) reduce lead times for processing customer orders to better control inventory levels and improve customer relations, (iii) improve product quality and customer service and (iv) rationalize and expand the Company's distribution network. To achieve these goals management:

     - consolidated its production at its Lewisburg, Tennessee manufacturing facility;
     - wrote off discontinued businesses and nonperforming assets;
     - rationalized its management structure by removing a layer of management;
     - decreased distributor credit terms from 90 days to 53 days;
     - restructured its manufacturing process to improve efficiency and reduce work-in-process;
     - introduced a second tier, entry-level line of products;
     - terminated underperforming distributors and added new distributors; and
     - implemented effective monitoring systems to track working capital.

     The Company believes that its dramatically improved operational and financial performance in 1996 and 1997 is a direct result of its restructuring plan. The Company's efforts to reduce manufacturing costs have improved gross margin to 20.1% in 1997 from 17.8% in 1994. Manufacturing and other improvements have allowed the Company to meet 98% of orders for residential product in 14 days in 1997 versus the Company's standard order lead time of 90 days in 1994, increase the Company's operating revenue per employee by 44% to approximately $249,000 in 1997 from approximately $173,000 in 1994 (in a stable price environment for its products), and decrease average raw and in process inventory 63% to approximately $6.5 million during 1997 from approximately $17.7 million during 1994.

INDUSTRY OVERVIEW

     Management estimates that the residential and commercial HVAC industry (measured by sales by manufacturers of product in the United States, excluding applied systems and chillers) totals approximately $7.0 billion per year. The production and sale of HVAC equipment by manufacturers is highly competitive. According to industry sources, in 1997 seven manufacturers (including the Company) represented approximately 95% of the market, with individual market shares ranging from approximately 10% to 22% and the Company having approximately 11% of the residential and light commercial HVAC market.

     Industry sources estimate that between 1993 and 1997, the HVAC market in the United States and Canada has grown at an average compounded annual rate of 7% per year. Management believes that the HVAC market in the United States and Canada will grow at an annual rate of approximately 3-4% per year through the year 2000. The Company believes current and future domestic growth will be driven by the need to replace or upgrade older systems installed during the 1970's and early 1980's with more energy efficient and environmentally friendly units. Industry figures have estimated that on average approximately 65% of industry sales of residential product are for replacement, renovation and repair. The Company believes that approximately 70% of the demand for commercial products in the United States and Canada is replacement and renovation, and that as much as 30% of the heating and cooling systems in commercial buildings are 12 to 15 years old and in need of replacement. Although the replacement market is not affected by the level of new construction it is affected by weather fluctuations, as unseasonably mild weather diminishes customer demand for HVAC replacement or repairs.

     Additionally, management believes the continued penetration of central air conditioning in new residential construction will contribute to present and expected future growth in the sale of residential product. According to industry estimates, from 1971 to 1994 the percentage of new homes completed with central air conditioning rose from approximately 36% to 79%. Many new homes also are now installing multiple units.

     The Company believes the United States and Canadian markets will continue to experience moderate growth, but that the industry will experience the greatest rate of growth in other international markets. Management anticipates that climatic and economic conditions in Latin America will lead to a higher rate of growth in that region, and therefore is concentrating on expanding in that region.

STRATEGY

     In addition to continuing the Company's implementation of its 1995 initiatives, the Company is committed to (i) growing its operating revenue in excess of industry growth rates, (ii) improving profitability and (iii) reducing working capital requirements. The Company seeks to achieve these goals through the implementation of the following strategies:

     Increase residential market share in the United States and Canada. The Company intends to increase its residential market share by (i) further strengthening its relationship with its distributors by reducing customer order lead times, and providing superior training and marketing support, (ii) expanding the distribution network in low market share geographic areas and rationalizing the existing distribution network, (iii) broadening its offering of aftermarket parts and other HVAC related supplies to provide distributors with the benefits of one-stop shopping, and (iv) developing strategic relationships with national accounts, including builders, distributors, contractors and private label resellers.

     The Company believes it can increase its core residential sales in the United States and Canada by strengthening its current substantial distributor base by requiring annual sales quota commitments, participation in the Company's marketing and promotional programs, staff training and mutually beneficial business practices. The Company offers extensive training courses at its national training center in LaVergne, Tennessee and other selected locations. The courses are designed to help improve business and technical skills and include small business management, dealer sales, distributor sales, residential application and design, introduction to heating and air conditioning, heat pump service and troubleshooting, gas furnace installation and service fundamentals and troubleshooting. The Company helps distributors to recruit technical staff by training 5,000 installers annually, including 500 a year at the training center in LaVergne.

     The Company also intends to further reduce the lead time required for customer orders (the time from receipt of an order to the time the order is shipped). Further reductions in lead time will reduce inventory requirements for the Company's distributors and make the Company a more attractive supplier of heating and cooling products. The Company also believes that shortened lead times will enable it and its customers to react to market trends and fluctuations in weather faster and with less impact than many of its competitors. The Company currently is able to meet 98% of orders for residential product in 14 days or less.

     The Company intends to seek additional distributors in markets where sales are below market share targets. In addition the Company continually evaluates existing distributors and its position with existing distributors (lead or secondary product line) and replaces under-performing distributors with new distributors. Since April 1996 to the present, the Company terminated 29 underperforming distributors, and added 60 new distributors.

     In 1997, the Company organized its aftermarket parts business as a separate business unit and charged it with the responsibility of aggressively pursuing additional sales through the Company's independent distribution network. With 27,000 stockkeeping units, the Company provides distributors the benefit of one-stop shopping for compressors, coils, motors, fans, valves, fasteners and other repair items for HVAC equipment. The Company has provided each distributor a communications package on CD-ROM to facilitate on-line ordering, with a goal of shipping parts within 24 hours of receipt of the order. The availability of this purchasing program appeals to many small and medium size distributors which may not be able to purchase directly from many manufacturers and are seeking the convenience of purchasing parts and supplies from one source.

     The Company also intends to increase its core residential sales by building relationships with national accounts, such as dealer buying groups, distributor consolidators and major home builders. The Company currently has agreements to supply certain products under its brand names or private labels to Pameco, Watsco, American Residential Services and Sears. In addition, the Company has purchase incentive programs established for over 20 national or regional home builders and for over 80 small home builders. These purchase incentive programs provide significant entry into the new construction market. Sales to non-distributor national accounts are primarily made through independent distributors.

     Expand its commercial market product offerings and gain market share. In 1997, the Company formed a business unit devoted solely to designing, manufacturing and marketing commercial air conditioning and heating products of up to 20 tons. This business unit intends to increase the Company's commercial product sales by (i) initiating a two-tier product strategy to provide competitive entry level commercial products, (ii) establishing ICP Commercial distribution networks for national distribution of the recently introduced ICP Commercial brand product, (iii) strengthening the existing distribution network of the Company's other commercial brands, (iv) initiating the use of independent manufacturers' representatives to solicit sales of ICP Commercial brand product for installation in commercial buildings, (v) expanding product offerings for commercial applications and (vi) expanding commercial products to include those with capacity of up to 40 tons. The Company's "two-tier" market strategy consists of offering (i) higher priced HVAC products distinguished by premium features and service; and (ii) lower priced HVAC products based on minimum energy efficiency standards targeted at the low cost, entry-level market. This strategy enables the Company to offer various product brands of residential and commercial products at different price points.

     In 1998, the Company introduced its ICP Commercial brand, which will be offered through select distributors who meet business practice expectations, sales targets and marketing and merchandising standards. The Company is supporting the ICP Commercial distributors by engaging independent manufacturers representatives to encourage engineers, designers and architects to specify ICP Commercial brand product for installation in commercial buildings. The Company's other commercial brand products will continue to be marketed throughout its existing distribution network.

     Pursue international opportunities. The Company intends to continue expansion of its operations outside the United States and Canada. In Latin America and Europe, the Company initially establishes HVAC parts distribution businesses, and introduces HVAC equipment after the parts business has established cash flow and customer traffic. The Company believes this strategy of overseas expansion creates the opportunity to generate early cash flow and a market presence without risking a substantial amount of capital.

     The Company intends to continue expansion of its operations outside the United States and Canada. In 1997, the Company opened two distribution warehouses in Miami to service Latin American markets, two distribution warehouses in Mexico and a parts distribution store in Brazil. The Company has begun to use the network established by these parts outlets to distribute the Company's heating and cooling units in their respective markets. Two more Brazilian parts stores are scheduled to be opened in Rio de Janeiro and Porto

Alegre in 1998. Late in 1997, the Company also acquired a distribution company in Spain and currently is pursuing other opportunities for expansion in Europe. The Company has a letter of intent to acquire 80% of a European HVAC equipment manufacturer and has had discussions regarding acquiring varying percentages of two other European HVAC equipment manufacturers. Although none of these acquisitions would be material to the Company's current financial condition or results of operations, they are integral parts of the Company's strategy to increase international sales.

     Augment internally generated growth by acquiring businesses with complementary new products, technology and manufacturing resources. The Company intends to consider acquisitions that support its growth strategy and leverage and expand its distribution network, purchasing power and manufacturing capabilities. The Company expects its acquisitions will be both domestic and international. Examples of this strategy are the Company's recently completed acquisition of United Electric and the acquisition of substantially all of the assets and the assumption of certain liabilities of Watsco Components, Inc. and P.E./Del Mar, Inc. (collectively "Watsco Components"). At this time, the Company is not in the process of reviewing any acquisition that is probable of occurring that would be material to the Company's financial condition or results of operations.

     United Electric, which is located in Wichita Falls, Texas is engaged principally in the manufacture of air conditioning components for commercial HVAC systems. With 1997 sales of approximately $25 million, United Electric is a profitable company that manufactures components for commercial HVAC systems. United Electric will continue to operate as an independent company leveraging the Company's extensive independent distribution network.

     On May 31, 1998, a wholly owned subsidiary of the Company acquired Watsco Components for 1,488,162 shares of stock of the Company (valued as of the closing date at $16.5 million). Watsco Components, which is located in Miami, Florida, is principally engaged in the manufacture of component parts for the HVAC industry. Watsco Components had 1997 sales of approximately $23 million.

     Continue to reduce manufacturing costs and standardize components. The Company intends to increase profitability by continuing efforts to reduce costs through product design improvements and increased manufacturing efficiencies. Management believes that its positive results of operations for 1996 and 1997 resulted in large part from structural cost reductions achieved between 1995 and 1997 and that further reductions will be an integral part of its continued profitability.

PRODUCTS

     The Company designs, manufactures and markets heating and cooling systems for single family homes, mobile homes and multi-family apartment buildings, as well as light commercial properties such as schools, restaurants, small business offices, retail stores and other industrial and commercial buildings.

     Air Conditioners. The Company's air conditioners consist of split system and packaged air conditioners, split system and packaged heat pumps, and combination gas/electric units. The Company's residential air conditioners range in capacity from one to five tons, while its commercial packaged and split systems range in capacity from three to 20 tons. The Company's longer term goal is to manufacture and market a commercial system with a capacity of up to 40 tons.

     Split System and Packaged Air Conditioners. A split system air conditioner consists of an outdoor unit, containing a compressor, heat exchanger, air-flow system and associated controls, connected to a heat exchanger/indoor blower system. A packaged air conditioner consists of a self-contained cooling system in a single weatherized cabinet.

     Split System and Packaged Heat Pumps. These systems are used for heating as well as cooling systems. A split system heat pump is similar to a split system air conditioner, but also includes a refrigerant reversing valve, special controls and auxiliary heat (usually electric). A packaged heat pump is similar to a packaged air conditioner and includes a reversing valve, special controls and auxiliary heat.

     Combination Gas/Electric Units. A combination gas/electric unit is a self-contained packaged air conditioner with a gas furnace heat exchanger and special controls in a single weatherized cabinet.

     Gas, Oil and Electric Furnaces. The Company's residential furnaces range in capacity from 50,000 to 150,000 British Thermal Units per hour ("BTU/hr"), while its light commercial heating line features furnaces ranging in capacity up to 290,000 BTU/hr currently and up to 355,000 BTU/hr by year end.

     Parts and Accessories Business. The Company also conducts an active parts business under the "FAST" (Factory Authorized Service Technology) trademark in the United States and Canada. The parts business has shifted from a primary emphasis on serving warranty claims to being a one-stop shopping counter that a distributor, dealer or contractor might need to service heating and cooling systems.

     Brand Names. The Company offers its various products under several brand names -- Heil, Tempstar, Arcoaire, Comfortmaker, Airquest, KeepRite, Lincoln and the recently added ICP Commercial. United Electric sells its products under the MagicAire brand. The Company believes that its products are widely recognized for their quality, customer service, reliability and price competitiveness.

SALES AND DISTRIBUTION

     The Company's products are sold primarily through a network of approximately 400 independent HVAC distribution companies with over 1,800 locations in the United States, Canada and other international markets. These distribution companies are the Company's primary link to dealers and, in turn, to consumers. Distributors sell the Company's products to installers in the replacement and renovation businesses as well as building contractors in the new housing and light commercial construction sectors. Approximately 70% of the Company's products are used to replace existing systems, with the balance installed in new construction projects. The Company also is focused on building relationships with national accounts, such as dealer buying groups, distributor consolidators and major home builders.

     The Company offers distributors a variety of advantages designed to promote maximum profitability to the Company and its distributors. A network of regional sales managers, field sales and customer service personnel is accessible to distributors to coordinate promotional activities and to quickly resolve any product problems. To improve communications with distributors, the Company has a program designed to give them computer access to the Company's inventory levels. Such improved communications will facilitate the Company's demand flow production system, permitting the Company to tailor its manufacturing schedule to the specific product lines in the greatest demand. Allowing distributors access to available inventory levels has the additional benefit of permitting distributors to reduce their inventory levels while being assured of an adequate and timely supply of products. The on-line program also permits distributors to process warranty claims through a computer network linked with the Company.

     The Company monitors monthly shipments and inventory levels from a representative sampling of distributors. This sampling allows the Company to gauge future sales demand and improves the communication between the different functions that are involved in forecasting and scheduling production.

     In Canada, the Company markets its products through four primary channels. KeepRite, Arcoaire and Comfortmaker brand residential central heating and air conditioning products are sold through independent air conditioning and refrigeration wholesalers and HVAC distributors in all provinces in Canada. KeepRite brand commercial products are sold through independent distributors and major commercial contractors across Canada. Heil brand residential products are sold directly to distributors and installing dealers by distribution centers which are wholly owned by the Company in Ontario, Quebec and the western provinces. Tempstar brand products are sold through plumbing and heating wholesaler outlets owned by Westburne Industrial Enterprises on an exclusive basis in all provinces in Canada. Lincoln brand oil and electric furnaces and oil storage tanks are sold by the Company's Lincoln Barriere division in Quebec.

     In 1997, the Company generated approximately $26.7 million in operating revenue from customers outside the United States and Canada (1996 -- $8.2 million; 1995 -- $6.4 million). The Company's principal markets for these international sales are in Latin America and Europe. In 1997, the Company opened two distribution warehouses in Miami to service Latin American markets, two distribution warehouses in Mexico and a parts distribution store in Brazil. The Company has begun to use the network established by these parts outlets to distribute the Company's heating and cooling units in their respective markets. Two more Brazilian parts stores are scheduled to be opened in Rio de Janeiro and Porto Alegre in 1998. Late in 1997, the Company also acquired a distribution company in Spain and, as described above, currently is pursuing other opportunities for expansion in Europe.

     The Company also offers extensive training courses at its national training center in LaVergne and other selected locations. The courses are designed to help improve business and technical skills and include small business management, dealer sales, distributor sales, residential application and design, introduction to heating and air conditioning, heat pump service and troubleshooting, gas furnace installation and service fundamentals and troubleshooting.

     The Company conducts advertising to enhance consumer awareness and to position its principal brands as premier residential heating and cooling products within their respective target markets. The advertising program is complemented with trade advertising that focuses on dealers who install the Company's products and who influence the sale of heating and cooling products at the consumer level.

     The Company offers a cooperative program to its distributors which subsidizes local advertising, training and other promotional and developmental costs. In addition, the Company enables its distributors to offer various incentives to their dealer customers.

MANUFACTURING

     Substantially all of the Company's residential cooling and heating products are manufactured at a company-owned, 1,000,000 square foot facility located in Lewisburg, TN. The Company focuses on lean production from its plant, supported by the latest cost-cutting technology and a "just-in-time" production system. This system is designed to minimize raw material and in-process inventories through close coordination of delivery of raw materials and components from outside suppliers at the manufacturing facility. The production process facilitates the manufacturing of standardized products. By manufacturing standardized products and using more adaptable equipment, the Company is able to reduce the time necessary to set up the production line to manufacture a particular model and to change the production line to manufacture other similar models.

     While most of the components used by the Company are purchased from outside suppliers, the Company manufactures selected components where it is cost-efficient. For example, the Company produces heat transfer surfaces, or coils, for its air conditioners as well as patented heat exchangers used in its furnaces. The Company imposes strict quality control standards through a Total Quality Management Program covering all aspects of the manufacturing process. This program includes being an ISO 9001 registered company utilizing "Lean Thinking" techniques. These programs and philosophies allow the Company to maintain consistent processes and procedures to ensure that quality standards and goals are met. A majority of the units produced are tested and key statistics from selected units are recorded prior to shipment. In addition, several units are randomly selected each day for a quality audit of construction and performance. In 1996, the Company adopted the ISO 9000 standards which set quality guidelines for manufacturers and requires an independent party to audit and document the compliance guidelines twice a year. The Company's Lewisburg and LaVergne facilities received the Certificate of Registration to the ISO 9001:1994 Quality Standard on July 1, 1997.

RAW MATERIALS AND PURCHASED COMPONENTS

     The Company purchases all raw materials and most components used in the manufacturing process. Purchased materials and components include copper, aluminum, steel, wire, paint, compressors, motors, capacitors, fasteners, controls, valves and insulating materials. When practical, the Company establishes multiple sources for the purchase of raw materials and components in an attempt to ensure competitive pricing, supply flexibility and protection from supply disruption. The Company works closely with major suppliers to ensure that all major components meet quality and performance standards. The Company deals with approximately 250 suppliers, of whom 65 firms represent 95% of its purchasing expenditures. Typically, outside suppliers provide warranties on all major purchased components. The Company believes that it has adequate sources of raw materials and components for its manufacturing requirements.

     The Company purchases many of its components from suppliers who are certified by the Company. Certified suppliers are judged by the Company to have quality components that can be readily introduced into the production lines without being inspected upon receipt. The Company believes that the process of certification identifies a small number of quality suppliers, which allows the Company to minimize raw material inventories.

RESEARCH AND DEVELOPMENT

     The Company maintains an engineering staff of approximately 60 people who are involved in laboratory testing and improvement of existing product lines and in the development and testing of new products for the United States, Canadian and international markets. These activities are conducted in the Company's laboratory and manufacturing facilities located in LaVergne and Lewisburg, TN, respectively. The Company is in the process of relocating its remaining laboratory functions at its LaVergne facility to the Lewisburg plant. The primary objective of the engineering department is to conduct research and development to keep the Company's products competitive by improving product cost, safety, reliability and performance and ensuring compliance with environmental standards. The Company's goal is to respond to market needs and the technological demands of government regulation. The engineering staff also strives to reduce manufacturing costs through cost control programs, standardization, size and weight reduction, the application of new technology, and improvements in production techniques.

     Close contact is maintained with marketing personnel to ensure that the final product will meet customer needs, and with manufacturing personnel to ensure that the product design is compatible with the Company's flexible manufacturing process. The Company's engineers also work closely with major component suppliers to improve manufacturing efficiencies and keep abreast of new technological advances.

     During the past three fiscal years, research and development costs aggregated approximately $8.7 million.

PATENTS AND TRADEMARKS

     The Company holds numerous patents relating to the design and use of its products that it considers important. It is the Company's policy to obtain patent protection for its new and developmental products and to enforce such patent rights as appropriate. The Company owns several trademarks that it considers important in the marketing of its products, including but not limited to Heil, Tempstar, KeepRite, Arcoaire, Comfortmaker, Lincoln, Airquest, MagicAire and FAST. The Company has filed an application with the U.S. Patent and Trademark Office to register the trademark ICP Commercial. The Company believes that its rights in these trademarks are adequately protected.

MAJOR CUSTOMERS

     During 1997, one customer accounted for approximately 11% of the Company's operating revenue, and the Company's 10 largest customers accounted for approximately 36% of operating revenue. The loss of any one of the Company's current customers would not have a material adverse effect on the Company's business, although the loss of a major distributor in 1995 had a materially adverse effect on short term operating revenue.

COMPETITION

     According to industry sources, in 1997 seven manufacturers (including the Company) represented approximately 95% of the market, with individual market shares ranging from approximately 10% to 22% and the Company having approximately 11% of the residential and light commercial HVAC market. The Company's six largest competitors in this market are Carrier Corporation, Goodman Manufacturing Corporation, Rheem Manufacturing, The Trane Company, York International Corporation and Lennox Industries Inc. Several of the Company's competitors have greater financial and other resources than the Company. There can be no assurance that competitive pressures will not materially and adversely affect the Company's business, financial condition or results of operations.

GOVERNMENT REGULATION

     Environmental Regulation and Proceedings. The Company and its operations are subject to extensive foreign, federal, provincial, municipal, state and local environmental laws, codes, treaties and regulations, including, among others, the Clean Air Act, the Clean Water Act, the Comprehensive Environmental, Response, Compensation and Liability Act, the Resource Conservation and Recovery Act, the Occupational Health and Safety Act, and the Toxic Substances Control Act in the United States and the Canadian Environmental Protection Act, the Fisheries Act (Canada), the Waste Management Act (British Columbia), the Ozone-depleting Substances Act (Manitoba), the Environmental Protection Act (Ontario), and the Environment Quality Act (Quebec) in Canada. The Company believes that it is in substantial compliance in all material respects with such existing environmental laws and regulations.

     Growing concern over potential ozone depletion has led to increased regulation of high ozone depletion refrigerants, including the Montreal Protocol. On November 25, 1992, the Montreal Protocol was amended to phase-out the production and use of HCFCs, beginning in 1996 and ending in 2030.

     In the United States, the 1990 Clean Air Act Amendments implement the Montreal Protocol by establishing a program for limiting the production and use of ozone-depleting chemicals. Under the Clean Air Act, HCFC-22 (the only refrigerant used in the Company's products) is designated as a "Class II substance"; such substances are currently scheduled to be phased-out under the Clean Air Act Amendments between 2010 and 2020.

     As a result of the recent amendments to the Montreal Protocol, the EPA, which is authorized under the Clean Air Act to accelerate the statutory phase-out schedule for any Class II substance, is likely to promulgate regulations to implement those amendments. Alternatively, the EPA could adopt proposals made by various groups to phase-out Class II substances, including HCFC-22, substantially earlier than under the schedule provided by either the Clean Air Act or the Montreal Protocol. It is unclear which, if any, of these proposed schedules will be adopted by the EPA.

     In Canada, the Ozone-depleting Substances Regulations under the Canadian Environmental Protection Act regulate the consumption of HCFCs by a system of allowances and permits. It is anticipated that the Ozone-depleting Substances Regulations will be amended in 1998 to provide for a gradual phase-out of HCFCs between 2010 and 2020.

     All cooling products manufactured by the Company contain HCFC-22. This refrigerant is sealed inside the air conditioner and is expected to remain within the unit throughout the operating life of the system without leakage to the atmosphere. The Company believes that its operations comply with all current legislation and regulations relating to refrigerants and that the Montreal Protocol, the Clean Air Act Amendments and their implementing regulations as currently in effect or any anticipated accelerated phase-out will not have a material adverse impact on its operations over the next ten years. However, the Company believes that the implementation of more severe restrictions on the use of Class II refrigerants could have such an impact.

     Prior to the phase-out of HCFC-22, the Company must identify substitute refrigerants for use in cooling products. The Company has been working closely with refrigerant manufacturers and others in the industry to develop new refrigerants that are compatible with its existing cooling product lines. Such new refrigerants may require the Company to modify the design of its cooling products. The Company is unable to predict the precise extent of necessary modifications or the costs associated with the use of alternative refrigerants, but does not expect that either will have a material adverse effect on the industry unless the phase-out is accelerated more rapidly than is currently anticipated under the Clean Air Act, the Canadian Environmental Protection Act or the Montreal Protocol.

     The Company and its operations are subject to extensive foreign, federal, provincial, state, municipal and local laws, codes, treaties and regulations that limit the discharge of pollutants into the environment and establish requirements for the treatment, storage, disposal and remediation of solid and hazardous wastes and hazardous materials. Certain federal, provincial and state environmental laws and regulations impose liability on responsible parties, including past and present owners and operators of sites, to clean up, or contribute to the cost of cleaning up sites at which hazardous wastes or materials were disposed or released. The Company is involved in remedial action at its Lewisburg manufacturing facility pursuant to these laws, but, based on information currently available, does not anticipate that such action will have a material adverse effect on its financial condition or operations as further described.

     Pursuant to an order issued by the Tennessee Department of Environment and Conservation, the Company is remediating soil and ground water contamination at its Lewisburg manufacturing facility caused by a sudden and accidental spill of trichloroethylene in 1980 by the previous owner of the property. At December 31, 1997, the Company had reserved approximately $3.1 million for the cost of this project.

     The Company is also contributing to the cost of addressing several off-site locations where waste drums were sent by the former owner of the Lewisburg facility pursuant to a cost-sharing agreement with the previous owner. This agreement provides for each entity to bear fifty percent of covered costs at existing sites and for the Company and the previous owner to bear costs of new sites at a ratio of sixty percent and forty percent, respectively. The estimated costs to cleanup the existing drum storage sites are included in the $3.1 million reserve for Lewisburg.

     In December 1991, the Company and Flying J, Inc. ("Flying J") entered into a cost-sharing agreement whereby the Company participates with Flying J in the financing of responses to environmental contamination at various refinery sites sold by the Company to Flying J in 1980. At the same time, the Company reached a settlement with several of its insurance carriers whereby the insurers reimburse the Company for a portion of its expenses at the refineries. Ongoing cleanup activities at four refinery sites are at different regulatory stages and it is not possible to definitively estimate the ultimate cost of remediation. At December 31, 1997 the Company had an accrual of $11.0 million for its estimated share of future cleanup costs. The Company has an offsetting receivable due from insurers of $6.8 million included in its consolidated balance sheet. Based on current information prepared by independent environmental consultants, the Company's share of the cost of environmental cleanup, discounted at 5.5%, is currently estimated to be approximately $7.2 million over the next 21 years. At December 31, 1997, the expected insurance recoveries of $5.5 million are included in the consolidated balance sheet. The expected insurance recoveries discounted at 5.5% are currently estimated to be approximately $3.6 million over the next 21 years.

     Based upon its experience to date, the Company believes that the future cost of compliance with existing environmental laws, and liability for known environmental claims pursuant to such laws, will not have a material adverse effect on the Company's business, financial condition or results of operations. However, no assurance can be given that future events, such as the cost of complying with new or more stringent environmental laws, as well as any related damage claims, newly identified sites requiring response action or new, as well as more vigorous enforcement of existing environmental laws will not be material. See "Risk Factors -- Environmental Regulation."

     Other Governmental Regulations. The Company is subject to regulations in the United States promulgated under the 1987 National Appliance Energy Conservation Act, as amended, and various state regulations concerning the energy efficiency of its products. The Company has developed and continues to develop products which will comply with these regulations, and does not believe that such regulations will have a material adverse effect on its business. The Company is also subject to the energy efficiency requirements contained in the Energy Policy Act of 1992, which became effective in 1994. All of the Company's products comply with these standards.

BACKLOG ORDERS

     The backlog of orders for the heating and cooling business was approximately $24.2 million at December 31, 1997 (1996 -- approximately $63.4 million, 1995 -- approximately $71.6 million). The decline in backlog of orders reflects the Company's shift away from advanced orders and pre-season sales programs due to significantly shorter lead times on customer orders over the past three years.

EXPORT SALES

     Export sales, being sales from the Company's North American operations to foreign customers amounted to approximately $26.7 million in 1997
(1996 -- approximately $8.2 million; 1995 -- approximately $6.4 million).

EMPLOYEES

     The Company currently employs approximately 3,000 employees. The Company is a party to five collective bargaining agreements with four labor unions representing certain of the hourly employees of the Company (approximately 1,900 in the aggregate) which are scheduled to expire between September 1998 and May 2001. The renegotiation of these collective agreements will occur between the years 1998 and 2001. With respect to the agreement that expires in September 1998, the Company believes that negotiations are proceeding satisfactorily; however, no assurances can be given as to the ultimate outcome of the negotiations. The Company's inability to negotiate acceptable contracts with one or more of these unions could result in strikes by the affected workers and increasing operating costs as a result of higher wages or benefits paid to union members. The Company considers its labor relations to be satisfactory.

                       DESCRIPTION OF OTHER INDEBTEDNESS

     ICP (USA) has entered into a Loan and Security Agreement dated as of July 23, 1997 (the "U.S. Credit Facility") with NationsBank, N. A., which consists of a $15 million revolving loan and letter of credit facility, subject to an availability calculation based on the eligible borrowing base. The eligible borrowing base consists of certain inventories of ICP (USA). The interest rate on the U.S. Credit Facility is, at the option of the Company, (a) prime, or (b) LIBOR plus a margin, where the margin determination is made based upon the ratio of the ICP (USA)'s funded indebtedness to EBITDA for the preceding fiscal quarter (ranging from 150 to 200 basis points). At December 31, 1997, the margin was 1.50% for LIBOR rate loans.

     The U.S. Credit Facility contains certain financial covenants regarding the financial performance of ICP (USA) and certain other covenants which restrict the incurrence of additional debt, and provides for the suspension of the U.S. Credit Facility and repayment of all debt in the event of a material adverse change in the business or a change in control. In connection with the issuance of the Notes, the U.S. Credit Facility has been amended to subordinate intercompany loans to ICP (USA) and to permit ICP (USA) to distribute or otherwise make available funds to the Issuer to pay interest on the Notes as long as no default or event of default exists or would result from such payments. Substantially all of ICP (USA)'s inventory is pledged as collateral for amounts borrowed. The U.S. Credit Facility will terminate on July 23, 1999, at which time all amounts outstanding under it will mature. At December 31, 1997, ICP (USA) was in compliance with all covenants of the U.S. Credit Facility. At June 30, 1998, the outstanding balance under the U.S. Credit Facility was $-0-.

     In July 1996, ICP (USA) has entered into a receivables facility (the "Receivables Facility"), a five year agreement to sell on a revolving basis up to a $70 million undivided participation ownership interest in its accounts receivable, with a United States lender. The receivables purchase agreement requires ICP (USA) to pay fees plus certain administrative costs in connection with this financing. At December 31, 1997, the marginal cost of borrowings under the receivable facility was approximately 6.4%. At December 31, 1997, ICP (USA) was in compliance with all covenants of the Receivables Facility. Substantially all of ICP (USA)'s accounts receivable are pledged as collateral for amounts borrowed under the Receivables Facility.

     ICP (Canada) has a Cdn. $30 million revolving credit facility (the "Canadian Revolving Credit Facility"), of which Cdn. $12.6 million was utilized as of December 31, 1997. This credit facility is a three year facility, which was established on December 19, 1996. The Canadian Revolving Credit Facility accrues interest at prime plus 1% per annum or at banker's acceptance rates, plus a stamping fee of 2%, as selected by ICP (Canada). All of the assets of ICP (Canada) are pledged as collateral under this facility. This facility contains restrictive covenants, including those requiring it to maintain a minimum interest coverage and net worth. It also precludes the payment of dividends. ICP (Canada) obtained a waiver of a covenant breach for the minimum interest coverage ratio which existed at December 31, 1997. In connection with the issuance of the Notes, the Canadian Revolving Credit Facility has been amended to change the minimum interest coverage ratio and to permit ICP (Canada) to distribute or otherwise make available to the Parent Guarantor amounts equal to available cash flow (earnings before interest, taxes, depreciation and amortization, less interest, capital expenditures and taxes paid) from the prior year's operations, to the extent available cash flow from ICP (USA) is insufficient for such purpose and so long as no default or event of default would result from such payment, (i) to pay interest on the Notes, and (ii) to make principal payments on the Notes if no amounts are outstanding under the facility at the time or as a result of the payment.

     ICP (USA) also has an unsecured term bank loan (the "Term Loan") in the amount of $25 million, which matures October 15, 2001. $15 million of this indebtedness is due in 2000, with the balance due 2001. ICP (USA) has entered into an interest rate swap agreement that effectively sets the interest rate on this facility at 5.97% for the remainder of the term of the facility. The loan is a term loan accruing interest at LIBOR plus 0.25% and has been guaranteed by an unaffiliated third party. The guarantor holds a subordinated security interest in ICP (Canada) receivables and inventories as collateral for $15 million of the indebtedness under the Term Loan. The Parent Guarantor has guaranteed all amounts advanced by the third party. The third party has not advanced any amounts pursuant to its guaranty of the Term Loan. Additionally, the Parent Guarantor has pledged the shares of ICP (Canada) in support of the guarantee of the third party. The pledge agreement contains certain covenants, including the requirement of ICP (Canada) to maintain a minimum level of receivables and inventories in excess of its borrowings.

                         PURPOSE OF THE EXCHANGE OFFER

     The Old Notes were sold by the Issuer on May 13, 1998 (the "Closing Date") through the Initial Purchasers to "qualified institutional buyers" (as defined in Rule 144A under the Securities Act). In connection with the sale of the Old Notes, the Issuer, the Parent Guarantor and the Initial Purchasers entered into the Registration Rights Agreement pursuant to which the Company and the Parent Guarantor agreed to cause to be filed with the Commission within 60 days after the Closing Date, and use their best efforts to cause to become effective on or prior to 120 days after the Closing Date, a registration statement with respect to the Exchange Offer (the "Exchange Offer Registration Statement"). However, if
(i) the Issuer is not permitted to file the Exchange Offer Registration Statement or to consummate the Exchange Offer because the Exchange Offer is not permitted by applicable law or Commission policy or (ii) if the Issuer has not consummated the Exchange Offer within 150 days of the Closing Date, or (iii) if any Holder of Old Notes shall notify the Issuer on or before the Expiration Date
(A) that such Holder is prohibited by applicable law or Commission policy from participating in the Exchange Offer, or (B) that such Holder may not resell the New Notes to be acquired by it in the Exchange Offer to the public without delivering a prospectus and that the Prospectus contained in the Exchange Offer Registration Statement is not appropriate or available for such resales by such Holder, or (C) that such Holder is a broker-dealer and holds Old Notes acquired directly from the Issuer or one of its affiliates, then within six months of such date, the Issuer and the Parent Guarantor shall (A) use their best efforts to cause to become effective a shelf registration statement (the "Shelf Registration Statement") with respect to resales of the Old Notes, and (B) keep the Shelf Registration Statement effective for a period of at least two years following the date on which the Shelf Registration Statement was initially declared effective or (if sooner) the date immediately following the date that all Transfer Restricted Securities (as defined in the Registration Rights Agreement) covered by the Shelf Registration Statement have been sold pursuant thereto.

     If (a) the Company fails to file any of the registration statements required by the Registration Rights Agreement on or before the date specified for such filing, (b) any of such registration statements are not declared effective by the Commission on or prior to the date specified for such effectiveness (the "Effectiveness Target Date"), (c) the Issuer fails to consummate the Exchange Offer within 20 business days of the Effectiveness Target Date with respect to the Exchange Offer Registration Statement, or (d) the Shelf Registration Statement or the Exchange Offer Registration Statement is declared effective but, thereafter, subject to certain exceptions, ceases to be effective or usable in connection with the Exchange Offer or resales of Transfer Restricted Notes (as defined in the Registration Rights Agreement), as the case may be, during the periods specified in the Registration Rights Agreement (each such event referred to in clauses (a) through (d) above, a "Registration Default"), then the interest rate on Transfer Restricted Notes will increase ("Additional Interest"), with respect to the first 90-day period immediately following the occurrence of such Registration Default by 0.50% per annum and will increase by an additional 0.50% per annum with respect to each subsequent 90-day period until all Registration Defaults have been cured, up to a maximum amount of 1.50% per annum. Following the cure of all Registration Defaults, the accrual of Additional Interest will cease and the interest rate will revert to the original rate.

     The Exchange Offer is being made by the Issuer to satisfy the obligations of the Issuer and the Parent Guarantor pursuant to the Registration Rights Agreement. A copy of the Registration Rights Agreement has been filed as an exhibit to the Registration Statement. If and when the Exchange Offer is consummated, neither the Issuer nor the Parent Guarantor will have any further obligations to register any of the Old Notes not tendered by the Holders for exchange, except pursuant to a Shelf Registration Statement filed under the limited circumstances described above. Thereafter, any Holder of Old Notes who does not tender its Old Notes in the Exchange Offer and which is not eligible to use such a Shelf Registration Statement will continue to hold restricted securities which may not be offered, sold or otherwise transferred, pledged or hypothecated except pursuant to Rule 144 and Rule 144A under the Securities Act or pursuant to any other exemption from registration under the Securities Act relating to the disposition of securities.

     Based on interpretations by the staff of the Commission set forth in several no-action letters issued to third parties, including, but not limited to, the Exchange Offer No-Action Letters, the Company believes that New Notes issued pursuant to the Exchange Offer in exchange for Old Notes may be offered for resale, resold and otherwise transferred by Holders thereof who are not affiliates of the Issuer (other than a broker-dealer who acquired such Old Notes directly from the Issuer for resale pursuant to Rule 144A under the Securities Act or any other available exemption under the Securities Act) without compliance with the registration and prospectus delivery provisions of the Securities Act; provided, however, that the Holder is acquiring New Notes in its ordinary course of business and has no arrangement or understanding with any person to participate in any distribution (within the meaning of the Securities Act) of the New Notes. Persons wishing to exchange Old Notes in the Exchange Offer must represent to the Issuer that such conditions have been met. Nevertheless, any Holder who may be deemed an "affiliate" (as defined under Rule 405 of the Securities Act) of the Issuer or who tenders in the Exchange Offer with the intention to participate, or for the purpose of participating, in a distribution of the New Notes cannot rely on the interpretation by the staff of the Commission set forth in such no-action letters, including, but not limited to, the Exchange Offer No-Action Letters, and must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale transaction. In addition, any such resale transaction should be covered by an effective registration statement containing the selling security holders information required by Item 507 of Regulation S-K of the Securities Act. Each broker-dealer that receives New Notes for its own account pursuant to the Exchange Offer in exchange for Old Notes where such Old Notes were acquired by such broker-dealer as a result of market-making activities or other trading activities (other than acquisitions directly from the Issuer) must acknowledge that it will deliver a prospectus in connection with any resale of such New Notes. The Letter of Transmittal states that by so acknowledging and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act. This Prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of New Notes received as aforesaid. The Issuer and the Parent Guarantor have agreed that for a period of 180 days after the Exchange Offer is consummated, it will, upon reasonable request, make this Prospectus available promptly to such broker-dealers for use in connection with any such resale. See "Plan of Distribution."

     Except as set forth above, this Prospectus may not be used for an offer to resell, or for a resale or other transfer of New Notes.

                          TERMS OF THE EXCHANGE OFFER
GENERAL

     Upon the terms and subject to the conditions of the Exchange Offer set forth in this Prospectus and in the Letter of Transmittal, the Issuer will accept any and all Old Notes validly tendered and not withdrawn prior to 5:00 p.m., New York City time, on the Expiration Date. The Issuer will issue $1,000 principal amount of New Notes in exchange for each $1,000 principal amount of outstanding Old Notes accepted in the Exchange Offer. Holders may tender some or all of their Old Notes pursuant to the Exchange Offer. Old Notes may be
tendered, however, only in integral multiples of $1,000. As of           , 1998,
there was $150 million aggregate principal amount of the Old Notes outstanding. This Prospectus, together with the Letter of Transmittal, is being sent to all
registered Holders of Old Notes as of           , 1998.

     In connection with the issuance of the Old Notes, the Issuer arranged for the Old Notes to be issued and transferable in book-entry form through the facilities of DTC, acting as depository. The New Notes exchanged for the Old Notes will initially be issued and transferable in book-entry form through DTC. See "Book-Entry; Delivery and Form."

     The Issuer shall be deemed to have accepted validly tendered Old Notes when, as and if the Issuer has given oral or written notice thereof to the Exchange Agent. The Exchange Agent will act as agent for the tendering Holders of Old Notes for the purpose of receiving the New Notes from the Issuer.

     If any tendered Old Notes are not accepted for exchange because of an invalid tender, the occurrence of certain other events set forth herein or otherwise, certificates for any such unaccepted Old Notes will be returned, without expense, to the tendering Holder thereof as promptly as practicable after the Expiration Date.

     Holders of Old Notes who tender in the Exchange Offer will not be required to pay brokerage commissions or fees or, subject to the instructions in the Letter of Transmittal, transfer taxes with respect to the exchange of Old Notes pursuant to the Exchange Offer. The Issuer will pay the expenses, other than certain applicable taxes, of the Exchange Offer. See "-- Fees and Expenses."

EXPIRATION DATE; EXTENSIONS; AMENDMENTS

     The Issuer has the right to extend the Exchange Offer, but only to the extent necessary to comply with applicable laws or if any action or proceeding is instituted or threatened in any court or by or before any governmental agency with respect to the Exchange Offer which, in the reasonable judgment of the Issuer, might impair the ability of the Issuer to proceed with the Exchange Offer. In order to extend the Expiration Date, the Issuer will notify the Exchange Agent and the record Holders of Old Notes of any extension by oral or written notice, each prior to 9:00 a.m., New York City time, on the next business day after the previously scheduled Expiration Date.

     The Issuer reserves the right to delay accepting any Old Notes, to extend the Exchange Offer, to amend the Exchange Offer or to terminate the Exchange Offer and not accept Old Notes not previously accepted if the applicable conditions set forth herein under "Conditions" shall have occurred and shall not have been waived by the Issuer by giving oral or written notice of such delay, extension, amendment or termination to the Exchange Agent. Any such delay in acceptance, extension, amendment or termination will be followed as promptly as practicable by oral or written notice thereof. If the Exchange Offer is amended in a manner determined by the Issuer to constitute a material change, the Issuer will promptly disclose such amendment in a manner reasonably calculated to inform the Holders of such amendment and the Issuer will extend the Exchange Offer as necessary to provide to such Holders a period of five to ten business days after such amendment, depending upon the significance of the amendment and the manner of disclosure to Holders of the Old Notes, if the Exchange Offer would otherwise expire during such five to ten business day period.

     Without limiting the manner in which the Issuer may choose to make public announcement of any extension, amendment or termination of the Exchange Offer, the Issuer shall have no obligation to publish, advertise or otherwise communicate any such public announcement, other than by making a timely release to the Dow Jones News Service.

ACCRUED AMOUNTS OF THE NEW NOTES

     The New Notes will bear interest at a rate equal to 8 5/8% per annum from the last date on which interest was paid on the Old Notes surrendered in exchange therefor or, if no interest has been paid, from the date of original issue of such Old Notes. Interest on the New Notes is payable semi-annually on May 15 and November 15 of each year, commencing on November 15, 1998.

PROCEDURES FOR TENDERING

     To tender in the Exchange Offer, a Holder of Old Notes must complete, sign and date the Letter of Transmittal, or a facsimile thereof, have the signatures thereon guaranteed if required by the instructions to the Letter of Transmittal, and mail or otherwise deliver such Letter of Transmittal or such facsimile, together with the Old Notes and any other required documents, so that they are received by the Exchange Agent prior to 5:00 p.m., New York City time, on the Expiration Date.

     Any financial institution that is a participant in DTC (the "Book-Entry Transfer Facility") may make book-entry delivery of the Old Notes by causing the Book-Entry Transfer Facility to transfer such Old Notes into the Exchange Agent's account in accordance with the Book-Entry Transfer Facility procedure for such transfer. Although delivery of Old Notes may be effected through book-entry transfer into the Exchange Agent's account at the Book-Entry Transfer Facility, the Letter of Transmittal (or facsimile thereof), with any required signature guarantees and any other required documents, must, in any case, be transmitted to and received or confirmed by the Exchange Agent at its address set forth below under the caption "-- Exchange Agent" prior to 5:00 p.m., New York City time, on the Expiration Date. DELIVERY OF DOCUMENTS TO THE COMPANY DOES NOT CONSTITUTE DELIVERY TO THE EXCHANGE AGENT.

     The tender by a Holder of Old Notes will constitute an agreement between such Holder and the Issuer in accordance with the terms and subject to the conditions set forth herein and in the Letter of Transmittal. Only a Holder of Old Notes may tender such Old Notes in the Exchange Offer. The term "Holder" with respect to the Exchange Offer means any person in whose name Old Notes are registered on the books of the Issuer or any other person who has obtained a properly completed bond power from the registered Holder. Delivery of all documents must be made to the Exchange Agent at its address set forth below. Holders also may request their respective brokers, dealers, commercial banks, trust companies or nominees to effect the above transactions for such Holders.

     The method of delivery of tendered Old Notes, the Letter of Transmittal and all other required documents to the Exchange Agent is at the election and risk of the Holder. Instead of delivery by mail, it is recommended that the Holder use an overnight or hand delivery service. In all cases, sufficient time should be allowed to assure timely delivery. No Letter of Transmittal or Old Notes should be sent to the Company.

     ANY BENEFICIAL HOLDER WHOSE OLD NOTES ARE REGISTERED IN THE NAME OF ITS BROKER, DEALER, COMMERCIAL BANK, TRUST COMPANY OR OTHER NOMINEE AND WHO WISHES TO TENDER SHOULD CONTACT SUCH REGISTERED HOLDER PROMPTLY AND INSTRUCT SUCH REGISTERED HOLDER TO TENDER ON ITS BEHALF. IF SUCH BENEFICIAL HOLDER WISHES TO TENDER ON ITS OWN BEHALF, SUCH BENEFICIAL HOLDER MUST, PRIOR TO COMPLETING AND EXECUTING THE LETTER OF TRANSMITTAL AND DELIVERING ITS OLD NOTES, EITHER MAKE APPROPRIATE ARRANGEMENTS TO REGISTER OWNERSHIP OF THE OLD NOTES IN SUCH HOLDER'S NAME OR OBTAIN A PROPERLY COMPLETED BOND POWER FROM THE REGISTERED HOLDER. THE TRANSFER OF RECORD OWNERSHIP MAY TAKE CONSIDERABLE TIME.

     Signatures on a Letter of Transmittal (or a facsimile thereof) or a notice of withdrawal, as the case may be, must be guaranteed by an Eligible Institution (as defined on page 39) unless the Old Notes tendered pursuant thereto are tendered (i) by a registered Holder who has not completed the box entitled "Special Payment Instructions" or "Special Delivery Instructions" on the Letter of Transmittal or (ii) for the account of an Eligible Institution. In the event that signatures on a Letter of Transmittal (or a facsimile thereof) or a notice of withdrawal, as the case may be, are required to be guaranteed, such guarantee must be by or through a member firm of a registered national securities exchange or of the National Association of Securities Dealers, Inc., a commercial bank or trust company having an office or correspondent in the United States or an institution which falls within the definition of "Eligible Guarantor Institution" contained in Rule 17Ad-15 promulgated by the Commission under the Exchange Act (each an "Eligible Institution").

     If the Letter of Transmittal (or facsimile thereof) is signed by a person other than the registered Holder of the Old Notes tendered thereby, such Old Notes must be endorsed or accompanied by appropriate bond powers signed as the name of the registered Holder or Holders appears on the Old Notes, with the signatures on the endorsement or bond power guaranteed by an Eligible Institution.

     If the Letter of Transmittal (or facsimile thereof) or any Old Notes or bond powers are signed by trustees, executors, administrators, guardians, attorneys-in-fact, officers of corporations or others acting in a fiduciary or representative capacity, such persons should so indicate when signing, and, unless waived by the Issuer, evidence satisfactory to the Issuer of their authority to so act must be submitted with the Letter of Transmittal.

     All questions as to the validity, form, eligibility (including time of receipt) and acceptance of tendered Old Notes and withdrawal of tendered Old Notes will be determined by the Issuer in its sole discretion, which determination will be final and binding on all parties. The Issuer reserves the absolute right to reject any and all Old Notes not properly tendered or any Old Notes the Issuer's acceptance of which would, in the opinion of counsel for the Issuer, be unlawful. The Issuer also reserves the right to waive any defects, irregularities or conditions of tender as to the Exchange Offer and/or particular Old Notes. The Issuer's interpretation of the terms and conditions of the Exchange Offer (including the instructions in the Letter of Transmittal) will be final and binding on all parties. Unless waived, any defects or irregularities in connection with tenders of Old Notes must be cured within such time as the Issuer shall determine. None of the Issuer, the Exchange Agent nor any other person shall be under any duty to give notification of defect or irregularities with respect to tenders of Old Notes, nor shall any of them incur any liability for failure to give such notification. Tenders of Old Notes will not be deemed to have been made until such defects or irregularities have been cured or waived. Any Old Notes received by the Exchange Agent that are not properly tendered and as to which any defects or irregularities have not been cured or waived will be returned by the Exchange Agent to the tendering Holder(s) of Old Notes, unless otherwise provided in the Letter of Transmittal, as soon as practicable following the Expiration Date.

     By tendering, each Holder of Old Notes will represent to the Issuer that, among other things, the New Notes acquired pursuant to the Exchange Offer are being acquired in the ordinary course of such Holder's business, that such Holder has no arrangement or understanding with any person to participate in the distribution of such New Notes, and that such Holder is not an "affiliate" (as defined under Rule 405 of the Securities Act) of the Issuer. If the Holder is a broker-dealer that will receive New Notes for is own account in exchange for Old Notes that were acquired as a result of market-making activities or other trading activities, such Holder by tendering will acknowledge that it will deliver a Prospectus in connection with any resale of such New Notes. See "Plan of Distribution."

GUARANTEED DELIVERY PROCEDURES

     Holders who wish to tender their Old Notes and (i) whose Old Notes are not immediately available, or (ii) who cannot deliver their Old Notes, the Letter of Transmittal or any other required documents to the Exchange Agent, or cannot complete the procedure for book-entry transfer, prior to 5:00 p.m. on the Expiration Date, may effect a tender if:

          (a) the tender is made through an Eligible Institution;

          (b) prior to the Expiration Date, the Exchange Agent receives from such Eligible Institution a properly completed and duly executed Notice of Guaranteed Delivery (by facsimile transmission, mail or hand delivery) setting forth the name and address of the Holder of the Old Notes and the principal amount of Old Notes tendered, stating that the tender is being made thereby and guaranteeing that, within three New York Stock Exchange trading days after the date of execution of the Notice of

     Guaranteed Delivery, the Letter of Transmittal (or facsimile thereof) together with the certificate(s) representing the Old Notes to be tendered in proper form for transfer (or a confirmation of a book-entry transfer into the Exchange Agent's account at the Book-Entry Transfer Facility of Old Notes delivered electronically) and any other documents required by the Letter of Transmittal will be deposited by the Eligible Institution with the Exchange Agent; and

          (c) such properly completed and executed Letter of Transmittal (or facsimile thereof), as well as the certificate(s) representing all tendered Old Notes in proper form for transfer (or a confirmation of a book-entry transfer into the Exchange Agent's account at the Book-Entry Transfer Facility of Old Notes delivered electronically) and all other documents required by the Letter of Transmittal are received by the Exchange Agent within three New York Stock Exchange trading days after the date of execution of the Notice of Guaranteed Delivery. Upon request to the Exchange Agent, a Notice of Guaranteed Delivery will be sent to Holders who wish to tender their Old Notes according to the guaranteed delivery procedures set forth above.

WITHDRAWAL OF TENDERS

     Except as otherwise provided herein, tenders of Old Notes may be withdrawn at any time prior to 5:00 p.m., New York City time, on the Expiration Date. To withdraw a tender of Old Notes in the Exchange Offer, a written or facsimile transmission notice of withdrawal must be received by the Exchange Agent at its address set forth herein prior to 5:00 p.m., New York City time, on the Expiration Date. Any such notice of withdrawal must (i) specify the name of the person having deposited the Old Notes to be withdrawn (the "Depositor"), (ii) identify the Old Notes to be withdrawn (including the principal amount of such Old Notes), (iii) be signed by the Holder in the same manner as the original signature on the Letter of Transmittal by which such Old Notes were tendered (including any required signature guarantees) or be accompanied by documents of transfer sufficient to have the trustee with respect to the Old Notes register the transfer of such Old Notes into the name of the person withdrawing the tender, and (iv) specify the name in which any such Old Notes are to be registered, if different from that of the Depositor. All questions as to the validity, form and eligibility (including time of receipt) of such notices will be determined by the Issuer, which determination shall be final and binding on all parties. Any Old Notes so withdrawn will be deemed not to have been validly tendered for purposes of the Exchange Offer and no New Notes will be issued with respect thereto unless the Old Notes so withdrawn are validly re-tendered. Any Old Notes that have been tendered but which are not accepted for payment will be returned to the Holder thereof without cost to such Holder as soon as practicable after withdrawal, rejection of tender or termination of the Exchange Offer. Properly withdrawn Old Notes may be re-tendered by following one of the procedures discussed above under the caption "-- Procedures for Tendering" at any time prior to the Expiration Date.

CONDITIONS

     Notwithstanding any other term of the Exchange Offer, the Issuer may terminate or amend the Exchange Offer as provided herein and will not be required to accept for exchange, or exchange New Notes for, any Old Notes not theretofore accepted for exchange, if any of the following conditions exist:

          (a) the Exchange Offer, or the making of any exchange by a Holder, violates applicable law or any applicable policy of the Commission; or

          (b) any action or proceeding is instituted or threatened in any court or by or before any governmental agency with respect to the Exchange Offer which, in the reasonable judgment of the Issuer, might impair the ability of the Issuer to proceed with the Exchange Offer; or

          (c) there shall have been adopted or enacted any law, statute, rule or regulation which, in the reasonable judgment of the Issuer, might materially impair the ability of the Issuer to proceed with the Exchange Offer.

     If any such conditions exist, the Issuer may (i) refuse to accept any Old Notes and return all tendered Old Notes to tendering Holders, (ii) extend the Exchange Offer and retain all Old Notes tendered prior to the expiration of the Exchange Offer, subject, however, to the rights of Holders to withdraw such Old Notes (see "-- Withdrawal of Tenders") or (iii) waive certain of such conditions with respect to the Exchange Offer and accept all properly tendered Old Notes which have not been withdrawn or revoked. If such waiver constitutes a material change to the Exchange Offer, the Issuer will promptly disclose such waiver in a manner reasonably calculated to inform Holders of Old Notes of such waiver.

     The foregoing conditions are for the sole benefit of the Issuer and the Parent Guarantor and may be asserted by the Issuer regardless of the circumstances giving rise to any such condition or may be waived by the Issuer in whole or in part at any time and from time to time in its sole discretion. The failure by the Issuer at any time to exercise any of the foregoing rights shall not be deemed a waiver of any such right and each such right shall be deemed an ongoing right which may be asserted at any time and from time to time.

EXCHANGE AGENT

     United States Trust Company of New York has been appointed as Exchange Agent for the Exchange Offer. Questions and requests for assistance, requests for additional copies of this Prospectus or of the Letter of Transmittal and requests for Notices of Guaranteed Delivery should be directed to the Exchange Agent addressed as follows:

                                 By Facsimile:

                                 (212) 780-0592
                          Attention: Customer Service
                            Confirm by Telephone to:
                                 (800) 548-6565
                                    By Mail:

                          United States Trust Company
                                  of New York
                          P.O. Box 843 Cooper Station
                            New York, New York 10276
                      Attention: Corporate Trust Services
                           By Hand before 4:30 p.m.:

                    United States Trust Company of New York
                                  111 Broadway
                            New York, New York 10006
                                   Attention:
                                  Lower Level
                             Corporate Trust Window

 By Overnight Courier and By Hand after 4:30 p.m. on the expiration date only:

                    United States Trust Company of New York
                            770 Broadway, 13th Floor
                            New York, New York 10003

FEES AND EXPENSES

     The expenses of soliciting tenders will be borne by the Company. The principal solicitation is being made by mail; however, additional solicitation may be made by facsimile, telephone or in person by officers and regular employees of the Company and its affiliates.

     The Company will not make any payments to brokers, dealers or others soliciting acceptances of the Exchange Offer. The Company, however, will pay the Exchange Agent reasonable and customary fees for its services and will reimburse it for its reasonable out-of-pocket expenses in connection therewith. The Company may also pay brokerage houses and other custodians, nominees and fiduciaries the reasonable out-of-pocket expenses incurred by them in forwarding copies of the Prospectus and related documents to the beneficial owners of the Old Notes, and in handling or forwarding tenders for exchange.

     The cash expenses to be incurred in connection with the Exchange Offer, together with those expenses incurred in connection with the issuance of the Old Notes, will be paid by the Company, are estimated in the aggregate not to exceed $500,000, and include fees and expenses of the Exchange Agent and Trustee (as defined on page 43) under the Indenture and accounting and legal fees.

     The Company will pay all transfer taxes, if any, applicable to the exchange of Old Notes pursuant to the Exchange Offer. If, however, certificates representing New Notes or Old Notes for principal amounts not tendered or accepted for exchange are to be delivered to, or are to be registered or issued in the name of, any person other than the Holder of the Old Notes tendered, or if tendered Old Notes are registered in the name of any person other than the person signing the Letter of Transmittal, or if a transfer tax is imposed for any reason other than the exchange of Old Notes pursuant to the Exchange Offer, then the amount of any such transfer taxes (whether imposed on the Holder or any other person(s)) will be payable by the tendering Holder. If satisfactory evidence of payment of such taxes or exemption therefrom is not submitted with the Letter of Transmittal, the amount of such transfer taxes will be billed directly to such tendering Holder.

ACCOUNTING TREATMENT

     The New Notes will be recorded at the same carrying value as the Old Notes, that is, face value less unamortized original issue discount, if any, as reflected in the Company's accounting records on the date of the exchange. Accordingly, no gain or loss for accounting purposes will be recognized upon the consummation of the Exchange Offer. The issuance costs incurred in connection with the Exchange Offer will be capitalized and amortized over the term of the New Notes.

     A copy of the Indenture has been filed as an exhibit to the Registration Statement.

                              DESCRIPTION OF NOTES
GENERAL

     The New Notes will be issued under an indenture (the "Indenture") dated as of May 13, 1998 by and among the Issuer, the Parent Guarantor and United States Trust Company of New York, as Trustee (the "Trustee"). The following summary of certain provisions of the Indenture does not purport to be complete and is subject to, and is qualified in its entirety by reference to, the Trust Indenture Act of 1939, as amended (the "TIA"), and to all of the provisions of the Indenture, including the definitions of certain terms therein and those terms made a part of the Indenture by reference to the TIA as in effect on the date of the Indenture. The definitions of certain capitalized terms used in the following summary are set forth below under " -- Certain Definitions." For purposes of this section, references to the "Issuer" include only International Comfort Products Holdings, Inc. and not its Subsidiaries, and references to the "Parent Guarantor" include only International Comfort Products Corporation and not its Subsidiaries.

     The Notes will be senior unsecured obligations of the Issuer, ranking pari passu in right of payment with all unsecured unsubordinated obligations of the Issuer and senior in right of payment to all subordinated obligations of the Issuer. The Parent Guarantee will be a senior unsecured obligation of the Parent Guarantor, ranking pari passu in right of payment with all unsecured unsubordinated obligations of the Parent Guarantor and senior in right of payment to all subordinated obligations of the Parent Guarantor. The Notes and the Parent Guarantee will be effectively subordinated to all existing and future indebtedness of the Parent Guarantor's Subsidiaries (other than the Issuer).

     The Notes will be issued in fully registered form only, without coupons, in denominations of $1,000 and integral multiples thereof. Initially, the Trustee will act as Paying Agent and Registrar for the Notes. The Notes may be presented for registration or transfer and exchange at the offices of the Registrar, which initially will be the Trustee's corporate trust office. The Issuer may change any Paying Agent and Registrar without notice to holders of the Notes (the "Holders"). The Issuer will pay principal (and premium, if any) on the Notes at the Trustee's corporate office in New York, New York. At the Issuer's option, interest may be paid at the Trustee's corporate trust office or by check mailed to the registered address of Holders. Any Notes that remain outstanding after the completion of the Exchange Offer, together with the Exchange Notes issued in connection with the Exchange Offer, will be treated as a single class of securities under the Indenture.

PRINCIPAL, MATURITY AND INTEREST

     The Notes are limited in aggregate principal amount to $225.0 million, of which up to $150.0 million may be issued pursuant to the Exchange Offer, and will mature on May 15, 2008. Interest on the Notes will accrue at the rate of 8 5/8% per annum and will be payable semiannually in cash on each May 15 and November 15 commencing on November 15, 1998, to the persons who are registered Holders at the close of business on the May 1 and November 1 immediately preceding the applicable interest payment date. Interest on the Notes will accrue from and including the most recent date to which interest has been paid or, if no interest has been paid, from and including the date of issuance.

     The Notes will not be entitled to the benefit of any mandatory sinking fund.

REDEMPTION

     Optional Redemption. The Notes will be redeemable, at the Issuer's option, in whole at any time or in part from time to time, on and after May 15, 2003, upon not less than 30 nor more than 60 days' notice, at the following redemption prices (expressed as percentages of the principal amount thereof) if redeemed during the twelve-month period commencing on May 15 of the applicable year set forth below, plus, in each case, accrued and unpaid interest, if any, thereon to the date of redemption:

YEAR                                                          PERCENTAGE
----                                                          ----------
2003........................................................   104.313%
2004........................................................   102.875%
2005........................................................   101.438%
2006 and thereafter.........................................   100.000%

     Optional Redemption upon Public Equity Offerings. At any time, or from time to time, on or prior to May 15, 2001, the Issuer may, at its option, use the net cash proceeds of one or more Public Equity Offerings (as defined in the paragraph below) contributed or otherwise made available to it from the Parent Guarantor to redeem up to 35% of the Notes issued at a redemption price equal to 108.625% of the principal amount thereof plus accrued and unpaid interest, if any, thereon to the date of redemption; provided that at least 65% of the principal amount of Notes originally issued remains outstanding immediately after any such redemption. In order to effect the foregoing redemption with the proceeds of any Public Equity Offering, the Issuer shall make such redemption not more than 180 days after the consummation of any such Public Equity Offering.

     As used in the preceding paragraph, "Public Equity Offering" means an underwritten public offering of Qualified Capital Stock (as defined on page 65) of the Parent Guarantor.

SELECTION AND NOTICE OF REDEMPTION

     In the event that less than all of the Notes are to be redeemed at any time, selection of such Notes for redemption will be made by the Trustee in compliance with the requirements of the principal national securities exchange, if any, on which such Notes are listed or, if such Notes are not then listed on a national securities exchange, on a pro rata basis, by lot or by such method as the Trustee shall deem fair and appropriate; provided, however, that no Notes of a principal amount of $1,000 or less shall be redeemed in part; provided, further, that if a partial redemption is made with the proceeds of a Public Equity Offering, selection of the Notes or portions thereof for redemption shall be made by the Trustee only a pro rata basis or on as nearly a pro rata basis as is practicable (subject to DTC procedures), unless such method is otherwise prohibited. Notice of redemption shall be mailed by first-class mail at least 30 but not more than 60 days before the redemption date to each Holder of Notes to be redeemed at its registered address. If any Note is to be redeemed in part only, the notice of redemption that relates to such Note shall state the portion of the principal amount thereof to be redeemed. A new Note in a principal amount equal to the unredeemed portion thereof will be issued in the name of the Holder thereof upon cancellation of the original Note. On and after the redemption date, interest will cease to accrue on Notes or portions thereof called for redemption as long as the Issuer has deposited with the Paying Agent funds in satisfaction of the applicable redemption price pursuant to the Indenture.

PARENT GUARANTEE

     The Notes will be fully and unconditionally guaranteed, on a senior unsecured basis, by the Parent Guarantor. The Parent Guarantor will guarantee all of the obligations of the Issuer under the Indenture, including its obligations to pay principal, premium, if any, and interest with respect to the Notes.

     All payments made by the Parent Guarantor with respect to the Parent Guarantee will be made free and clear of and without withholding or deduction for or on account of any present or future Taxes (as defined on page 66), unless the Parent Guarantor is required to withhold or deduct Taxes by law or by the interpretation or administration thereof. If the Parent Guarantor is required to withhold or deduct any amount for or on account of Taxes from any payment made under or with respect to the Parent Guarantee, the Parent Guarantor will pay such additional amounts ("Additional Amounts") as may be necessary so that the net amount received by each holder of Notes (including Additional Amounts) after such withholding or deduction will not be less than the amount the Holder would have received if such Taxes had not been withheld or deducted; provided that no Additional Amounts will be payable with respect to a payment made to a holder of Notes (an "Excluded Holder") (i) with which the Parent Guarantor does not deal at arm's length (within the meaning of the Income Tax Act (Canada)) at the time of making such payment or at the time that any such payment is deemed to be paid or credited or (ii) which is subject to Taxes by reason of its being connected with Canada or any province or territory thereof otherwise than by the mere acquisition, holding or disposition of the Notes or the receipt of payments thereunder. The Parent Guarantor will also (i) make such withholding or deduction and (ii) remit the full amount deducted or withheld to the relevant authority in accordance with applicable law. The Parent Guarantor will furnish to the holders of the Notes that are outstanding on the date of any withholding or deduction, within 30 days after the date of the payment of any

Taxes due pursuant to applicable law, certified copies of tax receipts evidencing such payment by the Parent Guarantor.

     The Parent Guarantor will indemnify and hold harmless each holder of Notes (other than an Excluded Holder), and upon written request of any holder of Notes (other than an Excluded Holder), reimburse each such Holder, for the amount of
(i) any such Taxes so levied or imposed and paid by such Holder as a result of payments made under or with respect to the Parent Guarantee; and (ii) any Taxes so levied or imposed with respect to any reimbursement under the foregoing clause (i) so that the net amount received by such Holder after such reimbursement will not be less than the net amount the Holder would have received if Taxes on such reimbursement had not been imposed.

     Since significant assets of the Parent Guarantor are outside the United States, any judgment obtained in the United States against the Parent Guarantor, including judgments with respect to the payment of interest, principal or premium owing with respect to the Parent Guarantee, may not be collectible within the United States.

     The Parent Guarantor has been informed by its Canadian counsel, Osler, Hoskin & Harcourt, that the laws of the Province of Ontario and the federal laws of Canada applicable therein permit an action to be brought in a court of competent jurisdiction in the Province of Ontario (a "Canadian Court") on any final and conclusive judgment in personam of any federal or state court located in the Borough of Manhattan in The City of New York ("New York Court") that is not impeachable as void or voidable under the internal laws of the State of New York for a sum certain if (i) the court rendering such judgment had jurisdiction over the judgment debtor, as recognized by a Canadian Court (and submission by the Parent Guarantor in the Indenture to the jurisdiction of the New York Court will be sufficient for the purpose); (ii) such judgment was not obtained by fraud or in a manner contrary to natural justice and the enforcement thereof would not be inconsistent with public policy, as such term is applied by a Canadian Court, or contrary to any order made by the Attorney General of Canada under the Foreign Extraterritorial Measures Act (Canada); (iii) the enforcement of such judgment does not constitute, directly or indirectly, the enforcement of foreign revenue, expropriatory or penal laws; and (iv) the action to enforce such judgment is commenced within the applicable limitation period. The Parent Guarantor has been informed by its Canadian counsel that such counsel knows of no reason, based upon public policy under the laws of the Province of Ontario and the federal laws of Canada applicable therein, for a Canadian Court to avoid recognition of a judgment of a New York Court to enforce the Indenture or Parent Guarantee.

     Pursuant to the Indenture, the Parent Guarantor has appointed Osler, Hoskin & Harcourt as its agent for service of process in any suit, action or proceeding with respect to the Indenture, the Parent Guarantee or the Registration Rights Agreement and for actions brought under federal or state securities laws in any federal or state court located in The City of New York and will submit to the jurisdiction of such courts.

CHANGE OF CONTROL

     The Indenture provides that upon the occurrence of a Change of Control, each Holder will have the right to require that the Issuer purchase all or a portion of such Holder's Notes pursuant to the offer described below (the "Change of Control Offer"), at a purchase price equal to 101% of the principal amount thereof plus accrued interest, if any, thereon to the date of purchase.

     If a Change of Control Offer is made, there can be no assurance that the Issuer will have available funds sufficient to pay the Change of Control purchase price for all the Notes that might be delivered by Holders seeking to accept the Change of Control Offer. In the event the Issuer is required to purchase outstanding Notes pursuant to a Change of Control Offer, the Issuer expects that it would seek third party financing to the extent it does not have available funds to meet its purchase obligations. However, there can be no assurance that the Issuer would be able to obtain such financing.

     Neither the Board of Directors of the Issuer nor the Trustee may waive the covenant relating to a Holder's right to require the purchase of Notes upon a Change of Control. Restrictions in the Indenture described herein on the ability of the Parent Guarantor and the Restricted Subsidiaries to incur additional Indebtedness, to make Restricted Payments (as defined on page 65) and to make Asset Sales (as defined on page 57) may also make more difficult or discourage a takeover of the Issuer, whether favored or opposed by the management of the Issuer. Consummation of any such transaction in certain circumstances may require the purchase of the Notes, and there can be no assurance that the Issuer or the acquiring party will have sufficient financial resources to effect such purchase. Such restrictions and the restrictions on transactions with Affiliates (as defined on page 56) may, in certain circumstances, make more difficult or discourage any leveraged buyout of the Issuer or any of its Subsidiaries (as defined on page 66) by the management of the Issuer. While such restrictions cover a wide variety of arrangements which have traditionally been used to effect highly leveraged transactions, the Indenture may not afford the Holders of Notes protection in all circumstances from the adverse aspects of a highly leveraged transactions, reorganization, restructuring, merger or similar transaction.

     The Issuer will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with a Change of Control Offer. To the extent that the provisions of any securities laws or regulations conflict with the "Change of Control" provisions of the Indenture, the Issuer shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations under the "Change of Control" provisions of the Indenture by virtue thereof.

CERTAIN COVENANTS

     The Indenture contains, among others, the following covenants:

          Limitation on Incurrence of Additional Indebtedness. The Parent Guarantor will not, and will not permit any of the Restricted Subsidiaries to, directly or indirectly, create, incur, assume, guarantee, acquire, become liable, contingently or otherwise, with respect to, or otherwise become responsible for payment of (collectively, "incur") any Indebtedness (other than Permitted Indebtedness); provided, however, that if no Default or Event of Default shall have occurred and be continuing at the time of or as a consequence of the incurrence of any such Indebtedness, the Parent Guarantor or any Restricted Subsidiary may incur Indebtedness (including, without limitation, Acquired Indebtedness) if on the date of the incurrence of such Indebtedness, after giving effect to the incurrence thereof, the Consolidated Fixed Charge Coverage Ratio of the Parent Guarantor is greater than (a) 2.0 to 1.0 if such incurrence occurs on or prior to May 15, 2000 or (b) 2.25 to 1.0 if such incurrence occurs after May 15, 2000.

          No Indebtedness incurred pursuant to the Consolidated Fixed Charge Coverage Ratio test of the preceding paragraph shall reduce the amount of Indebtedness which may be incurred pursuant to any clause of the definition of Permitted Indebtedness (including without limitation, Indebtedness pursuant to clause (ii) of the definition of Permitted Indebtedness).

          The Parent Guarantor shall not incur any Indebtedness which is subordinated in right of payment to any other Indebtedness of the Parent Guarantor unless such Indebtedness is subordinated in right of payment to the Parent Guarantee at least to the same extent as such Indebtedness is subordinated to such other Indebtedness.

          Limitation on Restricted Payments. The Parent Guarantor will not, and will not cause or permit any of the Restricted Subsidiaries to, directly or indirectly, (a) declare or pay any dividend or make any distribution (other than dividends or distributions, payable in Qualified Capital Stock of the Parent Guarantor) on or in respect of shares of the Parent Guarantor's Capital Stock to holders of such Capital Stock, (b) purchase, redeem or otherwise acquire or retire for value any Capital Stock of the Parent Guarantor or any warrants, rights or options to purchase or acquire shares of any class of such Capital Stock or (c) make any Investment (other than Permitted Investments) (each of the foregoing actions set forth in clauses
     (a), (b) and (c) being referred to as a "Restricted Payment"), if at the time of such Restricted Payment or immediately after giving effect thereto,
     (i) a Default or an Event of Default shall have occurred and be continuing or (ii) the Parent Guarantor is not able to incur at least $1.00 of additional Indebtedness (other than Permitted Indebtedness) in compliance with the covenant described under "-- Limitation on Incurrence of Additional Indebtedness" or (iii) the aggregate amount of Restricted Payments (including such proposed Restricted Payment) made subsequent to the Issue Date

     (the amount expended for such purpose, if other than in cash, being the fair market value of such property as determined reasonably and in good faith by the Board of Directors of the Parent Guarantor) shall exceed the sum of: (w) 50% of the cumulative Consolidated Net Income (or if cumulative Consolidated Net Income shall be a loss, minus 100% of such loss) of the Parent Guarantor earned subsequent to the Issue Date and on or prior to the date the Restricted Payment occurs (the "Reference Date" (treating such period as a single accounting period); plus (x) 100% of the fair market value of the aggregate net proceeds received by the Parent Guarantor from any Person (other than a Subsidiary of the Parent Guarantor) from the issuance and sale subsequent to the Issue Date and on or prior to the Reference Date of Qualified Capital Stock of the Parent Guarantor; plus (y) without duplication of any amounts included in clause (iii)(x) above, 100% of the fair market value of the aggregate net proceeds of any contribution to the common equity capital of the Parent Guarantor received by the Parent Guarantor from a holder of the Parent Guarantor's Capital Stock (excluding, in the case of clauses (iii)(x) and (y), any net proceeds from a Public Equity Offering to the extent used to redeem the Notes); plus (z) an amount equal to the lesser of (A) the sum of the fair market value of the Capital Stock of an Unrestricted Subsidiary owned by the Parent Guarantor and the Restricted Subsidiaries and the aggregate amount of all Indebtedness of such Unrestricted Subsidiary owed to the Parent Guarantor and the Restricted Subsidiaries on the date of Revocation of such Unrestricted Subsidiary as an Unrestricted Subsidiary in accordance with the covenant described under "-- Limitation on Designations of Unrestricted Subsidiaries" or (B) the Designation Amount with respect to such Unrestricted Subsidiary on the date of the Designation of such Subsidiary as an Unrestricted Subsidiary in accordance with the covenant described under "-- Limitation on Designations of Unrestricted Subsidiaries."

          Notwithstanding the foregoing, the provisions set forth in the immediately preceding paragraph do not prohibit: (1) the payment of any dividend within 60 days after the date of declaration of such dividend if the dividend would have been permitted on the date of declaration; (2) if no Default or Event of Default shall have occurred and be continuing, the acquisition of any shares of Capital Stock of the Parent Guarantor, either
     (i) solely in exchange for shares of Qualified Capital Stock of the Parent Guarantor or of an Assuming Party in a Domestication Event or (ii) through the application of net proceeds of a substantially concurrent sale for cash (other than to a Subsidiary of the Parent Guarantor) of shares of Qualified Capital Stock of the Parent Guarantor; (3) so long as no Default of Event of Default shall have occurred and be continuing, repurchases of Capital Stock of the Parent Guarantor from officers, directors, employees or consultants pursuant to equity ownership or compensation plans not to exceed $1.0 million in any year; and (4) so long as no Default or Event of Default shall have occurred and be continuing, other Restricted Payments in an aggregate amount not to exceed $10.0 million. In determining the aggregate amount of Restricted Payments made subsequent to the Issue Date in accordance with clause (iii) of the immediately preceding paragraph, amounts expended pursuant to clauses (1) through (4) shall be included in such calculation.

          Limitation on Asset Sales. The Parent Guarantor will not, and will not permit any of the Restricted Subsidiaries to, consummate an Asset Sale unless (i) the Parent Guarantor or the applicable Restricted Subsidiary, as the case may be, receives consideration at the time of such Asset Sale at least equal to the fair market value of the assets sold or otherwise disposed of (as determined in good faith by the Parent Guarantor's Board of Directors), (ii) at least 75% of the consideration received by the Parent Guarantor or the Restricted Subsidiary, as the case may be, from such Asset Sale shall be in the form of cash or Cash Equivalents and is received at the time of such disposition (with the principal amount or accreted value, as the case may be, of Indebtedness of the Parent Guarantor and the Restricted Subsidiaries assumed by the transferee in connection with such Asset Sale treated as cash for purposes of this clause (ii)); and (iii) upon the consummation of an Asset Sale, the Parent Guarantor shall apply, or cause such Restricted Subsidiary to apply, the Net Cash Proceeds relating to such Asset Sale within 360 days of receipt thereof either (A) to prepay any Indebtedness of a Restricted Subsidiary or Indebtedness of the Parent Guarantor which is not subordinated in right of payment to any other Indebtedness of the Parent Guarantor, (B) to purchase or make an investment in properties and assets (including inventory) that will be used in the business of the Parent Guarantor or the Restricted Subsidiaries as existing on the Issue Date or in businesses reasonably related thereto, or
     (C) a combination of prepayment and investment permitted by the foregoing clauses (iii)(A) and (iii)(B). On the 361st day after an Asset Sale or such earlier date, if any, as the Board of Directors of the Parent Guarantor or of such Restricted Subsidiary determines not to apply the Net Cash Proceeds relating to such Asset Sale as set forth in clauses (iii)(A), (iii)(B) and (iii)(C) of the next preceding sentence (each, a "Net Proceeds Offer Trigger Date"), such aggregate amount of Net Cash Proceeds which have not been applied on or before such Net Proceeds Offer Trigger Date as permitted in clauses (iii)(A), (iii)(B) and (iii)(C) of the next preceding sentence (each a "Net Proceeds Offer Amount") shall be applied by the Issuer to make an offer to purchase (the "Net Proceeds Offer") on a date (the "Net Proceeds Offer Payment Date") not less than 30 nor more than 60 days following the applicable Net Proceeds Offer Trigger Date, from all Holders who validly accept such offer on a pro rata basis, that principal amount of Notes equal to the Net Proceeds Offer Amount at a price equal to 100% of the principal amount of the Notes to be purchased, plus accrued and unpaid interest, if any, thereon to the date of purchase; provided, however, that if at any time any non-cash consideration received by the Parent Guarantor or any Restricted Subsidiary, as the case may be, in connection with any Asset Sale is converted into or sold or otherwise disposed of for cash (other than interest received with respect to any such non-cash consideration), then such conversion or disposition shall be deemed to constitute an Asset Sale hereunder and the Net Cash Proceeds thereof shall be applied in accordance with this covenant. The Issuer may defer the Net Proceeds Offer until there is an aggregate unutilized Net Proceeds Offer Amount equal to or in excess of $5,000,000 resulting from one or more Asset Sales (at which time, the entire unutilized Net Proceeds Offer Amount, and not just the amount in excess of $5,000,000 shall be applied as required pursuant to this paragraph).

          In the event of the transfer of substantially all (but not all) of the property and assets of the Parent Guarantor and the Restricted Subsidiaries as an entirety to a Person in a transaction permitted under "-- Merger, Amalgamation, Consolidation and Sale of Assets," the successor corporation shall be deemed to have sold the properties and assets of the Parent Guarantor and the Restricted Subsidiaries not so transferred for purposes of this covenant, and shall comply with the provisions of this covenant with respect to such deemed sale as if it were an Asset Sale. In addition, the fair market value of such properties and assets of the Parent Guarantor or the Restricted Subsidiaries deemed to be sold shall be deemed to be Net Cash Proceeds for purposes of this covenant.

          Each Net Proceeds Offer will be mailed to the record Holders as shown on the register of Holders within 30 days following the Net Proceeds Offer Trigger Date, with a copy to the Trustee, and shall comply with the procedures set forth in the Indenture. Upon receiving notice of the Net Proceeds Offer, Holders may elect to tender their Notes in whole or in part in integral multiples of $1,000 in exchange for cash. To the extent Holders properly tender Notes in an amount exceeding the Net Proceeds Offer Amount, Notes of tendering Holders will be purchased on a pro rata basis (based on amounts tendered). A Net Proceeds Offer shall remain open for a period of 20 business days or such longer period as may be required by law.

          The Issuer will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with the repurchase of Notes pursuant to a Net Proceeds Offer. To the extent that the provisions of any securities laws or regulations conflict with the "Asset Sale" provisions of the Indenture, the Issuer shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations under the "Asset Sale" provisions of the Indenture by virtue thereof.

          Limitation on Dividend and Other Payment Restrictions Affecting Restricted Subsidiaries. The Parent Guarantor will not, and will not cause or permit any of the Restricted Subsidiaries to, directly or indirectly, create or otherwise cause or permit to exist or become effective any encumbrance or restriction on the ability of any Restricted Subsidiary to
     (a) pay dividends or make any other distributions on or in respect of its Capital Stock; (b) make loans or advances or to pay any Indebtedness or other obligation owed to the Parent Guarantor or any other Restricted Subsidiary; or (c) transfer any of its property or assets to the Parent Guarantor or any other Restricted Subsidiary, except for such encumbrances or restrictions existing under or by reasons of: (1) applicable law; (2) the Indenture; (3) customary non-assignment provisions of any contract or any lease governing a leasehold interest of any Restricted

     Subsidiary; (4) any instrument governing Acquired Indebtedness, which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person or the properties or assets of the Person so acquired; (5) agreements existing on the Issue Date to the extent and in the manner such agreements are in effect on the Issue Date; (6) any other agreement entered into after the Issue Date which contains encumbrances and restrictions which are no more restrictive with respect to any Restricted Subsidiary than those in effect with respect to such Restricted Subsidiary pursuant to agreements as in effect on the Issue Date; (7) an agreement governing Refinancing Indebtedness incurred to Refinance the Indebtedness issued, assumed or incurred pursuant to an agreement referred to in clause (2), (4) or (5) above; provided, however, that the provisions relating to such encumbrance or restriction contained in any such Refinancing Indebtedness are no more restrictive than the provisions relating to such encumbrance or restriction contained in agreements referred to in such clause (2), (4) or (5); and (8) restrictions applicable only to an Accounts Receivable Subsidiary.

          Limitation on Preferred Stock of Restricted Subsidiaries. The Parent Guarantor will not permit any of the Restricted Subsidiaries to issue any Preferred Stock (other than to the Parent Guarantor or to a Restricted Subsidiary) or permit any Person (other than the Parent Guarantor or a Restricted Subsidiary) to own any Preferred Stock of any Restricted Subsidiary.

          Limitation on Liens. The Parent Guarantor will not, directly or indirectly, create, incur, assume or permit or suffer to exist any Liens of any kind against or upon any property or assets of the Parent Guarantor, whether owned on the Issue Date or acquired after the Issue Date, or any proceeds therefrom, or assign or otherwise convey any right to receive income or profits therefrom unless (i) in the case of Liens securing Indebtedness that is expressly subordinate or junior in right of payment to the Parent Guarantee, the Parent Guarantee is secured by a Lien on such property, assets or proceeds that is senior in priority to such Liens and
     (ii) in all other cases, the Parent Guarantee is equally and ratably secured, except for (A) Liens securing the Parent Guarantee; (B) Liens in favor of the Issuer or the Parent Guarantor; (C) Liens securing Refinancing Indebtedness which is incurred to Refinance any Indebtedness which has been secured by a Lien permitted under the Indenture and which has been incurred in accordance with the provisions of the Indenture; provided, however, that such Liens do not extend to or cover any property or assets of the Parent Guarantor not securing the Indebtedness so Refinanced; and (D) Permitted Liens.

          Merger, Amalgamation, Consolidation and Sale of Assets. The Parent Guarantor will not, in a single transaction or series of related transactions, consolidate, amalgamate or merge with or into any Person, or sell, assign, transfer, lease, convey or otherwise dispose of (or cause or permit any Restricted Subsidiary to sell, assign, transfer, lease, convey or otherwise dispose of) all or substantially all of the Parent Guarantor's assets (determined on a consolidated basis for the Parent Guarantor and the Restricted Subsidiaries) whether as an entirety or substantially as an entirety to any Person unless: (a) pursuant to a Domestication Event or
     (b)(i) either (1) the Parent Guarantor shall be the surviving or continuing corporation or (2) the Person (if other than the Parent Guarantor) formed by such amalgamation, consolidation or into which the Parent Guarantor is merged or the Person which acquires by sale, assignment, transfer, lease, conveyance or other disposition the properties and assets of the Parent Guarantor and the Restricted Subsidiaries substantially as an entirety (the "Surviving Entity") (x) shall be a corporation organized and validly existing under the laws of (l) the United States or any State thereof or the District of Columbia or (2) Canada or any Province thereof and (y) shall expressly assume, by supplemental indenture (in form and substance satisfactory to the Trustee), executed and delivered to the Trustee, all obligations of the Parent Guarantor under the Parent Guarantee and the performance of every covenant of the Parent Guarantor, the Indenture and the Registration Rights Agreement on the part of the Parent Guarantor to be performed or observed; (ii) immediately after giving effect to such transaction and the assumption contemplated by clause (i)(2)(y) above (including giving effect to any Indebtedness and Acquired Indebtedness incurred or anticipated to be incurred in connection with or in respect of such transaction), the Parent Guarantor or such Surviving Entity, as the case may be, shall be able to incur at least $1.00 of additional Indebtedness (other than Permitted Indebtedness) pursuant to the covenant described under "-- Limitation on Incurrence of Additional

     Indebtedness"; (iii) immediately before and immediately after giving effect to such transaction and the assumption contemplated by clause (i)(2)(y) above (including, without limitation, giving effect to any Indebtedness and Acquired Indebtedness incurred or anticipated to be incurred and any Lien granted in connection with or in respect of the transaction), no Default or Event of Default shall have occurred or be continuing; and (iv) the Parent Guarantor or the Surviving Entity shall have delivered to the Trustee an officers' certificate and an opinion of counsel, each stating that such consolidation, amalgamation, merger, sale, assignment, transfer, lease, conveyance or other disposition and, if a supplemental indenture is required in connection with such transaction, such supplemental indenture comply with the applicable provisions of the Indenture and that all conditions precedent in the Indenture relating to such transaction have been satisfied.

          For purposes of the foregoing, the transfer (by lease, assignment, sale or otherwise, in a single transaction or series of transactions) of all or substantially all of the properties or assets of one or more Restricted Subsidiaries the Capital Stock of which constitutes all or substantially all of the properties and assets of the Parent Guarantor shall be deemed to be the transfer of all or substantially all of the properties and assets of the Parent Guarantor.

          The Indenture will provide that upon any amalgamation, consolidation, combination or merger or any transfer of all or substantially all of the assets of the Parent Guarantor in accordance with the foregoing in which the Parent Guarantor is not the continuing corporation, the successor Person formed by such consolidation or amalgamation or into which the Parent Guarantor is merged or to which such conveyance, lease or transfer is made shall succeed to, and be substituted for, and may exercise every right and power of, the Parent Guarantor under the Indenture and the Parent Guarantee with the same effect as if such surviving entity had been named as such.

          The Issuer will not consolidate with or merge with or into any Person other than the Parent Guarantor unless: (i) the entity formed by or surviving any such consolidation or merger (if other than the Issuer) is a corporation organized and existing under the laws of the United States or any State thereof or the District of Columbia; (ii) such entity explicitly assumes by supplemental indenture (in form reasonably satisfactory to the Trustee), executed and delivered to the Trustee, the due and punctual payment of the principal of and premium, if any, and interest on the Notes and the performance of any covenant of the Notes, the Indenture and the Registration Rights Agreement; (iii) immediately after giving effect to such transaction, no Default or Event of Default shall have occurred and be continuing; (iv) immediately after giving effect to such transaction and the use of any net proceeds therefrom on a pro forma basis, the Parent Guarantor could satisfy the provisions of clause (ii) of the first paragraph of this covenant; and (v) the Issuer shall have delivered to the Trustee an officers' certificate and Opinion of Counsel, each stating that such consolidation or merger and, if a supplemental indenture is required in connection with such transaction, such supplemental indenture comply with the applicable provisions of the Indenture and that all conditions precedent in the Indenture relating to such transaction have been satisfied.

          The Indenture will provide that upon any amalgamation, consolidation, combination, merger, conveyance, lease or transfer of all or substantially all of the assets of the Issuer in accordance with the foregoing, if the Issuer is not the continuing corporation, the successor Person formed by such consolidation or into which the Issuer is merged or to which such amalgamation, consolidation, merger, conveyance, lease or transfer is made shall succeed to, and be substituted for, and may exercise every right and power of, the Issuer under the Indenture and the Notes with the same effect as if such surviving entity had been named as such.

          Limitations on Transactions with Affiliates. (a) The Parent Guarantor will not, and will not permit any of the Restricted Subsidiaries to, directly or indirectly, enter into or permit to exist any transaction or series of related transactions (including, without limitation, the purchase, sale, lease or exchange of any property or the rendering of any service) with, or for the benefit of, any of its Affiliates (each an "Affiliate Transaction"), other than (x) Affiliate Transactions permitted under paragraph (b) below and (y) Affiliate Transactions on terms that are no less favorable than those that might reasonably have been obtained in a comparable transaction at such time on an arm's-length basis from a Person that is not an Affiliate of the Parent Guarantor or such Restricted Subsidiary. All Affiliate Transactions (and each series of related Affiliate Transactions which are similar or part of a common plan) involving aggregate payments or other property with a fair market value in excess of $1.0 million shall be approved by the Board of Directors of the Parent Guarantor or such Restricted Subsidiary, as the case may be, such approval to be evidenced by a Broad Resolution stating that such Board of Directors has determined that such transaction complies with the foregoing provisions. If the Parent Guarantor or any Restricted Subsidiary enters into an Affiliate Transaction (or series of related Affiliate Transactions related to a common plan) that involves an aggregate fair market value of more than $5.0 million, the Parent Guarantor or such Restricted Subsidiary, as the case may be, shall, prior to the consummation thereof, obtain a favorable opinion as to the fairness of such transaction or series of related transactions to the Parent Guarantor or the relevant Restricted Subsidiary, as the case may be, from a financial point of view, from an Independent Financial Advisor and file the same with the Trustee.

          (b) The restrictions set forth in clause (a) shall not apply to (i) employment, consulting and compensation arrangements and agreements of the Parent Guarantor as in effect on the Issue Date; (ii) reasonable fees and compensation paid to and indemnity provided on behalf of, officers, directors, employees or consultants of the Parent Guarantor or any Restricted Subsidiary as determined in good faith by the Parent Guarantor's Board of Directors or senior management; (iii) transactions exclusively between or among the Parent Guarantor and any of the Restricted Subsidiaries or exclusively between or among such Restricted Subsidiaries;
     (iv) Restricted Payments permitted by the Indenture; and (v) a Domestication Event.

          Conduct of Business. The Parent Guarantor and the Restricted Subsidiaries will not engage in any businesses which are not either: (i) the same, similar or reasonably related to the businesses in which the Parent Guarantor or any of the Restricted Subsidiaries are engaged on the Issue Date; (ii) Permitted Investments; or (iii) businesses acquired through an acquisition after the Issue Date which are not material to the Parent Guarantor and the Restricted Subsidiaries, taken as a whole.

          Payments for Consent. The Parent Guarantor will not, and will not cause or permit any of its Subsidiaries to, directly or indirectly, pay or cause to be paid any consideration, whether by way of interest, fee or otherwise, to any Holder of any Notes for or as an inducement to any consent, waiver or amendment of any of the terms or provisions of the Indenture, the Notes or the Parent Guarantee unless such consideration is offered to be paid to all Holders of the Notes who so consent, waive or agree to amend in the time frame set forth in solicitation documents relating to such consent, waiver or agreement.

          Limitation on Designations of Unrestricted Subsidiaries. The Parent Guarantor may designate any Subsidiary of the Parent Guarantor (other than the Company or a Subsidiary of the Parent Guarantor which owns Capital Stock of a Restricted Subsidiary) as an "Unrestricted Subsidiary" under the Indenture (a "Designation") only if:

             (a) no Default shall have occurred and be continuing at the time of or after giving effect to such Designation; and

             (b) the Parent Guarantor would be permitted under the Indenture to make an Investment at the time of Designation (assuming the effectiveness of such Designation) in an amount (the "Designation Amount") equal to the sum of (i) fair market value of the Capital Stock of such Subsidiary owned by the Parent Guarantor and the Restricted Subsidiaries on such date and (ii) the aggregate amount of Indebtedness of such Subsidiary owed to the Parent Guarantor and the Restricted Subsidiaries on such date; provided that in connection with a Domestication Event and a Designation by the Assuming Party of International Comfort Products Corporation (the "Former Guarantor") as an Unrestricted Subsidiary, in calculating the amount of the Investment deemed to be made pursuant to this clause (b), Qualified Capital Stock of the Assuming Party held by the Former Guarantor shall be excluded from such calculation; and

             (c) the Parent Guarantor would be permitted to incur $1.00 of additional Indebtedness (other than Permitted Indebtedness) pursuant to the covenant described under "-- Limitation on Incurrence of Additional Indebtedness" at the time of Designation (assuming the effectiveness of such Designation); provided that in connection with a Domestication Event and a Designation by the Assuming Party of the Former Guarantor as an Unrestricted Subsidiary, the Designation need not comply with this clause (c).

          In the event of any such Designation, the Parent Guarantor shall be deemed to have made an Investment constituting a Restricted Payment in the Designation Amount pursuant to the covenant described under "-- Limitation on Restricted Payments" for all purposes of the Indenture. The Indenture will further provide that the Parent Guarantor shall not, and shall not permit any Restricted Subsidiary to, at any time (x) provide direct or indirect credit support for or a guarantee of any Indebtedness of any Unrestricted Subsidiary (including of any undertaking agreement or instrument evidencing such Indebtedness), (y) be directly or indirectly liable for any Indebtedness of any Unrestricted Subsidiary or (z) be directly or indirectly liable for any Indebtedness which provides that the holder thereof may (upon notice, lapse of time or both) declare a default thereon or cause the payment thereof to be accelerated or payable prior to its final scheduled maturity upon the occurrence of a default with respect to any Indebtedness of any Unrestricted Subsidiary (including any right to take enforcement action against such Unrestricted Subsidiary), except, in the case of clause (x) or (y), to the extent permitted under the covenant described under "-- Limitation on Restricted Payments."

          The Indenture will further provide that the Parent Guarantor may revoke any Designation of a Subsidiary as an Unrestricted Subsidiary ("Revocation"), whereupon such Subsidiary shall then constitute a Restricted Subsidiary, if

             (a) no Default shall have occurred and be continuing at the time and after giving effect to such Revocation; and

             (b) all Liens and Indebtedness of such Unrestricted Subsidiaries outstanding immediately following such Revocation would, if incurred at such time, have been permitted to be incurred for all purposes of the Indenture.

          All Designations and Revocations must be evidenced by Board Resolutions of the Parent Guarantor delivered to the Trustee certifying compliance with the foregoing provisions.

          Reports to Holders. The Indenture will provide that the Parent Guarantor will deliver to the Trustee within 15 days after the filing of the same with the Commission, copies of the quarterly and annual reports and of the information, documents and other reports, if any, which the Parent Guarantor is required to file with the Commission pursuant to
     Section 13 or 15(d) of the Exchange Act. The Indenture further provides that, notwithstanding that the Parent Guarantor may not be subject to the reporting requirements of Sections 13 or 15(d) of the Exchange Act, the Parent Guarantor will file with the Commission, to the extent permitted, and provide the Trustee and Holders with such annual and quarterly reports and such information, documents and other reports specified in Section 13 and 15(d) of the Exchange Act. The Parent Guarantor will also comply with the other provisions of TIA sec. 314(a).

EVENTS OF DEFAULT

     The following events are defined in the Indenture as "Events of Default."

          (i) the failure to pay interest on any Notes when the same becomes due and payable and the default continues for a period of 30 days;

          (ii) the failure to pay the principal on any Notes, when such principal becomes due and payable, at maturity, upon redemption or otherwise (including the failure to make a payment to purchase Notes tendered pursuant to a Change of Control Offer or a Net Proceeds Offer);

          (iii) a default in the observance or performance of any other covenant or agreement contained in the Indenture which default continues for a period of 30 days after the Issuer receives written notice specifying the default (and demanding that such default be remedied) from the Trustee or the Holders of at least 25% of the outstanding principal amount of the Notes (except in the case of a default with respect to the covenant described under "-- Certain Covenants -- Merger, Amalgamation, Consolidation and Sale of Assets," which will constitute an Event of Default with such notice requirement but without such passage of time requirement);

          (iv) a default under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness of the Parent Guarantor or of any Restricted Subsidiary (or the payment of which is guaranteed by the Parent Guarantor or any Restricted Subsidiary), whether such Indebtedness now exists or is created after the Issue Date, which default (a) is caused by a failure to pay principal of such Indebtedness after any applicable grace period provided in such Indebtedness on the date of such default (a "payment default") or
     (b) results in the acceleration of such Indebtedness prior to its express maturity (and such acceleration is not rescinded, or such Indebtedness is not repaid, within 30 days) and, in each case, the principal amount of any such Indebtedness, together with the principal amount of any other such Indebtedness under which there has been a payment default or the maturity of which has been so accelerated (and such acceleration is not rescinded, or such Indebtedness is not repaid, within 30 days), aggregates $5.0 million;

          (v) one or more judgments in an aggregate amount in excess of $5.0 million shall have been rendered against the Parent Guarantor or any of the Restricted Subsidiaries and such judgments remain undischarged, unpaid or unstayed for a period of 60 days after such judgment or judgments become final and nonappealable;

          (vi) certain events of bankruptcy affecting the Parent Guarantor or any of its Significant Subsidiaries; or

          (vii) the Parent Guarantee ceases to be in full force and effect or the Parent Guarantee declared to be null and void and unenforceable or the Parent Guarantee is found to be invalid or the Parent Guarantor denies its liability under the Parent Guarantee.

     If an Event of Default (other than an Event of Default specified in clause
(vi) above) shall occur and be continuing, the Trustee or the Holders of at least 25% in principal amount of outstanding Notes may declare the principal of, premium, if any, and accrued interest on all the Notes to be due and payable by notice in writing to the Issuer and the Trustee specifying the respective Events of Default and that it is a "notice of acceleration," and the same shall become immediately due and payable. If an Event of Default specified in clause (vi) above occurs and is continuing, then all unpaid principal of, premium, if any, and accrued and unpaid interest on all of the outstanding Notes shall ipso facto become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Holder.

     The Indenture will provide that, at any time after a declaration of acceleration with respect to the Notes as described in the preceding paragraph, the Holders of a majority in principal amount of the Notes may rescind and cancel such declaration and its consequences (i) if the rescission would not conflict with any judgment or decree, (ii) if all existing Events of Default have been cured or waived except nonpayment of principal or interest that has become due solely because of the acceleration, (iii) to the extent the payment of such interest is lawful, interest on overdue installments of interest and overdue principal, which has become due otherwise than by such declaration of acceleration, has been paid, (iv) if the Issuer has paid the Trustee its reasonable compensation and reimbursed the Trustee for its expenses, disbursements and advances and (v) in the event of the cure or waiver of an Event of Default of the type described in clause (vi) of the description above of Events of Default, the Trustee shall have received an officers' certificate and an opinion of counsel that such Event of Default has been cured or waived. No such rescission shall affect any subsequent Default or impair any right consequent thereto.

     The Holders of a majority in principal amount of the Notes may waive any existing Default or Event of Default under the Indenture, and its consequences, except a default in the payment of the principal of or interest on any Notes.

     Holders of the Notes may not enforce the Indenture or the Notes except as provided in the Indenture and under the TIA. Subject to the provisions of the Indenture relating to the duties of the Trustee, the Trustee is under no obligation to exercise any of its rights or powers under the Indenture at the request, order or direction of any of the Holders, unless such Holders have offered to the Trustee reasonable indemnity. Subject to all provisions of the Indenture and applicable law, the Holders of a majority in aggregate principal amount of the then outstanding Notes have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee.

     Under the Indenture, the Issuer is required to provide an officers' certificate to the Trustee promptly upon the Issuer obtaining knowledge of any Default or Event of Default (provided that the Issuer shall provide such certification at least annually whether or not it knows of any Default or Event of Default) that has occurred and, if applicable, describe such Default or Event of Default and the status thereof.

LEGAL DEFEASANCE AND COVENANT DEFEASANCE

     The Issuer may, at its option and at any time, elect to have its obligations and the obligations of the Parent Guarantor discharged with respect to the outstanding Notes ("Legal Defeasance"). Such Legal Defeasance means that the Issuer shall be deemed to have paid and discharged the entire indebtedness represented by the outstanding Notes, except for (i) the rights of Holders to receive payments in respect of the principal of, premium, if any, and interest on the Notes when such payments are due, (ii) the Issuer's obligations with respect to the Notes concerning issuing temporary Notes, registration of Notes, mutilated, destroyed, lost or stolen Notes and the maintenance of an office or agency for payments, (iii) the rights, powers, trust, duties and immunities of the Trustee and the Issuer's obligations in connection therewith and (iv) the Legal Defeasance provisions of the Indenture. In addition, the Issuer may, at its option and at any time, elect to have the obligations of the Parent Guarantor released with respect to certain covenants that are described in the Indenture ("Covenant Defeasance") and thereafter any omission or failure to comply with such obligations shall not constitute a Default or Event of Default with respect to the Notes. In the event Covenant Defeasance occurs, certain events (not including non-payment, bankruptcy, receivership, reorganization and insolvency events) described under "-- Event of Default" will no longer constitute an Event of Default with respect to the Notes.

     In order to exercise Legal Defeasance or Covenant Defeasance, (i) the Issuer must irrevocably deposit with the Trustee, in trust, for the benefit of the Holders cash in U.S. dollars, non-callable U.S. government obligations, or a combination thereof, in such amounts as will be sufficient, in the opinion of a nationally recognized firm of independent public accountants, to pay the principal of, premium, if any, and interest on the Notes on the stated date of payment thereof or on the applicable redemption date, as the case may be; (ii) in the case of Legal Defeasance, the Issuer shall have delivered to the Trustee an opinion of counsel in the United States reasonably acceptable to the Trustees confirming that (A) the Issuer has received from, or there has been published by, the Internal Revenue Service a ruling or (B) since the date of the Indenture, there has been a change in the applicable federal income tax law, in either case to the effect that, and based thereon such opinion of counsel shall confirm that, the Holders will not recognize income gain or loss for federal income tax purposes as a result of such Legal Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred; (iii) in the case of Covenant Defeasance, the Issuer shall have delivered to the Trustee an opinion of counsel in the United States reasonably acceptable to the Trustee confirming that the Holders will not recognize income gain or loss for federal income tax purposes as a result of such Covenant Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;
(iv) no Default or Event of Default shall have occurred and be continuing on the date of such deposit or insofar as Events of Default from bankruptcy or insolvency events are concerned, at any time in the period ending on the 91st day after the date of deposit; (v) such Legal Defeasance or Covenant Defeasance shall not result in a breach or violation of, or constitute a default under the Indenture or any other material agreement or instrument to which the Parent Guarantor or any of its Subsidiaries is a party or by which the Parent Guarantor or any of its Subsidiaries is bound; (vi) the Issuer shall have delivered to the Trustee an officers' certificate stating that the deposit was not made by the Issuer with the intent of preferring the Holders over any other creditors of the Issuer or with the intent of defeating, hindering, delaying or defrauding any other creditors of the Issuer or others;
(vii) the Issuer shall have delivered to the Trustee an officers' certificate and an opinion of counsel, each stating that all conditions precedent provided for or relating to the Legal Defeasance or the Covenant Defeasance have been complied with; (viii) the Issuer shall have delivered to the Trustee an opinion of counsel to the effect that after the 91st day following the deposit, the trust funds will not be subject to the effect of any applicable bankruptcy, insolvency, reorganization or similar laws affecting creditors' rights generally; and (ix) certain other customary conditions precedent are satisfied.

SATISFACTION AND DISCHARGE

     The Indenture will be discharged and will cease to be of further effect (except as to surviving rights or registration of transfer or exchange of the Notes, as expressly provided for in the Indenture) as to all outstanding Notes when (i) either (a) all the Notes theretofore authenticated and delivered (except lost, stolen or destroyed Notes which have been replaced or paid and Notes for whose payment money has theretofore been deposited in trust or segregated and held in trust by the Issuer and thereafter repaid to the Issuer or discharged from such trust) have been delivered to the Trustee for cancellation or (b) all Notes not theretofore delivered to the Trustee for cancellation have become due and payable and the Issuer has irrevocably deposited or caused to be deposited with the Trustee funds in an amount sufficient to pay and discharge the entire Indebtedness on the Notes not heretofore delivered to the Trustee for cancellation, for principal of, premium, if any, and interest on the Notes to the date of deposit together with irrevocable instructions from the Issuer directing the Trustee to apply such funds to the payment thereof at maturity or redemption, as the case may be; (ii) the Issuer has paid all other sums payable under the Indenture by the Issuer; and (iii) the Issuer has delivered to the Trustee an officers' certificate and an opinion of counsel stating that all conditions precedent under the Indenture relating to the satisfaction and discharge of the Indenture have been complied with.

MODIFICATION OF THE INDENTURE

     From time to time, the Issuer, the Parent Guarantor and the Trustee, without the consent of the Holders, may amend the Indenture for certain specified purposes, including curing ambiguities, defects or inconsistencies, so long as such charge does not adversely affect the rights of any of the Holders in any material respect. In formulating its opinion on such matters, the Trustee will be entitled to rely on such evidence as it deems appropriate, including, without limitation, solely on an opinion of counsel. Other modifications and amendments of the Indenture may be made with the consent of the Holders of a majority in principal amount of the then outstanding Notes issued under the Indenture, except that, without the consent of each Holder affected thereby, no amendment may: (i) reduce the amount of Notes whose holders must consent to an amendment; (ii) reduce the rate of or change or have the effect of changing the time for payment of interest, including defaulted interest, on any Notes; (iii) reduce the principal of or change or have the effect of changing the fixed maturity of any Notes, or change the date on which any Notes may be subject to redemption or repurchase, or reduce the redemption of repurchase price therefor;
(iv) make any Notes payable in money other than that stated in the Notes; (v) make any change in provisions of the Indenture protecting the right of each Holder to receive payment or principal of and interest on such Notes on or after the due date thereof or to bring suit to enforce such payment, or permitting Holders of a majority in principal amount of Notes to waive Defaults or Events of Default; (vi) amend, change or modify in any material respect the obligation of the Issuer to make and consummate a Change of Control Offer after a Change of Control shall have occurred or make and consummate a Net Proceeds Offer with respect to any Asset Sale that has been consummated or modify any of the provisions or definitions with respect thereto; (vii) modify or change any provision of the Indenture or the related definitions affecting the ranking of the Notes or the Parent Guarantee in a manner which adversely affects the Holders; (viii) release the Parent Guarantor from any of its obligations under the Parent Guarantee or the Indenture or (ix) make any change that would adversely affect the rights of holders to receive Additional Amounts.

GOVERNING LAW

     The Indenture provides that it and the Notes will be governed by, and construed in accordance with, the laws of the State of New York but without giving effect to applicable principles of conflicts of law to the extent that the application of the law of another jurisdiction would be required thereby. The Parent Guarantee will be governed by the laws of Ontario, except that upon a substitution of an Assuming Party for the Parent Guarantor in a Domestication Event, the Parent Guarantee will be governed by the laws of New York.

THE TRUSTEE

     The Indenture will provide that, except during the continuance of an Event of Default, the Trustee will perform only such duties as are specifically set forth in the Indenture. During the existence of an Event of Default, the Trustee will exercise such rights and powers vested in it by the Indenture, and use the same degree of care and skill in its exercise as a prudent man would exercise or use under the circumstances in the conduct of his own affairs.

     The Indenture and the provisions of the TIA contain certain limitations on the rights of the Trustee, should it become a creditor of the Issuer or the Parent Guarantor, to obtain payments of claims in certain cases or to realize on certain property received in respect of any such claim as security or otherwise. Subject to the TIA, the Trustee will be permitted to engage in other transactions; provided that if the Trustee acquires any conflicting interest as described in the TIA, it must eliminate such conflict or resign.

CERTAIN DEFINITIONS

     Set forth below is a summary of certain of the defined terms used in the Indenture. Reference is made to the Indenture for the full definition of all such terms, as well as any other terms used herein for which no definition is provided.

     "Accounts Receivable Subsidiary" means any Restricted Subsidiary that is organized solely for the purpose of and engaged solely in (i) purchasing, financing and collecting accounts receivable obligations of customers of the Parent Guarantor and its Restricted Subsidiaries; (ii) the sale or financing of such accounts receivable; and (iii) other activities incident thereto.

     "Acquired Indebtedness" means Indebtedness of a Person or any of its Subsidiaries existing at the time such Person becomes a Restricted Subsidiary or at the time it merges or consolidates with the Parent Guarantor or any of the Restricted Subsidiaries or assumed in connection with the acquisition of assets from such Person and in each case not incurred by such Person in connection with, or in anticipation or contemplation of, such Person becoming a Restricted Subsidiary or such acquisition, merger or consolidation.

     "Affiliate" means, with respect to any specified Person, any other Person who directly or indirectly through one or more intermediaries controls, or is controlled by, or is under common control with, such specified Person. The term "control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative of the foregoing.

     "Affiliate Transaction" has the meaning set forth under "-- Certain Covenants -- Limitations on Transactions with Affiliates."

     "Asset Acquisition" means (a) an Investment by the Parent Guarantor or any Restricted Subsidiary in any other Person pursuant to which such Person shall become a Restricted Subsidiary, or shall be merged with or into the Parent Guarantor or any Restricted Subsidiary, or (b) the acquisition by the Parent Guarantor or any Restricted Subsidiary of the assets of any Person (other than a Restricted Subsidiary) which constitute all or substantially all of the assets of such Person or comprises any division or line of business of such Person or any other properties or assets of such Person other than in the ordinary course of business.

     "Assuming Party" means a corporation organized by the Parent Guarantor under the laws of the United States, any State thereof, or the District of Columbia for the purpose of succeeding to the business of the Parent Guarantor in a Domestication Event.

     "Asset Sale" means any direct or indirect sale, issuance, conveyance, transfer, lease (other than operating leases entered into in the ordinary course of business), assignment or other transfer for value by the Parent Guarantor or any of the Restricted Subsidiaries (including any Sale and Leaseback Transaction) to any Person other than the Parent Guarantor or a Restricted Subsidiary of (a) any Capital Stock of any Restricted Subsidiary other than of an Assuming Party in connection with a Domestication Event; or (b) any other property or assets of the Parent Guarantor or any Restricted Subsidiary other than in the ordinary course of business; provided, however, that Asset Sales shall not include (i) a transaction or series of related transactions for which the Parent Guarantor or the Restricted Subsidiaries receive aggregate consideration of less than $1.0 million, (ii) the sale, lease, conveyance, disposition or other transfer of all or substantially all of the assets of the Parent Guarantor as permitted by the covenant described under "-- Certain Covenants -- Merger, Amalgamation, Consolidation and Sale of Assets;" (iii) any sale of accounts receivable or inventories in the normal course of business (including sales by an Accounts Receivable Subsidiary) or in connection with the sale of a distribution business or a sale of a Restricted Subsidiary principally engaged in a distribution business; (iv) any sale of Excluded Assets.

     "Board of Directors" means, as to any Person, the board of directors of such Person or any duly authorized committee thereof.

     "Board Resolution" means, with respect to any Person, a copy of a resolution certified by the Secretary or an Assistant Secretary of such Person to have been duly adopted by the Board of Directors of such Person and to be in full force and effect on the date of such certification, and delivered to the Trustee.

     "Capitalized Lease Obligation" means, as to any Person, the obligations of such Person under a lease that are required to be classified and accounted for as capital lease obligations under GAAP and, for purposes of this definition, the amount of such obligations at any date shall be the capitalized amount of such obligations at such date, determined in accordance with GAAP.

     "Capital Stock" means (i) with respect to any Person that is a corporation, any and all shares, interests, participations or other equivalents (however designated and whether or not voting) of corporate stock, including each class of Common Stock and Preferred Stock of such Person and options, warrants or other rights to acquire the same and (ii) with respect to any Person that is not a corporation, any and all partnership or other equity interests of such Person.

     "Cash Equivalents" means (i) marketable direct obligations issued by, or unconditionally guaranteed by, the United States Government or issued by any agency thereof and backed by the full faith and credit of the United States, in each case maturing within one year from the date of acquisition thereof; (ii) marketable direct obligations issued by any state of the United States of America or any political subdivision of any such state or any public instrumentality thereof maturing within one year from the date of acquisition thereof and, at the time of acquisition, having one of the two highest ratings obtainable from either Standard & Poor's Corporation ("S&P") or Moody's Investors Service, Inc. ("Moody's"); (iii) commercial paper maturing no more than one year from the date of creation thereof and, at the time of acquisition, having a rating of at least A-1 from S&P or at least P-1 from Moody's; (iv) certificates of deposit or bankers' acceptances maturing within one year from the date of acquisition thereof issued by any bank organized under the laws of the United States of America or any state thereof or the District of Columbia or any U.S. branch of a foreign bank having at the date of acquisition thereof combined capital and surplus of not less than $250,000,000; (v) repurchase obligations with a term of not more than seven days for underlying securities of the types described in clause (i) above entered into with any bank meeting the qualifications specified in clause (iv) above; and (vi) investments in money market funds which invest substantially all their assets in securities of the types described in clauses (i) through (v) above.

     "Change of Control" means the occurrence of one or more of the following events: (i) any sale, lease, exchange or other transfer (in one transaction or a series of related transactions) of all or substantially all of the assets of the Parent Guarantor (other than to an Assuming Party in a Domestication Event) to any Person or group of related Persons for purposes of
Section 13(d) of the Exchange Act (a "Group"), together with any Affiliates thereof (whether or not otherwise in compliance with the provisions of the Indenture); (ii) the approval by the holders of Capital Stock of the Parent Guarantor of any plan or proposal for the liquidation or dissolution of the Parent Guarantor (whether or not otherwise in compliance with the provisions of the Indenture) (other than in connection with a Domestication Event if (x) such plan or proposal will not be effected until after the Assuming Party has been substituted for the Parent Guarantor as provided for in the Indenture and (y) after giving effect to such Domestication Event, no Person or Group shall become the beneficial owner, directly or indirectly, of more than 50% of the aggregate voting power represented by the issued and outstanding Capital Stock of the Assuming Party); or (iii) any Person or Group shall become the beneficial owner, directly or indirectly, of shares representing more than 50% of the aggregate ordinary voting power represented by the issued and outstanding Capital Stock of the Parent Guarantor, other than shares of Capital Stock of the Parent Guarantor acquired by the Assuming Party in connection with a Domestication Event.

     "Change of Control Offer" has the meaning set forth under "-- Change of Control."

     "Change of Control Payment Date" has the meaning set forth under "-- Change of Control."

     "Common Stock" of any Person means any and all shares, interests or other participations in, and other equivalents (however designated and whether voting or non-voting) of such Person's common stock, whether outstanding on the Issue Date or issued after the Issue Date, and includes, without limitation, all series and classes of such common stock.

     "Consolidated EBITDA" means, with respect to the Parent Guarantor, for any period, the sum (without duplication) of (i) Consolidated Net Income and (ii) to the extent Consolidated Net Income has been reduced thereby, (A) all income taxes of the Parent Guarantor and the Restricted Subsidiaries paid or accrued in accordance with GAAP for such period (other than income taxes attributable to extraordinary, unusual or nonrecurring gains or losses or taxes attributable to sale or dispositions outside the ordinary course of business), (B) Consolidated Interest Expense and (C) Consolidated Non-cash Charges, less any non-cash items increasing Consolidated Net Income in excess of $3.0 million for such period, all as determined on a consolidated basis for the Parent Guarantor and the Restricted Subsidiaries in accordance with GAAP.

     "Consolidated Fixed Charge Coverage Ratio" means, with respect to the Parent Guarantor, the ratio of Consolidated EBITDA of the Parent Guarantor during the four full fiscal quarters (the "Four Quarter Period") ending on or prior to the date of the transaction giving rise to the need to calculate the Consolidated Fixed Charge Coverage Ratio (the "Transaction Date") to Consolidated Fixed Charges of the Parent Guarantor for the Four Quarter Period. In addition to and without limitation of the foregoing, for purposes of this definition, "Consolidated EBITDA" and "Consolidated Fixed Charges" shall be calculated after giving effect on a pro forma basis for the period of such calculation to (i) the incurrence or repayment of any Indebtedness of the Parent Guarantor or any of the Restricted Subsidiaries (and the application of the proceeds thereof) giving rise to the need to make such calculation and any incurrence or repayment of other Indebtedness (and the application of the proceeds thereof), other than the incurrence or repayment of Indebtedness in the ordinary course of business for working capital purposes pursuant to working capital facilities, occurring during the Four Quarter Period or at any time subsequent to the last day of the Four Quarter Period and on or prior to the Transaction Date, as if such incurrence or repayment, as the case may be (and the application of the proceeds thereof), occurred on the first day of the Four Quarter Period and (ii) any asset sales or other disposition or Asset Acquisitions (including, without limitation, any Asset Acquisition giving rise to the need to make such calculation as a result of the Parent Guarantor or one of the Restricted Subsidiaries (including any person who becomes a Restricted Subsidiary as a result of the Asset Acquisition) incurring, assuming or otherwise being liable for Acquired Indebtedness and also including any Consolidated EBITDA (provided that such Consolidated EBITDA shall be included only to the extent includable pursuant to the definition of "Consolidated Net Income" attributable to the assets which are the subject of the Asset Acquisition or asset sale or other disposition during the Four Quarter Period) occurring during the Four Quarter Period or at any time subsequent to the last day of the Four Quarter Period and on or prior to the Transaction Date as if such Asset Acquisition or asset sale or other disposition (including the incurrence, assumption or liability for any such Acquired Indebtedness) occurred on the first day of the Four Quarter Period. If the Parent Guarantor or any of the Restricted Subsidiaries directly or indirectly guarantees Indebtedness of a third Person, the preceding sentence shall give effect to the incurrence of such guaranteed Indebtedness as if the Parent Guarantor or any Restricted Subsidiary had directly incurred or otherwise assumed such guaranteed Indebtedness. Furthermore, in calculating "Consolidated Fixed Charges" for purposes of determining the denominator (but not the numerator) of this "Consolidated Fixed Charge Coverage Ratio," (1) interest on outstanding Indebtedness determined on a fluctuating basis as of the Transaction Date and which will continue to be so determined thereafter shall be deemed to have accrued at a fixed rate per annum equal to the rate of interest on such Indebtedness in effect on the Transaction Date; (2) if interest on any Indebtedness actually incurred on the Transaction Date may optionally be determined at an interest rate based upon a factor of a prime or similar rate, a eurocurrency interbank offered rate, or other rates, then the interest rate in effect on the Transaction Date will be deemed to have been in effect during the Four Quarter Period; and (3) notwithstanding clause (1) above, interest on Indebtedness determined on a fluctuating basis, to the extent such interest is covered by agreements relating to Interest Swap Obligations, shall be deemed to accrue at the rate per annum resulting after giving effect to the operation of such agreements.

     "Consolidated Fixed Charges" means, with respect to the Parent Guarantor for any period, the sum, without duplication, of (i) Consolidated Interest Expense, plus (ii) the product of (x) the amount of all dividend payments on any series of Preferred Stock of the Parent Guarantor (other than dividends paid in Qualified Capital Stock) paid, accrued or scheduled to be paid or accrued during such period times (y) a fraction, the numerator of which is one and the denominator of which is one minus the then current effective consolidated foreign, federal, state, provincial and local income tax rate of the Parent Guarantor, expressed as a decimal.

     "Consolidated Interest Expense" means, with respect to the Parent Guarantor for any period, the sum of, without duplication: (i) the aggregate of the interest expense (net of interest income) of the Parent Guarantor and the Restricted Subsidiaries for such period determined on a consolidated basis in accordance with GAAP, including without limitation, (a) any amortization of debt discount, (b) the net costs under Interest Swap Obligations, (c) all capitalized interest and (d) the interest portion of any deferred payment obligation; and
(ii) the interest component of Capitalized Lease Obligations paid, accrued and/or scheduled to be paid or accrued by the Parent Guarantor and the Restricted Subsidiaries during such period as determined on a consolidated basis in accordance with GAAP.

     "Consolidated Net Income" means, with respect to the Parent Guarantor, for any period, the aggregate net income (or loss) of the Parent Guarantor and the Restricted Subsidiaries for such period on a consolidated basis, determined in accordance with GAAP; provided that there shall be excluded therefrom (i) after-tax gains and losses from Asset Sales or abandonments or reserves relating thereto, (ii) extraordinary or nonrecurring gains, (iii) the net income of any Person acquired in a "pooling of interests" transaction accrued prior to the date it becomes a Restricted Subsidiary or is merged or consolidated with the Parent Guarantor or any Restricted Subsidiary, (iv) the net income (but not loss) of any Restricted Subsidiary to the extent that the declaration of dividends or similar distributions by that Restricted Subsidiary of that income is restricted by a contract, operation of law or otherwise (other than any such restriction permitted pursuant to clauses (5), (6) and (7) of the covenant described under "-- Certain Covenants -- Limitation on Dividend and Other Payment Restrictions Affecting Restricted Subsidiaries"), (v) the net income of any Person, other than a Restricted Subsidiary, except to the extent of cash dividends or distributions paid to the Parent Guarantor or to a Restricted Subsidiary by such person, (vi) any restoration to income of any contingency reserve, except to the extent that provision for such reserve was made out of Consolidated Net Income accrued at any time following the Issue Date, (vii) income or loss attributable to discontinued operations (including, without limitation, operations disposed of during such period whether or not such operations were classified as discontinued) and (viii) in the case of a successor to the Parent Guarantor by consolidation or merger or as a transferee of the Parent Guarantor's assets, any earnings of the successor corporation prior to such consolidation, merger or transfer of assets.

     "Consolidated Non-cash Charges" means, with respect to the Parent Guarantor, for any period, the aggregate depreciation, amortization and other non-cash expenses of the Parent Guarantor and the Restricted Subsidiaries reducing Consolidated Net Income of the Parent Guarantor for such period, determined on a consolidated basis in accordance with GAAP (excluding any such charges in excess of $3.0 million in the aggregate during such period which require an accrual of or a reserve for cash charges for any future period).

     "Covenant Defeasance" has the meaning set forth under "-- Legal Defeasance and Covenant Defeasance."

     "Currency Agreement" means any foreign exchange contract, currency swap agreement or other similar agreement or arrangement designed to protect the Parent Guarantor or any Restricted Subsidiary against fluctuations in currency values.

     "Default" means an event or condition the occurrence of which is, or with the lapse of time or the giving of notice of both would be, an Event of Default.

     "Designation" has the meaning set forth under "-- Certain
Covenants -- Limitation on Designations of Unrestricted Subsidiaries."

     "Designation Amount" has the meaning set forth under "-- Certain Covenants -- Limitation on Designations of Unrestricted Subsidiaries."

     "Disqualified Capital Stock" means that portion of any Capital Stock which, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or is mandatorily exchangeable for Indebtedness, or is redeemable, or exchangeable for Indebtedness, at the sole option of the holder thereof on or prior to the final maturity date of the Notes, in each case other than redemptions or exchanges in which the consideration to be received is Qualified Capital Stock.

     "Domestication Event" means a transaction or series of transactions pursuant to which an Assuming Party succeeds to the business of the Parent Guarantor, through the direct or indirect acquisition of the Parent Guarantor or by which the Parent Guarantor becomes a Subsidiary of the Assuming Party or the Assuming Party otherwise acquires directly or indirectly all or substantially all the assets of the Parent Guarantor, and in any case assumes the liabilities of the Parent Guarantor, provided that (i) the Assuming Party concurrently assumes the obligations of the Parent Guarantor under the Parent Guarantee and the Indenture pursuant to a supplemental indenture (in form reasonably satisfactory to the Trustee) executed and delivered to the Trustee, (ii) immediately before and immediately after giving effect to such transaction and the assumption contemplated by clause (i) above, no Default or Event of Default shall have occurred and be continuing, and (iii) the Parent Guarantor and the Assuming Party shall have delivered to the Trustee an Officers' Certificate and an Opinion of Counsel stating that the Domestication Event and the supplemental indenture required in connection with the Domestication Event comply with the applicable provisions of the Indenture and that all conditions precedent in the Indenture relating to the Domestication Event have been satisfied.

     "Exchange Act" means the Securities Exchange Act of 1934, as amended, or any successor statute or statutes thereto.

     "Excluded Assets" means the property and assets located at the research, development and training center in LaVergne, Tennessee and the distribution facility in Brantford, Ontario.

     "fair market value" means, with respect to any asset or property, the price which could be negotiated in an arm's-length, free market transaction, for cash, between a willing seller and a willing and able buyer, neither of whom is under undue pressure or compulsion to complete the transaction. Fair market value shall be determined by the Board of Directors of the Issuer acting reasonably and in good faith and shall be evidenced by a Board Resolution of the Board of Directors of the Issuer delivered to the Trustee.

     "GAAP" means generally accepted accounting principles set forth in the opinions and pronouncements of the Canadian Institute of Chartered Accountants.

     "incur" has the meaning set forth under "-- Certain Covenants -- Limitation on Incurrence on Additional Indebtedness."

     "Indebtedness" means, with respect to any Person, without duplication, (i) all Obligations of such Person for borrowed money, (ii) all Obligations of such Person evidenced by bonds, debentures, notes or other similar instruments, (iii) all Capitalized Lease Obligations of such Person, (iv) all Obligations of such Person issued or assumed as the deferred purchase price of property, all conditional sale obligations and all Obligations under any title retention agreement (but excluding trade accounts payable and other accrued liabilities arising in the ordinary course of business that are not overdue by 90 days or more or are being contested in good faith by appropriate proceedings promptly instituted and diligently conducted), (v) all Obligations for the reimbursement of any obligor on any letter of credit, banker's acceptance or similar credit transaction, (vi) guarantees and other contingent obligations in respect of Indebtedness referred to in clauses (i) through (v) above and clause (viii) below, (vii) all Obligations of any other Person of the type referred to in clauses (i) through (vi) which are secured by any Lien on any property or asset of such Person, the amount of such Obligation being deemed to be the lesser of the fair market value of such property or asset or the amount of the Obligation so secured, (viii) all Obligations under currency agreements and interest swap agreements of such Person and (ix) all Disqualified Capital Stock issued by such Person with the amount of Indebtedness represented by such Disqualified Capital Stock being equal to the greater of its voluntary or involuntary liquidation preference and its maximum fixed repurchase price, but excluding accrued dividends, if any. For purposes hereof, the "maximum fixed repurchase price" of any Disqualified Capital Stock which does not have a fixed repurchase price shall be calculated in accordance with the terms of such Disqualified Capital Stock as if such Disqualified Capital Stock were purchased on any date on which Indebtedness shall be required to be determined pursuant to the Indenture, and if such price is based upon, or measured by, the fair market value of such Disqualified Capital Stock, such fair market value shall be determined reasonably and in good faith by the Board of Directors of the issuer of such Disqualified Capital Stock. "Indebtedness," shall not be deemed to include customary indemnity obligations of the Parent Guarantor or a Restricted Subsidiary incurred in connection with an Asset Sale or warranty obligations of the Parent Guarantor or a Restricted Subsidiary incurred in the ordinary course of business.

     "Independent Financial Advisor" means a firm (i) which does not, and whose directors, officers and employees and Affiliates do not, have a direct or indirect financial interest in the Parent Guarantor or any of the Restricted Subsidiaries and (ii) which, in the judgment of the Board of Directors of the Parent Guarantor, is otherwise independent and qualified to perform the task for which it is to be engaged.

     "Initial Purchasers" means Salomon Brothers Inc, Credit Suisse First Boston Corporation and First Union Capital Markets, a division of Wheat First Securities, Inc.

     "Interest Swap Obligations" means the obligations of any Person pursuant to any arrangement with any other Person, whereby, directly or indirectly, such Person is entitled to receive from time to time periodic payments calculated by applying either a floating or a fixed rate of interest on a stated notional amount in exchange for periodic payments made by such other Person calculated by applying a fixed or a floating rate of interest on the same notional amount and shall include, without limitation, interest rate swaps, caps, floors, collars and similar agreements.

     "Investment" means, with respect to any Person, (i) any direct or indirect loan or other extension of credit (including, without limitation, a guarantee) to or capital contribution to (by means of any transfer of cash or other property to others or any payment for property or services for the account or use of others), or any purchase or acquisition by such Person of any Capital Stock, bonds, notes, debentures or other securities or evidences of Indebtedness issued by, any Person. "Investment" shall exclude extensions of trade credit by the Parent Guarantor and the Restricted Subsidiaries on commercially reasonable terms in accordance with normal trade practices of the Parent Guarantor or such Restricted Subsidiary, as the case may be. If the Parent Guarantor or any Restricted Subsidiary sells or otherwise disposes of any Capital Stock of any Restricted Subsidiary (the "Referent Subsidiary") such that, after giving effect to any such sale or disposition the Referent Subsidiary shall cease to be a Restricted Subsidiary, the Parent Guarantor shall be deemed to have made an Investment on the date of any such sale or disposition equal to the fair market value of the Capital Stock of the Referent Subsidiary not sold or disposed of.

     "Issue Date" means the date of original issuance of the Notes.

     "Legal Defeasance" has the meaning set forth under "-- Legal Defeasance and Covenant Defeasance."

     "Lien" means any lien, mortgage, deed of trust, pledge, security interest, charge or encumbrance of any kind (including any conditional sale or other title retention agreement, any lease in the nature thereof and any agreement to give any security interest).

     "Net Cash Proceeds" means, with respect to any Asset Sale, the proceeds in the form of cash or Cash Equivalents, including payments in respect of deferred payment obligations, when received in the form of cash or Cash Equivalents (other than the portion of any such deferred payment constituting interest) received by the Parent Guarantor or any of the Restricted Subsidiaries from such Asset Sale net of (a) reasonable out-of-pocket expenses and fees relating to such Asset Sale (including, without limitation, legal, accounting and investment banking fees and sales commissions), (b) taxes paid or payable after taking into account any reduction in consolidated tax liability due to available tax credits or deductions and any tax sharing arrangements, (c) repayments of Indebtedness secured by the property or assets subject to such Asset Sale that is required to be repaid in connection with such Asset Sale and (d) appropriate amounts to be provided by the Parent Guarantor or any Restricted Subsidiary, as the case may be, as a reserve, in accordance with GAAP, against any liabilities associated with such Asset Sale and retained by the Parent Guarantor or any Restricted Subsidiary, as the case may be, after such Asset Sale, including, without limitation, pension and other post-employment benefit liabilities, liabilities related to environmental matters and liabilities under any indemnification obligations associated with such Asset Sale.

     "Net Proceeds Offer" has the meaning set forth under "-- Certain Covenants -- Limitation on Asset Sales."

     "Net Proceeds Offer Amount" has the meaning set forth under "-- Certain Covenants -- Limitation on Asset Sales."

     "Net Proceeds Offer Payment Date" had the meaning set forth under "-- Certain Covenants -- Limitation on Asset Sales."

     "Net Proceeds Offer Trigger Date" has the meaning set forth under "-- Certain Covenants -- Limitation on Asset Sales."

     "Obligations" means all obligations for principal, premium, interest, penalties, fees, indemnifications, reimbursements, damages and other liabilities payable under the documentation governing any Indebtedness.

     "Permitted Indebtedness" means, without duplication, each of the following:

          (i) Indebtedness under the Notes, the Indenture and the Parent Guarantee in an aggregate principal amount not to exceed $150.0 million;

          (ii) Indebtedness in an aggregate principal amount at any time outstanding not to exceed on the date of incurrence the greater of (x) $100.0 million, and (y) the sum of (a) 85% of the net book value of accounts receivable of the Parent Guarantor and the Restricted Subsidiaries and (b) 65% of the net book value of the inventory of the Parent Guarantor and the Restricted Subsidiaries;

          (iii) Interest Swap Obligations of the Parent Guarantor and the Restricted Subsidiaries covering Indebtedness of the Parent Guarantor or any Restricted Subsidiary; provided, however, that such Interest Swap Obligations are entered into to protect the Parent Guarantor and the Restricted Subsidiaries from fluctuations in interest rates on Indebtedness incurred in accordance with the Indenture to the extent the notional principal amount of such Interest Swap Obligations does not exceed the principal amount of the Indebtedness to which such Interest Swap Obligations relates;

          (iv) Indebtedness under Currency Agreements; provided that in the case of Currency Agreements which relate to Indebtedness, such Currency Agreements do not increase the Indebtedness of the Parent

     Guarantor and the Restricted Subsidiaries outstanding other than as a result of fluctuations in foreign currency exchange rates or by reason of fees, indemnities and compensation payable thereunder;

          (v) Indebtedness of a Restricted Subsidiary to the Parent Guarantor or a Restricted Subsidiary for so long as such Indebtedness is held by the Parent Guarantor or a Restricted Subsidiary, in each case subject to no Lien held by a Person other than the Parent Guarantor or a Restricted Subsidiary; provided that if as of any date any Person other than the Parent Guarantor or a Restricted Subsidiary owns or holds any such Indebtedness or holds a Lien in respect of such Indebtedness, such date shall be deemed the incurrence of Indebtedness not constituting Permitted Indebtedness by the issuer of such Indebtedness.

          (vi) Indebtedness of the Parent Guarantor to a Restricted Subsidiary for so long as such Indebtedness is held by a Restricted Subsidiary, in each case subject to no Lien; provided that (a) any Indebtedness of the Parent Guarantor to any Restricted Subsidiary is unsecured and subordinated, pursuant to a written agreement, to the Parent Guarantor's obligations under the Indenture and the Parent Guarantee and (b) if as of any date any person other than a Restricted Subsidiary owns or holds any such Indebtedness or any Person holds a Lien in respect of such Indebtedness, such date shall be deemed the incurrence of Indebtedness not constituting Permitted Indebtedness by the Parent Guarantor;

          (vii) Indebtedness arising from the honoring by a bank or other financial institution of a check, draft or similar instrument inadvertently (except in the case of daylight overdrafts) drawn against insufficient funds in the ordinary course of business; provided, however, that such Indebtedness is extinguished within five business days of incurrence;

          (viii) Indebtedness of the Parent Guarantor or any of the Restricted Subsidiaries represented by letters of credit for the account of the Parent Guarantor or such Restricted Subsidiary, as the case may be, in order to provide security for workers' compensation claims, payment obligations in connection with self-insurance or similar requirements in the ordinary course of business;

          (ix) Refinancing Indebtedness;

          (x) Purchase Money Indebtedness and Capitalized Lease Obligations (and any Indebtedness incurred to Refinance such Purchase Money Indebtedness or Capitalized Lease Obligations) not to exceed $15.0 million at any one time outstanding; and

          (xi) Indebtedness of the Parent Guarantor and the Restricted Subsidiaries in an aggregate principal amount not to exceed $20.0 million at any one time outstanding.

     "Permitted Investments" means (i) Investments by the Parent Guarantor or any Restricted Subsidiary in any Person that is or will become immediately after such Investment a Restricted Subsidiary or that will merge or consolidate into the Parent Guarantor or a Restricted Subsidiary; (ii) Investments in the Parent Guarantor by any Restricted Subsidiary; provided that any Indebtedness evidencing such Investment is unsecured and subordinated, pursuant to a written agreement, to the Parent Guarantor's obligations under the Parent Guarantee and the Indenture; (iii) Investments in cash and Cash Equivalents; (iv) loans and advances to employees and officers of the Parent Guarantor and the Restricted Subsidiaries in the ordinary course of business for bona fide business purposes not in excess of $2.0 million at any time outstanding; (v) Currency Agreements and Interest Swap Obligations entered into in the ordinary course of the Parent Guarantor's or a Restricted Subsidiary's businesses and otherwise in compliance with the Indenture; (vi) Investments in securities of trade creditors or customers received pursuant to any plan of reorganization or similar arrangement upon the bankruptcy or insolvency of such trade creditors or customers, or the refinancing of, or a settlement of amounts due under, one or more trade accounts extended in the normal course of business to customers of the Parent Guarantor or a Restricted Subsidiary which are in default under their standard credit terms; (vii) Investments made by the Parent Guarantor or the Restricted Subsidiaries as a result of consideration received in connection with an Asset Sale made in compliance with the covenant described under "-- Certain
Covenants -- Limitation on Asset Sales"; (viii) Investments of the Parent Guarantor in Qualified Capital Stock of an Assuming Party and (ix) Investments in Persons, including, without limitation, Unrestricted Subsidiaries and joint ventures, engaged in a business similar or related to the businesses in which the Parent Guarantor and the Restricted Subsidiaries are engaged on the Issue Date not to exceed $15.0 million at any one time outstanding.

     "Permitted Liens" means the following types of Liens:

          (i) Liens for taxes, assessments or governmental charges or claims either (a) not delinquent or (b) contested in good faith by appropriate proceedings and as to which the Parent Guarantor shall have set aside on its books such reserves as may be required pursuant to GAAP;

          (ii) statutory Liens of landlords and Liens of carriers, warehousemen, mechanics, suppliers, materialmen, repairmen and other Liens imposed by law incurred in the ordinary course of business for sums not yet delinquent or being contested in good faith, if such reserve or other appropriate provision, if any, as shall be required by GAAP shall have been made in respect thereof;

          (iii) Liens incurred or deposits made in the ordinary course of business in connection with workers' compensation, unemployment insurance and other types of social security, including any Lien securing letters of credit issued in the ordinary course of business consistent with past practice in connection therewith, or to secure the performance of tenders, statutory obligations, surety and appeal bonds, bids, leases, government contracts, performance and return-of-money bonds and other similar obligations (exclusive of obligations for the payment of borrowed money);

          (iv) judgment Liens not giving rise to an Event of Default so long as such Lien is adequately bonded and any appropriate legal proceeds which may have been duly initiated for the review of such judgment shall not have been finally terminated or the period within which such proceedings may be initiated shall not have expired;

          (v) easements, rights-of-way, zoning restrictions and other similar charges or encumbrances in respect of real property not interfering in any material respect with the ordinary conduct of the business of the Parent Guarantor;

          (vi) purchase money Liens securing Indebtedness to finance property or assets of the Parent Guarantor, and Liens securing Indebtedness which Refinances any such Indebtedness; provided, however, that (A) the related purchase money Indebtedness (or Refinancing Indebtedness) shall not exceed the cost of such property or assets and shall not be secured by any property or assets of the Parent Guarantor other than the property and assets so acquired and (B) the Lien securing the purchase money Indebtedness shall be created within 90 days of such acquisition;

          (vii) Liens upon specific items of inventory or other goods and proceeds of any Person securing such Person's obligations in respect of bankers' acceptances issued or created for the account of such Person to facilitate the purchase, shipment or storage of such inventory or other goods;

          (viii) Liens securing reimbursement obligations with respect to commercial letters of credit which encumber documents and other property relating to such letters of credit and products and proceeds thereof;

          (ix) Liens encumbering deposits made to secure obligations arising from statutory, regulatory, contractual or warranty requirements of the Parent Guarantor, including rights of offset and set-off;

          (x) Liens securing Interest Swap Obligations which Interest Swap Obligations related to Indebtedness that is otherwise permitted under the Indenture;

          (xi) Liens securing Indebtedness under Currency Agreements; and

          (xii) Liens securing Acquired Indebtedness (and any Indebtedness which Refinances such Acquired Indebtedness) incurred in accordance with the covenant described under "-- Certain Covenants -- Limitation on Incurrence of Additional Indebtedness"; provided that (A) such Liens secured the Acquired Indebtedness at the time of and prior to the incurrence of such Acquired Indebtedness by the Parent Guarantor and were not granted in connection with, or in anticipation of the incurrence of such Acquired Indebtedness by the Parent Guarantor and (B) such Liens do not extend to or cover any property or assets of the Parent Guarantor other than the property or assets that secured the Acquired Indebtedness prior to the time such Indebtedness became Acquired Indebtedness of the Parent Guarantor.

     "Person" means an individual, partnership, corporation, limited liability company, unincorporated organization, trust or joint venture, or a governmental agency or political subdivision thereof.

     "Preferred Stock" of any Person means any Capital Stock of such Person that has preferential rights to any other Capital Stock of such Person with respect to dividends or redemptions or upon liquidation.

     "Public Equity Offering" has the meaning set forth under "-- Redemption -- Optional Redemption upon Public Equity Offerings."

     "Purchase Money Indebtedness" means Indebtedness of the Parent Guarantor or any Restricted Subsidiary incurred for the purpose of financing all or any part of the purchase price or the cost of construction or improvement of any property, provided that the aggregate principal amount of such Indebtedness does not exceed the lesser of the fair market value of such property or such purchase price or cost.

     "Qualified Capital Stock" means any Capital Stock that is not Disqualified Capital Stock.

     "Reference Date" has the meaning set forth under "-- Certain
Covenants -- Limitation on Restricted Payments."

     "Refinance" means in respect of any security or Indebtedness, to refinance, extend, renew, refund, repay, prepay, redeem, defease or retire, or to issue a security or Indebtedness in exchange or replacement for, such security or Indebtedness in whole or in part. "Refinanced" and "Refinancing" shall have correlative meanings.

     "Refinancing Indebtedness" means any Refinancing by the Parent Guarantor or any Restricted Subsidiary of Indebtedness incurred in accordance with the covenant described under "-- Certain Covenants Limitation on Incurrence of Additional Indebtedness" (other than pursuant to clause (ii), (iii), (iv), (v),
(vi), (vii), (viii), (x) or (xi) of the definition of Permitted Indebtedness), in each case that does not (1) result in an increase in the aggregated principal amount of any of Indebtedness of such Person as of the date of such proposed Refinancing (plus the amount of any premium required to be paid under the terms of the instrument governing such Indebtedness and plus the amount of reasonable expenses incurred in connection with such Refinancing) or (2) create Indebtedness with (A) a Weighted Average Life to Maturity that is less than the Weighted Average Life to Maturity of the Indebtedness being Refinanced or (B) a final maturity earlier than the final maturity of the Indebtedness being Refinanced; provided that if such Indebtedness being Refinanced is Indebtedness of the Issuer and/or the Parent Guarantor, then such Refinancing Indebtedness shall be Indebtedness solely of the Issuer and/or the Parent Guarantor.

     "Registration Rights Agreement" means (i) the Registration Rights Agreement dated the Issue Date among the Issuer, the Parent Guarantor and the Initial Purchasers, and (ii) any registration rights agreement by and among the Issuer, the Parent Guarantor and purchasers of Notes issued after the Issue Date.

     "Restricted Payment" has the meaning set forth under "-- Certain Covenants -- Limitation on Restricted Payments."

     "Restricted Subsidiary" means any Subsidiary of the Parent Guarantor that has not been designated by the Board of Directors of the Parent Guarantor, by a Board Resolution delivered to the Trustee, as an Unrestricted Subsidiary pursuant to and in compliance with the covenant described under "-- Certain Covenants -- Limitation on Designations of Unrestricted Subsidiaries." Any such Designation may be revoked by a Board Resolution of the Parent Guarantor delivered to the Trustee, subject to the provisions of such covenant.

     "Revocation" has the meaning set forth under "-- Certain
Covenants -- Limitation on Designations of Unrestricted Subsidiaries."

     "Sale and Leaseback Transaction" means any direct or indirect arrangement with any Person or to which any such Person is a party, providing for the leasing to the Parent Guarantor or a Restricted Subsidiary of any property, whether owned by the Parent Guarantor or any Restricted Subsidiary at the Issue Date or later acquired, which has been or is to be sold or transferred by the Parent Guarantor or such Restricted Subsidiary to such Person or to any other Person from whom funds have been or are to be advanced by such Person on the security of such Property.

     "Significant Subsidiary" means any Restricted Subsidiary that satisfies the criteria for a "significant subsidiary" set forth in Rule 1.02(w) of Regulation S-X under the Exchange Act.

     "Subsidiary," with respect to any Person, means (i) any corporation of which the outstanding Capital Stock having at least a majority of the votes entitled to be cast in the election of directors under ordinary circumstances shall at the time be owned, directly or indirectly, by such Person or (ii) any other Person of which at least a majority of the voting interest under ordinary circumstances is at the time, directly or indirectly, owned by such Person.

     "Surviving Entity" has the meaning set forth under "-- Certain Covenants -- Merger, Amalgamation, Consolidation and Sale of Assets."

     "Tax" means any tax, duty, assessment or governmental charge of whatever nature (or interest on, or penalties or other additions to, any of the foregoing) imposed or levied by or on behalf of, or within, Canada or any Province of Canada or any political subdivision or taxing authority of Canada or any Province of Canada.

     "Unrestricted Subsidiary" means any Subsidiary of the Parent Guarantor designated as such pursuant to and in compliance with the covenant described under "-- Certain Covenants -- Limitation on Designations of Unrestricted Subsidiaries." Any such designation may be revoked by a Board Resolution of the Parent Guarantor delivered to the Trustee, subject to the provisions of such covenant.

     "Weighted Average Life to Maturity" means, when applied to any Indebtedness at any date, the number of years obtained by dividing (a) the then outstanding aggregate principal amount of such Indebtedness into (b) the sum of the total of the products obtained by multiplying (i) the amount of each then remaining installment, sinking fund, serial maturity or other required payment of principal, including payment at final maturity, in respect thereof, by (ii) the number of years (calculated to the nearest one-twelfth) which will elapse between such date the making of such payment.

                         BOOK ENTRY; DELIVERY AND FORM

     Except as described in the next paragraph, the Notes initially will be issued in one or more global certificates in definitive, fully registered form (the "Global Notes"). The Global Notes will be deposited on the Issue Date with, or on behalf of, DTC and registered in the name of a nominee of DTC.

     Notes held by QIBs who elect to take physical delivery of their certificates instead of holding their interest through the Global Notes (and which are thus ineligible to trade through DTC) (collectively referred to herein as the "Non-Global Purchasers") will be issued in registered certificated form ("Certificated Securities"). Upon the transfer to a QIB of any Certificated Security initially issued to a Non-Global Purchaser, such Certificated Security will, unless the transferee requests otherwise or the Global Notes have previously been exchanged in whole for Certificated Securities, be exchanged for an interest in a Global Note.

THE GLOBAL NOTES

     The Issuer expects that pursuant to procedures established by DTC (i) upon the issuance of the Global Notes, DTC or its custodian will credit, on its internal system, the principal amount of Notes of the individual beneficial interest represented by such Global Notes to the respective accounts for persons who have accounts with DTC ("participants") and (ii) ownership of beneficial interest in the Global Notes will be shown on, and the transfer of such ownership will be effected only through, records maintained by DTC or its nominee (with respect to interests of participants) and the records of participants (with respect to interests of persons other than participants). Such accounts initially will be designated by or on behalf of the Initial Purchasers and ownership of beneficial interests in the Global Notes will be limited to participants or persons who hold interest through participants. QIBs hold their interests in the Global Notes directly through DTC, if they are participants, or indirectly through organizations which are participants. Any person acquiring an interest in a Global Note through an offshore transaction in reliance on Regulation S of the Securities Act may hold such interest through Cedel or Euroclear. The laws of some jurisdictions require that certain purchasers of securities take physical delivery of such securities in definitive form. Such limits and such laws may impair the ability to transfer beneficial interests in a Global Note.

     So long as DTC or its nominee is the registered owner or holder of the Notes, DTC or such nominee, as the case may be, will be considered the sole owner or holder of the Notes represented by such Global Note for all purposes under the Indenture. No beneficial owner of an interest in any Global Note will be able to transfer that interest except in accordance with DTC's procedures, in addition to those provided for under the Indenture.

     Payments of the principal of, premium, if any, and interest (including Additional Interest) on, the Global Notes will be made to DTC or its nominee, as the case may be, as the registered owner thereof. None of the Issuer, the Trustee or any paying agent of the Trustee will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in the Global Notes or for maintaining, supervising or reviewing any records relating to such beneficial ownership interest.

     The Issuer expects that DTC or its nominee, upon receipt of any payment of principal, premium, if any, or interest (including Additional Interest) in respect of the Global Notes, will credit participants' accounts with payments in amounts proportionate to their respective beneficial interests in the principal amount of the Global Notes as shown on the records of DTC or its nominee. The Issuer also expects that payments by participants to owners of beneficial interest in the Global Notes held through such participants will be governed by standing instructions and customary practice, as is now the case with securities held for the accounts of customers registered in the names of nominees for such customers. Such payments will be the responsibility of such participants.

     Transfers between participants in DTC will be effected in the ordinary way in accordance with DTC rules and will be settled in same-day funds. Transfers between participants in Euroclear and Cedel will be effected in accordance with their respective rules and operating procedures. If a holder requires physical delivery of a Certificated Security for any reason, including to sell Notes to persons in states which require physical delivery of the Certificated Securities, or to pledge such securities, such holder must transfer its interest in the Global Notes in accordance with the normal procedures of DTC and with the procedures set forth in the Indenture.

     DTC has advised the Issuer that it will take any action permitted to be taken by a holder of Notes (including the presentation of Notes for exchange as described below) only at the direction of one or more participants to whose account the DTC interests in the Global Notes are credited and only in respect of such portion of the aggregate principal amount of Notes as to which such participant or participants has or have given such direction. However, if there is an Event of Default under the Indenture, DTC will exchange the Global Notes for Certificated Securities, which it will distribute to its participants.

     DTC has advised the Issuer as follows: DTC is a limited purpose trust company organized under the Banking Laws of the State of New York, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code and a "clearing agency" registered pursuant to the provisions of Section 17A of the Exchange Act. DTC was created to hold securities for its participants and facilitate the clearance and settlement of securities transactions between participants through electronic book entry changes in accounts of its participants, thereby eliminating the need for physical movement of securities certificates. Participants include securities brokers and dealers, banks, trust companies and clearing corporations and certain other organizations, some of whom (or their representatives) own DTC. Access to the DTC system is available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a participant, either directly or indirectly ("indirect participants").

     Although DTC has agreed to the foregoing procedures in order to facilitate transfers of interests in the Global Note among participants of DTC, it is under no obligation to perform and continue to perform such procedures, and such procedures may be discontinued at any time. None of the Issuer, the Initial Purchasers or the Trustee will have any responsibility for the performance by DTC or its participants or indirect participants of their respective obligations under the rules and procedures governing their operations.

CERTIFICATED SECURITIES

     If DTC is at any time unwilling or unable to continue as a depositary for the Global Notes and a successor depositary is not appointed by the Issuer within 90 days, Certificated Securities will be issued in exchange for the Global Notes.

                CERTAIN UNITED STATES FEDERAL TAX CONSIDERATIONS

EXCHANGE OF OLD NOTES FOR NEW NOTES

     The following is a summary of the material generally applicable U.S. federal income tax consequences resulting from the exchange of Old Notes for New Notes pursuant to the Exchange Offer.

     The exchange of the Old Notes for the New Notes pursuant to the Exchange Offer should not be treated as a taxable transaction for federal income tax purposes because the New Notes do not differ materially in kind or extent from the Old Notes. Accordingly, no gain or loss should be recognized by a Holder who exchanges an Old Note for a New Note pursuant to the Exchange Offer, and each New Note should be viewed as a continuation of the corresponding Old Note. For purposes of determining gain or loss upon a subsequent sale or exchange of the New Notes, a holder's initial basis in the New Notes will be the same as such holder's adjusted basis in the Old Notes exchanged therefor, and the holding period of a holder for the New Note should include the period during which such holder held such corresponding Old Note.

     The following is a general discussion of certain U.S. federal income and estate tax considerations relevant to original persons who hold the Notes as capital assets (within the meaning of Section 1221 of the Internal Revenue Code of 1986, as amended (the "Code"). This discussion in based upon the Code, Treasury Regulations, Internal Revenue Service ("IRS") rulings and judicial decisions now in effect, all of which are subject to change (possibly with retroactive effect) or different interpretations. There can be no assurance that the IRS will not challenge one or more of the conclusions described herein, and the Company has not obtained, nor does it intend to obtain, a ruling from the IRS or an opinion of counsel with respect to the U.S. federal income or estate tax consequences of acquiring, holding or disposing of Notes.

     This discussion is for general information only and does not purport to address all aspects of U.S. federal income or estate taxation that may be relevant to a particular holder, including, without limitation, the treatment of certain categories of holders, some of which may be subject to special rules (including, for example, dealers in securities, banks, insurance companies, tax-exempt organizations, foreign persons that are hybrid entities, persons holding Notes as part of a hedging or conversion transaction, straddle or other risk reduction transactions, persons who actually or constructively own 10% or more of the total combined voting power of the Company's stock, controlled foreign corporations (within the meaning of Section 957 of the Code), and U.S. expatriates (including former citizens or residents of the U.S.)). In addition, it does not discuss all of the consequences that may be relevant to a holder of Notes in light of the holder's particular tax circumstances (including, for example, persons subject to the alternative minimum tax provisions of the Code). The discussion also does not discuss any aspect of state, local or foreign tax law, or U.S. federal estate and gift tax law other than certain U.S. federal estate tax provisions relating to non-resident alien individuals.

     PROSPECTIVE PURCHASERS OF THE NOTES ARE ADVISED TO CONSULT THEIR OWN TAX ADVISORS REGARDING THE U.S. FEDERAL, STATE, LOCAL AND FOREIGN TAX CONSEQUENCES OF THE PURCHASE, OWNERSHIP AND DISPOSITION OF NOTES.

U.S. HOLDERS

     The following discussion is limited to a noteholder that for U.S. federal income tax purposes is (i) a citizen or resident (as defined in Section 7701(b) of the Code) of the United States, (ii) a corporation, partnership or limited liability company formed under the laws of the United States or any political subdivision thereof, (iii) an estate the income of which is subject to U.S. federal income taxation regardless of its source or (iv) a trust, if a U.S. court is able to exercise primary supervision over its administration and one or more U.S. persons have the authority to control all substantial decisions of the trust (each a "U.S. Holder").

  Interest and Original Issue Discount

     Notes. Stated interest on the Notes will generally be includable in a U.S. Holder's gross income and taxable as ordinary income for U.S. federal income tax purposes at the time it is paid or accrued in accordance with the U.S. Holder's regular method of accounting. The Notes do not have any original issue discount ("OID").

  Sale, Exchange or Retirement of a Note

     Each U.S. Holder generally will recognize capital gain or loss upon the sale, exchange, redemption, retirement or other taxable disposition of a Note equal to the difference (if any) between (i) the sum of the amount of cash and the fair market value of any property received (except to the extent that such cash or other property is attributable to the payment of accrued interest not previously included in income, which amount will be taxable as ordinary income) and (ii) such holder's adjusted tax basis in the Note. Gain on most capital assets held (or deemed held) by a noncorporate U.S. Holder for more than 18 months is subject to tax at a maximum rate of 20%, and gain on most capital assets held by a noncorporate U.S. Holder for more than one year and up to 18 months is subject to tax at a maximum rate of 28%. A U.S. Holder's initial tax basis in a Note will be the amount paid therefor.

     A U.S. Holder will not recognize any taxable gain or loss on the exchange of a Note for an Exchange Note pursuant to an Exchange Offer.

     Additional Amounts. As more fully described in "Purpose of the Exchange Offer," in the event of a Registration Default with respect to the Notes, the Company will be required to pay additional amounts to the holders of such Notes as Additional Interest. According to Treasury Regulations, additional payments will not affect the amount of interest income recognized by a U.S. Holder (or the timing of such recognition) if the likelihood of such additional payment, as of the date the debt obligations are issued, is remote. The Company believes that the likelihood of the imposition of liquidated damages is remote and does not intend to treat the possibility of such payment as affecting the yield to maturity of any Note. Similarly, the Company intends to take the position that the likelihood of a redemption or a repurchase upon a "Change of Control" or "Asset Sale" is remote under the Treasury Regulations. Accordingly, such payments should be included in the U.S. Holder's income in accordance with it regular method of accounting. In this regard, the Company's determination is binding on a U.S. Holder unless the U.S. Holder explicitly discloses on its timely filed U.S. federal income tax return for the year in which the Note was acquired that it is taking a position contrary to the Company.

  Backup Withholding

     A U.S. Holder of a Note may be subject to "backup withholding" at a rate of 31% with respect to certain "reportable payments," including payments of interest (and OID) and, under certain circumstances, principal payments on the Notes. These backup withholding rules apply if the U.S. Holder, among other things, (i) fails to furnish the Company with his or its social security number or other taxpayer identification number ("TIN"), certified under penalties of perjury, within a reasonable time after the request therefor, (ii) furnishes an incorrect TIN, (iii) fails to properly report the receipt of interest, or (iv) under certain circumstances, fails to provide a certified statement, signed under penalties of perjury, that the TIN furnished is the correct number and that such holder is not subject to backup withholding. Any amount withheld from a payment to a U.S. Holder under the backup withholding rules is creditable against the U.S. Holder's U.S. federal income tax liability, provided that the required information is furnished to the IRS. Backup withholding will not apply, however, with respect to payments made to certain holders (including corporations and tax-exempt organizations), provided their exemptions from backup withholding are properly established.

A U.S. Holder who does not provide the Company with its correct TIN also may be subject to penalties imposed by the IRS.

NON-U.S. HOLDERS

     The following discussion is limited to the U.S. federal income tax consequences relevant to a Non-U.S. Holder and certain U.S. federal estate tax consequences of a nonresident alien individual (for U.S. federal estate tax purposes). As used herein, a "Non-U.S. Holder" is any holder other than a U.S. Holder. For purposes of the U.S. withholding tax on interest discussed below, a Non-U.S. Holder includes a non-resident fiduciary of an estate or trust. For purposes of this discussion, interest and gain on the sale, exchange or other disposition of a Note will generally be considered to be "U.S. trade or business income" if such income or gain is (i) effectively connected with the conduct of a U.S. trade or business of the holder or (ii) in the case of most treaty residents, attributable to a permanent establishment (or, in the case of an individual, a fixed base) in the U.S.

  Interest

     Generally, any interest of a Non-U.S. Holder on a Note that is not U.S. trade or business income will not be subject to U.S. federal income tax if the interest qualifies as "portfolio interest." Interest on the Notes will generally qualify as portfolio interest if either (a) the beneficial owner of a Note certifies, under penalties of perjury, to the Company or its Paying Agent, as the case may be, that such owner is a non-U.S. person and provides such owner's name and address or (b) a securities clearing organization, bank or other financial institution that holds customer securities in the ordinary course of its trade or business (a "Financial Institution") and holds the Note on behalf of a beneficial owner thereof, certifies, under penalties of perjury, that such certificate has been received by it or by a Financial Institution between it and the beneficial owner and furnishes the payor with a copy thereof. Recently adopted Treasury Regulations that will be effective beginning January 1, 2000 (the "New Regulations") provide alternative methods for satisfying the certification requirement. The New Regulations will generally require, in the case of Notes held by a foreign partnership, that the certificate be provided by the partners rather than by the foreign partnership, and that the partnership provide certain information including a U.S. TIN.

     The gross amount of payments to a Non-U.S. Holder of interest that do not qualify for the portfolio interest exemption and that are not U.S. trade or business income will be subject to withholding of U.S. federal income tax at a 30% rate, unless a U.S. income tax treaty applies to reduce or eliminate such withholding. U.S. trade or business income will be subject to U.S. federal income tax on a net income basis at applicable graduated tax rates in the same manner as a U.S. Holder and would be exempt from the 30% withholding tax described above. In the case of a Non-U.S. Holder that is a corporation, such U.S. trade or business income may also, under certain circumstances, be subject to an additional branch profits tax at a 30% rate (or, if applicable, a lower treaty rate).

     To claim the benefit of a tax treaty or to claim an exemption from withholding because interest income is U.S. trade or business income, a Non-U.S. Holder must provide the Company with a properly executed Form 1001 or 4224, as applicable, prior to the payment of interest. These forms must be periodically updated. Under the New Regulations, a holder claiming either such exemption will be required to provide a Form W-8, subject to certain transition rules, and may be required to provide a TIN. Special procedures are provided in the New Regulations for payments through qualified intermediaries. Prospective investors should consult their own tax advisors regarding the effect to them, if any, of the New Regulations.

     A Non-U.S. Holder of a Note that is eligible for a reduced rate of U.S. withholding tax pursuant to an income tax treaty may obtain a refund of any amounts currently withheld by filing an appropriate claim for a refund with the IRS.

  Sale, Exchange or Retirement of a Note

     Subject to the discussion concerning backup withholding, any gain realized by a Non-U.S. Holder on the sale, exchange, redemption, retirement or other taxable disposition of a Note generally will not be subject to

U.S. federal income tax unless (i) such gain is U.S. trade or business income or
(ii) subject to certain exceptions, the Non-U.S. Holder is an individual who is present in the U.S. for 183 days or more in the taxable year of the disposition.

  Information Reporting and Backup Withholding

     The Company must report annually to the IRS and to each Non-U.S. Holder any interest that is subject to withholding, or that is exempt from U.S. withholding tax pursuant to a tax treaty, or interest that is exempt from U.S. federal income tax under the portfolio interest exception. Copies of these information returns may also be made available under the provisions of a specific treaty or agreement to the tax authorities of the country in which the Non-U.S. Holder resides.

     Treasury Regulations provide that backup withholding and additional information reporting will not apply to payments of principal on the Notes by the Company to a Non-U.S. Holder if the holder certifies as to its non-U.S. status under penalties of perjury or otherwise establishes an exemption (provided that neither the Company nor its Paying Agent has actual knowledge that the holder is a U.S. person or that the conditions of any other exemption are not, in fact, satisfied).

     The payment of the proceeds from the disposition of Notes to or through the U.S. office of any broker, U.S. or foreign, will be subject to information reporting and possible backup withholding at a rate of 31% unless the owner certifies as to its non-U.S. status under penalty of perjury or otherwise establishes an exemption, provided that the broker does not have actual knowledge that the holder is a U.S. person or that the conditions of any other exemption are not, in fact, satisfied. The payment of the proceeds from the disposition of a Note to or through a non-U.S. office of a non-U.S. broker that is not a U.S. related person will not be subject to information reporting or backup withholding. In the case of the payment of proceeds from the disposition of a Note to or through a non-U.S. office of a broker that is either a U.S. person or a U.S. related person, information reporting is required on the payment unless the broker has documentary evidence in its files that the owner is a Non-U.S. Holder and the broker has no knowledge to the contrary. Backup withholding will not apply to payments made through foreign offices of a broker that is not a U.S. person or a U.S. related person (absent actual knowledge that the payee is a U.S. person). For purposes of this section, a "U.S. related person" is (i) a controlled foreign corporation for U.S. federal income tax purposes, (ii) a foreign person 50% or more of whose gross income from all sources for the three-year period ending with the close of its taxable year preceding the payment (or for such part of the period that the broker has been in existence) is derived from activities that are effectively connected with the conduct of a U.S. trade or business or (iii) with respect to payments made after December 31, 1999, a foreign partnership that, at any time during its taxable year, is 50% or more (by income or capital interest) owned by U.S. persons or is engaged in the conduct of a U.S. trade or business. The New Regulations provide certain presumptions under which a Non-U.S. Holder will be subject to backup withholding and information reporting unless the Non-U.S. Holder provides a certification as to its non-U.S. Holder status.

     Any amounts withheld under the backup withholding rules from a payment to a Non-U.S. Holder will be allowed as a refund or a credit against such Non-U.S. Holder's U.S. federal income tax liability, provided that the requisite procedures are followed.

  U.S. Federal Estate Tax

     A Note that is held, or treated as held, by a non-resident alien individual (as specifically determined under residence rules for U.S. federal estate tax purposes) at the time of death will not be subject to U.S. federal estate tax provided that the interest thereon qualifies as portfolio interest (without regard to the certification requirement) and was not U.S. trade or business income. Otherwise, the Non-U.S. Holder could be subject to a U.S. federal estate tax of up to 55% on the value of his Notes at the time of his death (subject to reduction by treaty, if applicable).

     THE PRECEDING DISCUSSION OF CERTAIN U.S. FEDERAL INCOME AND ESTATE TAX CONSEQUENCES IS FOR GENERAL INFORMATION ONLY, AND DOES NOT CONSTITUTE TAX ADVICE. ACCORDINGLY, EACH INVESTOR SHOULD CONSULT ITS OWN TAX ADVI-

SOR AS TO THE PARTICULAR TAX CONSEQUENCES TO IT OF PURCHASING, HOLDING AND DISPOSING OF NOTES, INCLUDING THE APPLICABILITY AND EFFECT OF ANY U.S. FEDERAL, STATE, LOCAL OR FOREIGN TAX LAWS, AS WELL AS ANY POSSIBLE CHANGES IN THE TAX LAWS.

               CERTAIN CANADIAN FEDERAL INCOME TAX CONSIDERATIONS

     The following general summary describes the principal Canadian federal income tax considerations applicable to a holder of Notes acquired under this Offering (a "Holder") who, at all relevant times, for purposes of the Income Tax Act (Canada) (the "Canadian Tax Act"), is a non-resident or is deemed to be a non-resident of Canada, deals at arm's length with the Parent Guarantor, does not use or hold and is not deemed to use or hold the Notes in carrying on a business in Canada, and, in the case of a Holder that is an insurer, whose Notes are not designated insurance property. This summary is based upon the current provisions of the Canadian Tax Act and the regulations thereunder (the "Regulations"), all specific proposals to amend the Canadian Tax Act and Regulations publicly announced by the Minister of Finance (Canada) prior to the date hereof and counsel's understanding of the current administrative practices of Revenue Canada in effect as of the date hereof. This summary is not exhaustive of all possible Canadian federal income tax considerations and, except as mentioned above, does not anticipate any changes in law whether by legislative, governmental or judicial decision or action, nor does it take into account provincial, territorial or foreign tax considerations, which may differ significantly from those discussed herein.

     This summary is of a general nature only and is not intended to be legal or tax advice to any particular Holder of Notes and no representation with respect to the income tax consequences to any particular Holder is made. Consequently, prospective purchasers of Notes should consult their own tax advisors with respect to their particular circumstances.

     The exchange of an Old Note for a New Note is not a taxable event for the purposes of the Canadian Tax Act.

     Where a person resident in Canada pays or credits, or is deemed to pay or credit, amounts on account, in lieu of payment, or in satisfaction of interest to non-residents of Canada, such amounts are generally subject to a 25% non-resident withholding tax under the Canadian Tax Act. Such rate of tax may be reduced by the application of international tax treaties to which Canada is a party. For example, the Canada-U.S. Income Tax Convention generally reduces the rate of withholding tax on interest to 10%.

     On the assumption that the Issuer is and continues to be a non-resident of Canada which does not carry on business in Canada for purposes of the Canadian Tax Act, payments by the Issuer on the Notes will not be subject to Canadian non-resident withholding tax. However, in the event that the Parent Guarantor pays amounts in accordance with the Parent Guarantee in satisfaction of any amounts that may reasonably be regarded as being or being attributable to interest payable under the Notes, such amounts may be subject to non-resident withholding tax at a rate determined pursuant to the Canadian Tax Act and any applicable income tax treaty to which Canada is a party. The Parent Guarantor has agreed to gross up any such payment made by it pursuant to the Parent Guarantee. See "Description of Notes -- Parent Guarantee."

     No other taxes on income (including taxable capital gains) are payable under the Canadian Tax Act in respect of the Notes or interest thereon by Holders of Notes.

                                 LEGAL MATTERS

     The legality of the New Notes and of the Parent Guarantee will be passed upon by Tuke Yopp & Sweeney, PLC, Nashville, Tennessee with respect to matters of the United States law and by Osler, Hoskin & Harcourt, Toronto, Ontario, with respect to matters of Canadian law.

                                    EXPERTS

     The consolidated financial statements and schedules of the Parent Guarantor, as of December 31, 1997, and for the year then ended, included and/or incorporated by reference herein and elsewhere in the Registration Statement have been audited by Arthur Andersen & Co., Chartered Accountants, as indicated in their reports with respect thereto, and have been incorporated and/or included herein in reliance upon the authority of said firm as experts in giving said reports.

     The consolidated financial statements and schedules of the Parent Guarantor, as of December 31, 1996, and for each of the two years in the period ended December 31, 1996, included and/or incorporated by reference herein and elsewhere in the Registration Statement have been incorporated herein in reliance on the report of PricewaterhouseCoopers, Chartered Accountants, given on the authority of that firm as experts in accounting and auditing.

     Any financial statements and schedules hereafter incorporated by reference in the registration statement that have been audited and are the subject of a report by independent accountants will be so incorporated by reference in reliance upon such reports and upon the authority of such firms as experts in accounting and auditing to the extent covered by consents filed with the Commission.

                             AVAILABLE INFORMATION

     The Issuer and the Parent Guarantor have filed with the Commission a Registration Statement on Form S-4 under the Securities Act for the registration of the New Notes offered hereby. As permitted by the rules and regulations of the Commission, this Prospectus does not contain all of the information set forth in the Registration Statement and the exhibits thereto. For further information with respect to the Issuer, the Parent Guarantor and the New Notes offered hereby, reference is made to the Registration Statement and to the exhibits filed therewith. Statements contained in this Prospectus concerning the contents of any contract or other document are not necessarily complete. With respect to each such contract or other document filed with the Commission as an exhibit to the Registration Statement, reference is made to the exhibit for a more complete description of the matter involved, and each such statement shall be deemed qualified in its entirety by such reference.

     The Parent Guarantor is subject to the informational requirements of the Exchange Act, and in accordance therewith files periodic reports and other information with the Commission. Such periodic reports and other information filed with the Commission may be inspected without charge at the Public Reference Section of the Commission at Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549, and will also be available for inspection and copying at the regional offices of the Commission located at Seven World Trade Center, 13th Floor, New York, New York 10048; and Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. Copies of all or any portion of such material also may be obtained at prescribed rate from the Public Reference Section of the Commission upon payment of certain prescribed fees. In addition, the Commission maintains a website that contains periodic reports and other information filed by the Parent Guarantor. This website can be accessed at www.sec.gov. Copies of such material can also be obtained from the Company upon request. In addition, such material can be inspected at the offices of the American Stock Exchange, Inc., 86 Trinity Place, New York, New York 10006-1881.

     The Company expects that the Issuer will not become subject to the informational requirements of the Exchange Act. The Company has filed a request with the Commission seeking to exempt the Issuer from these requirements and, in view of the Parent Guarantee and the fact that the Parent Guarantor is subject to these requirements, expects this request to be granted. Instead, the Company will include in a footnote to its financial statements, summarized financial information regarding the Issuer.

                              PLAN OF DISTRIBUTION

     Each broker-dealer who holds Old Notes that are Transfer Restricted Securities that were acquired for its own account as a result of market-making activities or other trading activities (other than Transfer Restricted Securities acquired directly from the Issuer) may exchange such Old Notes pursuant to the Exchange Offer; however, such broker-dealer may be deemed an "underwriter" within the meaning of the Securities Act and must, therefore, acknowledge that it will deliver a prospectus in connection with any resale of such New Notes. This Prospectus as it may be amended or supplemented from time to time may be used by a broker-dealer for such purpose. The Issuer and the Parent Guarantor have agreed that for a period of 180 days after the Exchange Offer is consummated, it will, upon reasonable request, make this Prospectus, as amended or supplemented, available promptly to any broker-dealer for use in connection with any such resale.

     The Company will not receive any proceeds from any sale of New Notes by broker-dealers. New Notes received by broker-dealers for their own account pursuant to the Exchange Offer may be sold from time to time in one or more transactions in the over-the-counter market, in negotiated transactions, through the writing of options on the New Notes or a combination of such methods of resale, at market prices prevailing at the time of resale, at prices related to such prevailing market prices or negotiated prices. Any such resale may be made directly to purchasers or to or through brokers or dealers who may receive compensation in the form of commissions or concessions from any such broker-dealer and/or the purchasers of any such New Notes. Any broker-dealer that resells New Notes that were received by it for its own account pursuant to the Exchange Offer and any broker or dealer that participates in a distribution of such New Notes may be deemed to be an "underwriter" within the meaning of the Securities Act, and any profit on any such resale of New Notes and any commissions and concessions received by any such persons may be deemed to be underwriting compensation under the Securities Act. The Letter of Transmittal states that by acknowledging that it will deliver and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act.

     For a period of 180 days after the effective date of the Registration Statement of which this Prospectus is a part, the Issuer and the Parent Guarantor will promptly send additional copies of this Prospectus and any amendment or supplement to this Prospectus to any broker-dealer that requests such documents in the Letter of Transmittal. The Issuer and the Parent Guarantor have agreed to pay the expenses incident to the Exchange Offer and will indemnify the Holders of the Old Notes against certain liabilities, including certain liabilities under the Securities Act, in connection with the Exchange Offer.

                   INTERNATIONAL COMFORT PRODUCTS CORPORATION

                         INDEX TO FINANCIAL STATEMENTS

PRO FORMA                                                     PAGE
---------                                                     ----
Pro Forma Selected Financial Data...........................   F-2
Pro Forma Statement of Income Data..........................   F-3
Notes to Pro Forma Selected Financial Data..................   F-4

HISTORICAL

Audited Financial Statements
  Auditors' Report -- 1997..................................   F-5
  Auditors' Report -- 1996 and 1995.........................   F-6
  Consolidated Statements of Income (Loss) and Deficit for
     the years ended December 31, 1995, 1996 and 1997.......   F-7
  Consolidated Balance Sheets as at December 31, 1996 and
     1997...................................................   F-8
  Consolidated Statements of Changes in Financial Position
     for the years ended December 31, 1995, 1996 and 1997...   F-9
  Notes to Consolidated Financial Statements................  F-10
Unaudited Financial Statements
  Consolidated Statements of Income for the three months
     ended June 30, 1997 and 1998...........................  F-32
  Consolidated Statements of Income for the six months ended
     June 30, 1997 and 1998.................................  F-33
  Consolidated Balance Sheets as at June 30, 1997 and 1998,
     and December 31, 1997..................................  F-34
  Consolidated Statements of Changes in Financial Position
     for the six months ended June 30, 1997 and 1998........  F-35
  Notes to Consolidated Financial Statements................  F-36

                   INTERNATIONAL COMFORT PRODUCTS CORPORATION

                       PRO FORMA SELECTED FINANCIAL DATA
                                  (UNAUDITED)

     Effective January 31, 1998, International Comfort Products Corporation and its subsidiaries (the "Company") completed the purchase of the stock of United Electric Company ("United Electric").

     The unaudited pro forma statement of income data for the year ended December 31, 1997 has been prepared based on the historical income statements of the Company, as adjusted to reflect the acquisition of the operations of United Electric, the issuance of the Company's 8 5/8% Senior Notes due 2008 (the "Notes"), and the application of the estimated net proceeds, as if the acquisition had occurred and the Notes had been issued on January 1, 1997. The unaudited pro forma statement of income data for the six months ended June 30, 1998 has been prepared based on the historical income statements of the Company, as adjusted to reflect the issuance of the Notes and the application of the estimated net proceeds as if the Notes had been issued on January 1, 1997. The pro forma statement of income data may not be indicative of the future results of operations and what the actual results of operations would have been had the transactions described above been effective January 1, 1997. The pro forma selected financial data should be read in connection with the consolidated financial statements and notes thereto included herein.

                   INTERNATIONAL COMFORT PRODUCTS CORPORATION

                       PRO FORMA STATEMENT OF INCOME DATA
       (UNAUDITED, IN MILLIONS OF U.S. DOLLARS, EXCEPT PER SHARE AMOUNTS)

                                                                                  FOR THE SIX MONTHS ENDED
                                 FOR THE YEAR ENDED DECEMBER 31, 1997                  JUNE 30, 1998
                            ----------------------------------------------   ----------------------------------
                                        UNITED
                              ICP      ELECTRIC   ADJUSTMENTS    PRO FORMA     ICP     ADJUSTMENTS    PRO FORMA
                            --------   --------   -----------    ---------   -------   -----------    ---------
Operating Revenue.........  $  630.7    $25.0           --        $ 655.7    $ 351.3         --        $ 351.3
Cost of Sales.............     503.7     17.0           --          520.7      275.0         --          275.0
                            --------    -----        -----        -------    -------      -----        -------
Gross Margin..............     127.0      8.0           --          135.0       76.3         --           76.3
Selling, General and
  Administrative
  Expenses................      85.5      4.5        $ 0.3(a)        90.3       47.1         --           47.1
                            --------    -----        -----        -------    -------      -----        -------
Operating Profit..........      41.5      3.5         (0.3)          44.7       29.2         --           29.2
                            --------    -----        -----        -------    -------      -----        -------
Financial Expenses
  Interest expense........      18.2      0.3           --(b)        18.5        9.5      $(0.4)(f)        9.1
  Amortization of debt
     issuance costs.......       1.3       --         (0.3)(c)        1.0        0.6       (0.1)(g)        0.5
  Refinancing costs.......        --       --           --             --        5.0       (5.0)(h)         --
  Other...................        --     (0.5)         0.4(d)        (0.1)        --                        --
                            --------    -----        -----        -------    -------      -----        -------
                                19.5     (0.2)         0.1           19.4       15.1       (5.5)           9.6
                            --------    -----        -----        -------    -------      -----        -------
Income Before Nonrecurring
  Charges Directly
  Attributable to the
  Refinanced Debentures
  and Income Taxes........      22.0      3.7         (0.4)          25.3       14.1        5.5           19.6
Income Taxes..............        --     (1.3)         0.9(e)        (0.4)        --         --             --
                            --------    -----        -----        -------    -------      -----        -------
Income Before Nonrecurring
  Charges Directly
  Attributable to the
  Refinanced Debentures...  $   22.0    $ 2.4        $ 0.5        $  24.9    $  14.1      $ 5.5        $  19.6
                            ========    =====        =====        =======    =======      =====        =======
Income Before Nonrecurring
  Charges Directly
  Attributable to the
  Refinanced Debentures
  Per Ordinary Share......  $   0.56                              $  0.63    $  0.35                   $  0.49
                            ========                              =======    =======                   =======
Weighted Average Number of
  Ordinary Shares (in
  millions)...............    39.664                               39.664     40.134                    40.134
                            ========                              =======    =======                   =======

         The accompanying notes are an integral part of this statement.

                   INTERNATIONAL COMFORT PRODUCTS CORPORATION

                   NOTES TO PRO FORMA SELECTED FINANCIAL DATA
                    (UNAUDITED, IN MILLIONS OF U.S. DOLLARS)

(a) Reflects the elimination of certain expenses associated with the previous owners of United Electric offset by amortization of goodwill recorded in connection with the acquisition over thirty years.

     Previous owner expenses.....................................  $  (0.2)
     Amortization of goodwill....................................      0.5
                                                                   -------
                                                                   $   0.3
                                                                   =======

(b) Reflects the reduced interest expense under the Notes as compared with the 9 3/4% Senior Secured Notes due 2000 (the "Refinanced Debentures"), offset by imputed interest expense on the acquisition purchase price.

     Reduced interest expense....................................  $  (1.2)
     Interest expense on purchase price..........................      1.2
                                                                   -------
                                                                   $    --
                                                                   =======

(c) Reflects the reduced amortization of debt issuance costs under the Notes as compared with the Refinanced Debentures.

     Notes amortization..........................................  $   0.5
     Refinanced Debenture amortization...........................     (0.8)
                                                                   -------
                                                                   $  (0.3)
                                                                   =======

(d) Reflects the elimination of income earned by United Electric on an investment retained by the previous owners of United Electric.

(e)  Reflects adjustment of income taxes due to earnings of United Electric.

(f) Reflects the reduced interest expense under the Notes as compared with the Refinanced Debentures.

(g) Reflects the reduced amortization of debt issuance costs under the Notes as compared with the Refinanced Debentures.

     Notes amortization..........................................  $   0.2
     Refinanced Debenture amortization...........................     (0.3)
                                                                   -------
                                                                   $  (0.1)
                                                                   =======

(h) Reflects the elimination of the write-off of nonrecurring expenses associated with the Refinanced Debentures.

NOTE The pro forma statement of income data does not include nonrecurring expenses which were recorded by the Company in connection with the repurchase of the Refinanced Debentures related to the required repurchase premium and the write-off of deferred costs ($5.0 at June 30, 1998).

                                AUDITORS' REPORT

To The Shareholders
International Comfort Products Corporation

     We have audited the consolidated balance sheet of International Comfort Products Corporation (formerly Inter-City Products Corporation) as at December 31, 1997 and the consolidated statements of income (loss) and deficit and changes in financial position for the year then ended. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audit.

     We conducted our audit in accordance with auditing standards generally accepted in Canada. Those standards require that we plan and perform an audit to obtain reasonable assurance whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.

     In our opinion, these consolidated financial statements present fairly, in all material respects, the financial position of International Comfort Products Corporation as at December 31, 1997 and the results of its operations and the changes in its financial position for the year then ended in accordance with accounting principles generally accepted in Canada.

                                               /s/ Arthur Andersen & Co.
                                                  Chartered Accountants

February 9, 1998 (except as to
Note 20, which is as of July 10, 1998)
Mississauga, Canada

Coopers & Lybrand               145 King Street West            tel.: (416) 869-1130
Chartered Accountants           Toronto, Ontario                fax: (416) 863-0926
                                Canada M5H 1V8                  direct tel.: 941-8237
                                                                direct fax: 941-8446

                                AUDITORS' REPORT

To The Shareholders
Inter-City Products Corporation

     We have audited the consolidated balance sheet of Inter-City Products Corporation as at December 31, 1996 and the consolidated statements of income and deficit and changes in financial position for the years ended December 31, 1996 and 1995. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform an audit to obtain reasonable assurance whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.

     In our opinion, these consolidated financial statements present fairly, in all material respects, the financial position of Inter-City Products Corporation as at December 31, 1996 and the results of its operations and the changes in its financial position for the years ended December 31, 1996 and 1995 in accordance with generally accepted accounting principles.

                                                 /s/ Coopers & Lybrand

Coopers & Lybrand
Chartered Accountants
Toronto, Ontario

February 11, 1997

                   INTERNATIONAL COMFORT PRODUCTS CORPORATION

              CONSOLIDATED STATEMENTS OF INCOME (LOSS) AND DEFICIT FOR THE YEARS ENDED DECEMBER 31, 1995, 1996 AND 1997

                                                                1995       1996       1997
                                                              --------   --------   --------
                                                              (IN MILLIONS OF U.S. DOLLARS)
OPERATING REVENUE...........................................  $ 532.8    $ 641.9    $ 630.7
Cost of Sales...............................................    467.4      517.8      503.7
                                                              -------    -------    -------
Gross Margin................................................     65.4      124.1      127.0
Selling, General and Administrative Expenses................     93.2       90.7       85.5
Asset Writedowns and Restructuring Costs(Note 17)...........     15.5         --         --
                                                              -------    -------    -------
OPERATING PROFIT (LOSS).....................................    (43.3)      33.4       41.5
                                                              -------    -------    -------
Financial Expenses
  Interest expense..........................................     21.7       19.4       18.2
  Amortization of debt issuance costs.......................      1.3        1.8        1.3
  Write-off of debt issuance costs..........................      2.1         .6         --
                                                              -------    -------    -------
                                                                 25.1       21.8       19.5
                                                              -------    -------    -------
Income (Loss) Before Income Taxes...........................    (68.4)      11.6       22.0
Income Taxes(Note 11).......................................    (12.8)        --         --
                                                              -------    -------    -------
Income (Loss) From Continuing Operations....................    (81.2)      11.6       22.0
Loss From Discontinued Operations(Note 16)..................    (12.0)      (3.1)        --
                                                              -------    -------    -------
NET INCOME (LOSS)...........................................    (93.2)       8.5       22.0
Deficit -- Beginning of the Year............................    (53.7)    (146.9)    (138.4)
                                                              -------    -------    -------
Deficit -- End of the Year..................................  $(146.9)   $(138.4)   $(116.4)
                                                              =======    =======    =======
Income (Loss) Per Ordinary Share(Note 12)

                             see accompanying notes

                   INTERNATIONAL COMFORT PRODUCTS CORPORATION

                          CONSOLIDATED BALANCE SHEETS
                        AS AT DECEMBER 31, 1996 AND 1997

                                                               1996      1997
                                                              -------   -------
                                                               (IN MILLIONS OF
                                                                U.S. DOLLARS)
ASSETS
CURRENT ASSETS
Cash and short-term deposits................................  $ $17.6   $  31.0
Accounts receivable -- trade (less allowance for doubtful
  accounts; 1996 -- $7.7; 1997 -- $6.0).....................     78.0      96.5
Note receivable(Note 2).....................................       --       7.7
Inventories(Note 3).........................................    117.7      94.5
Prepaid expenses and other..................................      6.0       7.6
                                                              -------   -------
                                                                219.3     237.3
                                                              -------   -------
FIXED ASSETS(NOTE 4)
Property, plant and equipment -- at cost....................    213.2     214.3
Accumulated depreciation....................................    113.0     120.7
                                                              -------   -------
                                                                100.2      93.6
                                                              -------   -------
INTANGIBLE ASSETS, NET(NOTE 5)..............................     12.1      11.0
OTHER ASSETS, NET(NOTE 6)...................................     13.4      10.1
                                                              -------   -------
                                                              $ 345.0   $ 352.0
                                                              =======   =======
LIABILITIES
CURRENT LIABILITIES
Short-term borrowings(Note 7)...............................  $  39.0   $  19.7
Accounts payable............................................     39.6      44.8
Accrued liabilities.........................................     28.2      26.5
Product warranty............................................      8.7       9.5
Current portion of long-term debt(Note 8)...................       --        .2
                                                              -------   -------
                                                                115.5     100.7
                                                              -------   -------
LONG-TERM DEBT(NOTE 8)......................................    165.0     165.6
PRODUCT WARRANTY............................................     17.9      16.2
ENVIRONMENTAL LIABILITIES...................................     13.6      12.9
OTHER LONG-TERM LIABILITIES.................................      4.2       5.1
                                                              -------   -------
                                                                316.2     300.5
                                                              -------   -------
Commitments and Contingencies(Note 15)

SHAREHOLDERS' EQUITY
ORDINARY SHARES(NOTE 9).....................................    169.2     171.2
DEFICIT.....................................................   (138.4)   (116.4)
FOREIGN CURRENCY TRANSLATION ADJUSTMENT(NOTE 10)............     (2.0)     (3.3)
                                                              -------   -------
                                                                 28.8      51.5
                                                              -------   -------
                                                              $ 345.0   $ 352.0
                                                              =======   =======

                             see accompanying notes

                   INTERNATIONAL COMFORT PRODUCTS CORPORATION

            CONSOLIDATED STATEMENTS OF CHANGES IN FINANCIAL POSITION
              FOR THE YEARS ENDED DECEMBER 31, 1995, 1996 AND 1997

                                                                1995       1996       1997
                                                              --------   --------   --------
                                                              (IN MILLIONS OF U.S. DOLLARS)
Cash provided by (used for):
OPERATIONS
Income (loss) from continuing operations....................   $(81.2)    $ 11.6     $ 22.0
Items not involving current cash flows(Note 18a)............     54.4       20.9       17.3
Changes in working capital(Note 18b)........................     97.3      (18.4)     (20.1)
                                                               ------     ------     ------
                                                                 70.5       14.1       19.2
Discontinued Steel Pipe Operation...........................      (.2)        .5         --
                                                               ------     ------     ------
                                                                 70.3       14.6       19.2
                                                               ------     ------     ------
INVESTING
Property, plant and equipment...............................    (24.5)     (11.8)      (8.5)
Proceeds on sale of fixed assets............................     11.8        1.6         .2
Proceeds from sale of/(acquisition of) Coastline and
  General(Note 2)...........................................       --      (15.3)      24.6
Acquisitions of distribution companies(Note 2)..............       --         --       (5.6)
Discontinued operations.....................................      1.9        6.5         --
                                                               ------     ------     ------
                                                                (10.8)     (19.0)      10.7
                                                               ------     ------     ------
FINANCING
Ordinary shares issued......................................       .6         .5        2.0
Long-term debt issued.......................................       --         --         .8
Refinancing costs...........................................      (.9)      (4.5)        --
Discontinued Steel Pipe Operation...........................     (1.4)      (2.1)        --
Other.......................................................       --        2.2         --
                                                               ------     ------     ------
                                                                 (1.7)      (3.9)       2.8
                                                               ------     ------     ------
Increase (Decrease) in Cash (Net Borrowings)................     57.8       (8.3)      32.7
Net Borrowings -- Beginning of the Year.....................    (70.9)     (13.1)     (21.4)
                                                               ------     ------     ------
Net Cash (Borrowings) -- End of the Year....................   $(13.1)    $(21.4)    $ 11.3
                                                               ======     ======     ======
Represented by
  Cash and short-term deposits..............................   $ 13.0     $ 17.6     $ 31.0
  Less: Short-term borrowings...............................    (17.7)     (39.0)     (19.7)
                                                               ------     ------     ------
                                                                 (4.7)     (21.4)      11.3
  Discontinued operations...................................     (8.4)        --         --
                                                               ------     ------     ------
                                                               $(13.1)    $(21.4)    $ 11.3
                                                               ======     ======     ======

                             see accompanying notes

                   INTERNATIONAL COMFORT PRODUCTS CORPORATION

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
              FOR THE YEARS ENDED DECEMBER 31, 1995, 1996 AND 1997
             (IN MILLIONS OF U.S. DOLLARS UNLESS OTHERWISE STATED)

1.  SIGNIFICANT ACCOUNTING POLICIES

BASIS OF PRESENTATION

     International Comfort Products Corporation, formerly Inter-City Products Corporation, is a Canadian holding company which has two primary operating subsidiaries: International Comfort Products Corporation (USA) ("ICP (USA)"), and International Comfort Products Corporation (Canada) ("ICP (Canada)").

     These financial statements have been prepared in accordance with generally accepted accounting principles ("GAAP") in Canada which differ in certain respects with accounting principles in the United States. The differences between GAAP in Canada and the United States as they affect the Company are described in note 19.

CONSOLIDATION

     The consolidated financial statements include the assets, liabilities and operating results of all subsidiary companies from the dates of acquisition, on the basis of purchase accounting. All significant intercompany transactions have been eliminated.

NATURE OF OPERATIONS

     The Company manufactures and markets central air conditioning and heating products for residential and light commercial use primarily in the United States and Canada. At the end of 1997, the Company's network consisted of approximately 400 independent distributors, of which one distributor accounted for approximately 11% of the Company's operating revenue. The Company's network also includes company-owned distribution centers in Canada, Mexico, Brazil and Spain.

FOREIGN CURRENCY TRANSLATION

     The assets and liabilities of the Company's Canadian and foreign operations are translated into United States dollars at the rate of exchange in effect at the balance sheet date. Revenues and expenses are translated at the average exchange rates prevailing during the year. The unrealized translation gains and losses are accumulated in a separate component of shareholders' equity.

REVENUE AND EXPENSE RECOGNITION

     Product sales are recognized at the time of shipment. Selling, general and administrative costs are charged to expense as incurred. Service contract revenue is deferred and amortized into income over the life of the contract on a straight-line basis.

INVENTORIES

     Raw materials and supplies, work in process and finished goods, are valued at the lower of cost (first-in, first-out) or net realizable value.

                   INTERNATIONAL COMFORT PRODUCTS CORPORATION

FIXED ASSETS

     Fixed assets are recorded at cost less accumulated depreciation. Depreciation is provided on a straight-line basis at the following annual rates based on the estimated useful lives of the applicable assets:

Buildings...................................................  2.5% - 10%
Machinery, equipment and furniture..........................    5% - 20%
Tooling and drawings........................................   10% - 33%
Land improvements...........................................    5% - 10%

INTANGIBLE AND OTHER ASSETS

     Intangible and other assets include amounts paid for patents, tradenames, goodwill and debt issuance costs. Amortization of intangible assets is provided on a straight-line basis over various periods, not exceeding twenty years. The realizability of goodwill and other intangibles is evaluated periodically as events and circumstances indicate a possible inability to recover their carrying amount. Such evaluation is based on undiscounted cash flow projections. The analyses necessarily involve significant management judgment regarding such projections and the actual results could differ materially from these projections. Amortization of debt issuance costs is provided on a straight-line basis over the term of the related debt.

INCOME TAXES

     The Company follows the deferral method of tax allocation in accounting for income taxes. Under this method, timing differences between accounting and taxable income result in the recording of deferred income taxes.

PRODUCT WARRANTIES

     A liability for estimated warranty expense is established by a charge against operations at the time products are sold. The subsequent costs incurred for warranty claims serve to reduce the product warranty liability. The actual warranty costs the Company will ultimately pay could differ materially from this estimate. The Company offers and sells extended warranty contracts for its products through certain distributors. The revenue for such contracts is deferred and recognized over the life of the contract on a straight-line basis.

POSTRETIREMENT BENEFITS OTHER THAN PENSIONS

     The Company provides certain retirement benefits for its retired employees. Retirement benefits include health care benefits and life insurance. The Company accounts for these benefit payments on a cash basis.

FINANCIAL INSTRUMENTS

     Periodically, the Company enters into interest rate swap agreements and forward rate agreements to hedge its interest exposure. The fair values of swap and forward rate agreements are based on current interest rates and any payments and receipts relating to these agreements are recognized in interest expense over the period of the respective agreement. All interest rate swaps are subject to market risks as interest rates fluctuate. The Company is exposed to credit risk in the event of nonperformance by counterparties. The Company was not party to any interest rate swap or forward rate agreements during 1997.

MANAGEMENT ESTIMATES

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the

                   INTERNATIONAL COMFORT PRODUCTS CORPORATION reported amounts of revenues and expenses during the reporting period. Such estimates include, but are not limited to, allowance for doubtful accounts, product warranty, product liability, environmental liability, sales returns and allowances, inventory obsolescence, pension obligation assumptions, and self-insured medical claims. Actual results could differ from these estimates.

RECLASSIFICATIONS

     Certain comparative figures have been reclassified to conform with current financial statement presentations.

2.  ACQUISITIONS AND DIVESTITURES

     Effective January 31, 1998, ICP (USA) acquired United Electric Company ("United Electric") of Wichita Falls, Texas, a manufacturer of air conditioning components for commercial HVAC systems through a cash payment of approximately $25.0. United Electric's estimated 1997 sales were approximately $25.0. This acquisition will be included in the consolidated financial statements of the Company upon the acquisition date.

     During 1997, the Company acquired four distributors for a total consideration of approximately $5.6, comprised of cash payments of $3.6 and assumption of debt of $2.0. The total goodwill recorded on these transactions was approximately $2.8.

     On September 30, 1997, ICP (USA) sold substantially all of the assets and liabilities of General Heating and Cooling Company ("General"), a heating and cooling products distributor, and a company-owned factory branch for net book value of approximately $10.0. The total consideration is comprised of a cash payment of $2.3 and a current note receivable of $7.7. In 1997, General and the factory branch contributed operating revenue of approximately $19.2.

     On January 27, 1997, ICP (USA) sold Coastline Distribution, Inc. ("Coastline"), a heating and cooling products distributor, and four company-owned factory branches for net book value of approximately $22.3, the proceeds of which were used to repay short-term borrowings.

     On July 25, 1996, ICP (USA) acquired all of the outstanding shares of Coastline and General. The purchase price was allocated on the basis of the fair market value estimates of the net assets acquired as follows:

NET ASSETS ACQUIRED
-------------------
Accounts receivable.........................................  $ 12.8
Inventories.................................................    18.1
Fixed assets................................................     1.4
Intangible and other assets.................................     4.2
Current liabilities.........................................   (20.0)
Long-term debt assumed......................................   (16.5)
                                                              ------
Net purchase price..........................................  $   --
                                                              ======

                   INTERNATIONAL COMFORT PRODUCTS CORPORATION

3.  INVENTORIES

     Inventories are classified as follows:

                                                               1996    1997
                                                              ------   -----
Finished goods..............................................  $ 86.3   $58.8
Raw materials and work in process...........................    15.7    13.4
Service parts...............................................    15.7    22.3
                                                              ------   -----
                                                              $117.7   $94.5
                                                              ======   =====

4.  FIXED ASSETS

     Fixed assets are classified as follows:

                                           1996                                1997
                             ---------------------------------   ---------------------------------
                                      ACCUMULATED    NET BOOK             ACCUMULATED    NET BOOK
                              COST    DEPRECIATION     VALUE      COST    DEPRECIATION     VALUE
                             ------   ------------   ---------   ------   ------------   ---------
Machinery, equipment and
  furniture................  $101.7      $ 58.4       $ 43.3     $100.2      $ 59.7        $40.5
Buildings and
  improvements.............    51.2        16.6         34.6       51.3        18.0         33.3
Tooling and drawings.......    49.0        34.3         14.7       51.3        38.9         12.4
Land and land
  improvements.............    11.3         3.7          7.6       11.5         4.1          7.4
                             ------      ------       ------     ------      ------        -----
                             $213.2      $113.0       $100.2     $214.3      $120.7        $93.6
                             ======      ======       ======     ======      ======        =====

     Depreciation expense for the year amounted to $14.2 (1996 -- $14.1; 1995 -- $14.8).

5.  INTANGIBLE ASSETS

     Intangible assets, net of accumulated amortization, are classified as follows:

                                                              1996    1997
                                                              -----   -----
Goodwill....................................................  $ 4.7   $ 7.0
Patents.....................................................    2.8     2.4
Tradenames..................................................    1.7     1.6
Customer lists..............................................    2.8      --
Other intangible assets.....................................     .1      --
                                                              -----   -----
                                                              $12.1   $11.0
                                                              =====   =====

     Amortization of intangible assets during the year was $.9 (1996 -- $1.6; 1995 -- $4.0). The accumulated amortization of intangible assets at December 31, 1997, was $10.5 (1996 -- $9.6).

     In 1995, the Company reengineered various business processes which led to a change in the extent to which certain intangibles were used in the Company's operations. Impairments were recognized when the undiscounted expected future operating cash flows derived from such intangible assets were less than their carrying values or in the case of certain patents and technology, on the discontinued use of such identifiable intangibles. The 1995 operating loss included a $1.3 million loss on the impairment of such intangible assets.

                   INTERNATIONAL COMFORT PRODUCTS CORPORATION

6.  OTHER ASSETS

     Other assets are classified as follows:

                                                              1996    1997
                                                              -----   -----
Debt issuance costs, less accumulated amortization..........  $ 5.7   $ 4.3
Due from insurers on environmental claim(Note 15(b))........    5.6     5.0
Other.......................................................    2.1      .8
                                                              -----   -----
                                                              $13.4   $10.1
                                                              =====   =====

7.  SHORT-TERM BORROWINGS

     The details of short-term borrowings at December 31 are as follows:

                                                              1996    1997
                                                              -----   -----
ICP (USA) -- Receivables Purchase Agreement.................  $27.0   $10.0
ICP (Canada)................................................   12.0     8.8
Industrias HVH, S.A. -- Line of Credit......................     --      .9
                                                              -----   -----
                                                              $39.0   $19.7
                                                              =====   =====

(A) ICP (USA)

RECEIVABLES PURCHASE AGREEMENT

     On July 25, 1996, ICP (USA) entered into a five year agreement to sell on a revolving basis, up to a $70.0 undivided participation ownership interest in a designated pool of its accounts receivable. This transfer of receivables does not constitute a sale for accounting purposes on the basis that all the significant risks and rewards of ownership of the receivables are not transferred to the purchaser. Accordingly, the pool of receivables of $10.0 is included in accounts receivable at December 31, 1997 (1996 -- $27.0). In connection with the significant change in and amendment to previous financing agreements, ICP (USA) recorded a write-off of debt issuance costs of $2.1 in the 1995 consolidated statement of loss.

     The receivables purchase agreement requires ICP (USA) to pay fees plus certain administrative costs. At December 31, 1997, the cost of the receivable facility including unused line fees was 10.4% (1996 -- 9.8%). The unamortized transaction fees of $1.1 are included in Other Assets at December 31, 1997.

REVOLVING CREDIT FACILITY

     On July 18, 1997, ICP (USA) entered into a two year $15.0 million revolving credit facility secured by inventories. This revolving credit facility accrues interest at prime or LIBOR plus 1.5%. As of December 31, 1997, the Company has no outstanding balance owing on this facility.

(B) ICP (CANADA)

     ICP (Canada) has a Cdn. $30.0 million revolving credit facility, of which $8.8 (Cdn. $12.6 million) was utilized at December 31, 1997. This three year facility was established on December 19, 1996. ICP (Canada)'s revolving credit facility accrues interest at prime plus 1.0% per annum or at Bankers' Acceptance rates plus a stamping fee of 2.0% as selected by the Company (7.0% at December 31, 1997). All of ICP (Canada)'s assets are pledged as collateral under its facility which contains covenants, the most restrictive of which require it to maintain a certain minimum interest coverage and net worth and precludes the payment of dividends. At December 31, 1997, the restricted net assets of ICP (Canada) were approximately $13.0.

                   INTERNATIONAL COMFORT PRODUCTS CORPORATION

Subsequent to year end, ICP (Canada) obtained a waiver of its covenant breach for the minimum interest coverage ratio which existed at December 31, 1997.

(C) The maximum amount of short-term borrowings outstanding, including the advances received under the receivables purchase agreement at any month-end during the year ended December 31, 1997, was $65.9 (1996 -- $64.4). The average short-term borrowings outstanding, including the advances received under the receivables purchase agreement, calculated by averaging month-end balances, during the year ended December 31, 1997, was $39.2 (1996 -- $46.0).

     The weighted average interest rate on the outstanding short-term borrowings at December 31, 1997, was 8.2% (1996 -- 7.9%). Weighted average interest rates are calculated based on actual interest rates in effect and the short-term borrowings outstanding as at December 31.

8.  LONG-TERM DEBT

(A) The details of long-term debt are as follows:

                                                               1996     1997
                                                              ------   ------
9.75% Senior Notes due March 1, 2000........................  $140.0   $140.0
Term bank loan, due 2000 and 2001...........................    25.0     25.0
Note payable................................................      --       .8
                                                              ------   ------
                                                               165.0    165.8
Current portion of note payable included in current
  liabilities...............................................      --       .2
                                                              ------   ------
                                                              $165.0   $165.6
                                                              ======   ======

(B) ICP (USA)

     On March 11, 1993, ICP (USA) issued $140.0 of 9.75% senior secured notes ("Senior Notes") which are repayable on March 1, 2000. The Senior Notes require mandatory prepayments if ICP (USA) has certain cash proceeds from asset sales as defined in the Senior Note agreement. Interest on the Senior Notes is payable semi-annually in March and September. The Senior Notes were trading 101.50/102 (bid/offer) at December 31, 1997.

     The Senior Notes are collateralized by substantially all the real and personal property of ICP (USA), other than accounts receivable and inventories. The Senior Notes indenture contains covenants which limit certain transactions including the payment of dividends.

     On July 25, 1996, ICP (USA) terminated $20.0 notional amount of interest rate swaps which had effectively converted this amount of the Senior Notes to a variable rate of interest. In connection with the termination of this interest rate swap, ICP (USA) incurred costs of $1.9 which were deferred and are being amortized over the remaining term of the Senior Notes. As of December 31, 1997, the entire $140.0 Senior Notes are fixed at a rate of 9.75% through the maturity date of March 1, 2000.

(C) CHL HOLDINGS INC.

     On December 19, 1996, CHL Holdings Inc., a wholly owned United States subsidiary of the Company, arranged an unsecured term bank loan in the amount of $25.0 due in full by October 15, 2001. The Company is required to repay $15.0 in 2000 and $10.0 in 2001. The term bank loan accrues interest at LIBOR plus 0.25% (6.2% at December 31, 1997) and has been guaranteed by a third party. The guarantor holds a $15.0 subordinated security interest in ICP (Canada)'s receivables and inventories, and the shares of ICP (Canada) have been pledged in support of the guarantee. The pledge agreement contains certain covenants, the most

                   INTERNATIONAL COMFORT PRODUCTS CORPORATION restrictive of which requires ICP (Canada) to maintain a minimum level of receivables and inventories in excess of its borrowings.

(D) Under the provisions of the various loan agreements and indentures, the Company is required to make installments of $.2, $.2, $155.2, $10.2, and nil during the next five years beginning in 1998.

9.  SHARE CAPITAL

(A) ORDINARY SHARES

  (i) Authorized and Outstanding

     The Company is authorized to issue an unlimited number of ordinary shares. Changes in the issued and outstanding ordinary shares for the years 1995, 1996 and 1997 are as follows:

                                     1995                  1996                  1997
                              -------------------   -------------------   -------------------
                                NUMBER     AMOUNT     NUMBER     AMOUNT     NUMBER     AMOUNT
                              ----------   ------   ----------   ------   ----------   ------
Issued and outstanding
  Beginning of the year.....  38,649,949   $165.9   39,042,574   $166.5   39,260,322   $169.2
Issued under the Employee
  Stock Option Plan.........          --       --           --       --      474,200      1.3
Issued under the Share
  Ownership Savings Plan....     392,625       .6      201,763       .5       95,920       .6
Issued under the Directors
  Share Compensation
  Arrangement...............          --       --       15,985       --       16,670       .1
Receipt of Funds from
  Trustee for 1990 Plan of
  Arrangement...............          --       --           --      2.2           --       --
                              ----------   ------   ----------   ------   ----------   ------
Issued and outstanding
  End of the year...........  39,042,574   $166.5   39,260,322   $169.2   39,847,112   $171.2
                              ==========   ======   ==========   ======   ==========   ======

  (ii) Employee Stock Option Plan

     A maximum of 2,500,000 ordinary shares have been reserved for issuance to officers and employees of the Company under the Employee Stock Option Plan. The term of all options cannot exceed ten years from the date the option is granted and are vested at an annual rate of 20% per year on a cumulative basis, except in certain circumstances where the exercise of such options would be accelerated.

     The option exercise price is fixed by the Board of Directors at the time each option is authorized and cannot be less than the weighted average sales price per share on The Toronto Stock Exchange on the business day preceding the date of authorization.

     Changes in the share options outstanding from January 1, 1995 to December 31, 1997 are as follows:

                                                          1995        1996        1997
                                                        ---------   ---------   ---------
Balance -- Beginning of the year......................  1,281,400     776,000   1,720,000
Granted...............................................         --   1,000,000     770,000
Exercised.............................................         --          --    (474,200)
Canceled..............................................   (515,400)    (56,000)    (56,000)
1990 LTIP units converted.............................     10,000          --          --
                                                        ---------   ---------   ---------
Balance -- End of the year............................    776,000   1,720,000   1,959,800
                                                        =========   =========   =========

                   INTERNATIONAL COMFORT PRODUCTS CORPORATION

The details of the options outstanding at December 31, 1997, at each exercise price are as follows:

                                                                                    NUMBER
  EXERCISE PRICE (CDN.$)                        EXPIRY DATE                        OF SHARES
  ----------------------                        -----------                        ---------
          $3.10            February 29, 2000.....................................     25,000
          $3.10            May 30, 2000..........................................     25,000
          $3.50            August 24, 2001 ......................................     65,000
          $3.10            December 19, 2001.....................................    211,000
          $2.80            April 16, 2003........................................    723,800
          $3.90            July 11, 2003.........................................    105,000
          $4.20            July 31, 2003.........................................     10,000
          $4.10            August 23, 2003 ......................................     15,000
          $3.83            November 29, 2003.....................................     10,000
          $5.20            January 31, 2004......................................     45,000
          $5.80            February 28, 2004.....................................     15,000
          $7.05            April 29, 2004........................................    710,000
                                                                                   ---------
                                                                                   1,959,800
                                                                                   =========

  (iii) Share Ownership Savings Plan

     Effective July 1, 1992, certain employees of the Company were eligible to participate in the Company's Share Ownership Savings Plan (the "Savings Plan"). Generally, the Savings Plan is available to all non-union employees following the completion of one year of continuous service with the Company. The Savings Plan allows eligible employees to contribute from one to six percent of their salary to the Savings Plan. The Company is required to match 25% of the employees' contributions and may make additional annual contributions of up to 75% of the employees' contribution at its discretion. In February 1997, the hourly employees began participating in a hourly savings plan with no matching company contributions. In 1997, the Company's expense with respect to both savings plans was $.3 (1996 -- $.1).

  (iv) Long-Term Incentive Plans

     Effective April 29, 1997, the Company adopted the 1997 Long-Term Incentive Plan (the "1997 Plan") which will provide deferred compensation opportunities to certain senior managers of the Company. This deferred cash compensation plan is based on the awarding of Performance Units, the value of which is related to the appreciation in the value of the ordinary shares of the Company.

     The 1997 Plan is comprised of (i) Three year Performance Units which are awarded, valued and paid at the end of a three calendar year period (the "Performance Period") as designated by the Pension and Compensation Committee (the "Committee") of the Board of Directors, and (ii) Long-term Performance Units which are awarded at the end of the Performance Period, but paid upon retirement, according to a vesting schedule, and subject to forfeiture. The initial grant price of the Performance Units is the value established by the Committee at the beginning of the Performance Period, to which the future ordinary share price shall be compared to determine the appreciated value for purposes of determining the value of Performance Units attributable to that Performance Period. At the end of the Performance Period, the number of Performance Units earned, if any, will be based on the extent to which the established objectives of average three year earnings per share goals have been achieved. If the threshold objective is not met, no Performance Units are earned. If the target objective is exceeded, additional Performance Units can be earned, up to a predetermined maximum level.

     Performance Units shall be valued in the currency of the resident country of the participant. The value of a Three year Performance Unit is calculated as the equivalent of the difference in price of the Company's

                   INTERNATIONAL COMFORT PRODUCTS CORPORATION ordinary shares for the average of the last five business days of the last calendar year of the Performance Period, less the Grant Price. The value of a Long-term Performance Unit is calculated as the equivalent of the difference in price of the Company's ordinary shares for the average of the six months prior to termination or retirement, less the grant price.

     On April 29, 1997, the Company awarded target thresholds of 177,500 Performance Units and 180,000 Long-term Performance Units to senior management at a grant price of Cdn. $7.05. The expense for 1997 relating to the 1997 Plan based upon the increase in the Company's stock price since the date of grant is $.4.

     In 1990, the Company adopted a long-term incentive plan (the "1990 Plan"). Under the 1990 Plan, certain key officers and employees of the Company were granted long-term incentive compensation units ("1990 LTIP Units") the value of which shall be determined by reference to the appreciation in the market value of the ordinary shares over stated periods of time. Based on the discretion of the Board of Directors of the Company, the appreciation in the market value of the ordinary shares will be distributed to the holder thereof by payment of cash, issuance of ordinary shares or a combination thereof.

     As at December 31, 1997, 34,000 units from the February 1, 1993 granting were outstanding under the 1990 Plan with an initial value per unit of Cdn. $7.125 and a valuation date of February 1, 1998. In 1997, the Company's expense with respect to the 1990 Plan was approximately $.1.

(B) PREFERENCE SHARES

     The Company is authorized to issue an unlimited number of Class A preference shares issuable in series and rank senior to the Class B preference shares and ordinary shares as to dividends and participation in certain distributions of assets on liquidation. Any series of the shares may be made convertible into ordinary shares and have no voting rights as a class. The Company is also authorized to issue an unlimited number of Class B preference shares issuable in series and rank senior to ordinary shares and junior to the Class A preference shares as to dividends and participation in certain distributions of assets on liquidation. Any series of the shares may be made convertible into ordinary shares and have no voting rights as a class.

     As of December 31, 1997, the Company has not issued any Class A or B preference shares.

10.  FOREIGN CURRENCY TRANSLATION ADJUSTMENT

     The Company adopted the United States dollar as its reporting currency, effective January 1, 1994. Accordingly, the foreign currency translation adjustment which is included as a component of shareholders' equity, represents the unrealized gain or loss on translation of financial statements of self-sustaining operations up to December 31, 1997. Prior to 1994, this adjustment represented the unrealized gain or loss on translation of financial statements of self-sustaining operations in the United States. Changes during the respective years are as follows:

                                                              1995    1996    1997
                                                              -----   -----   -----
Cumulative unrealized loss at January 1.....................  $(1.9)  $(1.1)  $(2.0)
Unrealized gain (loss) on translation of net assets.........     .8     (.9)   (1.3)
                                                              -----   -----   -----
Cumulative unrealized loss at December 31...................  $(1.1)  $(2.0)  $(3.3)
                                                              =====   =====   =====

     The rate of exchange as at December 31, 1997 was U.S. $1.00 = Cdn. $1.4291 (1996 -- U.S. $1.00 = Cdn. $1.3706), and the average rate for the year was U.S. $1.00 = Cdn. $1.3847 (1996 -- U.S. $1.00 = Cdn. $1.3636; 1995 -- U.S. $1.00 =
Cdn. $1.3727).

                   INTERNATIONAL COMFORT PRODUCTS CORPORATION

11.  INCOME TAXES

     The components of income (loss) before income taxes and the income tax provision (recovery) are as follows:

                                                               1995    1996    1997
                                                              ------   -----   -----
Income (loss) before income taxes
  Canada....................................................  $ (1.3)  $ 2.0   $ (.3)
  United States.............................................   (67.1)    9.6    22.3
                                                              ------   -----   -----
                                                              $(68.4)  $11.6   $22.0
                                                              ======   =====   =====
Current income tax provision (recovery)
  Canada....................................................  $  1.8   $  --   $  --
  United States.............................................     (.4)     --      .6
                                                              ------   -----   -----
                                                                 1.4      --      .6
                                                              ------   -----   -----
Deferred income tax provision (recovery)
  Canada....................................................     3.9      --      --
  United States.............................................     7.5      --     (.6)
                                                              ------   -----   -----
                                                                11.4      --     (.6)
                                                              ------   -----   -----
          Total income tax provision (recovery).............  $ 12.8   $  --   $  --
                                                              ======   =====   =====

     In 1995, the deferred income tax provision of $11.4 represented the write-off of accumulated deferred income tax debits recorded as of December 31, 1994. This write-off was required since there was no longer reasonable assurance as of December 31, 1995, that the timing differences supporting these deferred tax debits would reverse.

     A reconciliation between the combined statutory and the effective rate of income tax is provided below:

                                           1995              1996              1997
                                      --------------    --------------    --------------
Income (loss) before income taxes...          $(68.4)            $11.6             $22.0
Combined statutory tax rate.........            38.8%             38.8%             38.8%
                                      --------------    --------------    --------------
Computed income tax provision
  (recovery)........................           (26.5)              4.5               8.5
Increase (decrease) resulting from:
  Non-deductible depreciation.......              .8                .3                .3
  Unrecognized (recognized) benefit
     of losses and expenses.........            25.7              (1.6)              (.8)
  Prior years' deferred taxes
     written-off....................            11.4                --                --
  Utilization of loss
     carryforwards..................              --              (3.4)             (7.7)
  Other.............................             1.4                .2               (.3)
                                      --------------    --------------    --------------
Actual income tax provision
  (recovery)........................          $ 12.8              $ --              $ --
                                      ==============    ==============    ==============
Effective rate of income tax
  recovery..........................  not meaningful    not meaningful    not meaningful
                                      ==============    ==============    ==============

                   INTERNATIONAL COMFORT PRODUCTS CORPORATION

     At December 31, 1997, the Corporation and its subsidiaries had the following approximate amounts available to reduce future years' earnings for income tax purposes, the effect of which has not been recognized in the financial statements.

                                                                       UNITED
LOSSES FOR TAX PURPOSES EXPIRING IN                           CANADA   STATES   TOTAL
-----------------------------------                           ------   ------   -----
1998........................................................  $ 3.5    $  --    $ 3.5
1999........................................................    6.5       --      6.5
2000........................................................     .5       --       .5
2001........................................................    7.9       --      7.9
2002........................................................    5.5       --      5.5
2003........................................................    2.9       --      2.9
2004........................................................    1.6       --      1.6
2010........................................................     --     21.0     21.0
2011........................................................     --      4.6      4.6
                                                              -----    -----    -----
          Total losses......................................   28.4     25.6     54.0
Other deductions and basis differences not yet taken as a
  deduction for income tax purposes.........................    9.6     32.1     41.7
                                                              -----    -----    -----
                                                              $38.0    $57.7    $95.7
                                                              =====    =====    =====

12.  INCOME (LOSS) PER ORDINARY SHARE

     The basic income (loss) per ordinary share is calculated on the weighted average number of shares outstanding during the respective years as follows:

                                                             1995      1996      1997
                                                            -------   -------   -------
Income (loss) to ordinary shareholders before discontinued
  operations..............................................  $ (81.2)  $  11.6   $  22.0
Loss from discontinued operations.........................    (12.0)     (3.1)       --
                                                            -------   -------   -------
Net income (loss) to ordinary shareholders................  $ (93.2)  $  8.50   $  22.0
                                                            =======   =======   =======
Weighted average number of ordinary shares outstanding
  during the year (in millions)...........................   38.828    39.161    39.664
                                                            =======   =======   =======
Income (loss) per ordinary share
  From continuing operations..............................  $ (2.09)  $  0.30   $  0.56
  After discontinued operations...........................  $ (2.40)  $  0.22   $  0.56
                                                            =======   =======   =======

     The calculation of net income per ordinary share on a fully diluted basis assumes the exercise of outstanding stock options if such action would result in dilution of earnings per share. In 1997, fully diluted net income per ordinary share was approximately $0.54.

                   INTERNATIONAL COMFORT PRODUCTS CORPORATION

13.  PENSION PLANS

     The Company and its subsidiaries have various defined benefit pension plans available to substantially all permanent full-time employees. The total pension expense for 1997 amounted to $2.9 (1996 -- $2.8; 1995 -- $3.5) and is comprised of the following:

                                                              1995    1996    1997
                                                              -----   -----   -----
Current service costs.......................................  $ 2.3   $ 2.3   $ 2.4
Interest costs on projected benefit obligation..............    4.5     4.1     4.5
Return on assets held in the plans..........................   (6.2)   (4.5)   (4.3)
Net amortization and deferral...............................    2.9      .9      .3
                                                              -----   -----   -----
                                                              $ 3.5   $ 2.8   $ 2.9
                                                              =====   =====   =====

     The actuarial present value of accrued pension benefits represents the discounted value of benefits expected to be paid to plan members, based on projected salaries prorated on service. No escalation of salaries is used to determine the actuarial present value of accrued pension benefits where the pension benefit is fixed and subject to renegotiation.

     Certain key assumptions used in determining both the pension expense for 1997, and the actuarial present value of accrued pension benefits as at December 31, 1997, are as follows:

                                                              CANADIAN
                                                               PLANS     U.S. PLANS
                                                              --------   ----------
Discount rate...............................................    8.0%        7.5%
Rate of increase of compensation levels.....................    6.0         4.5
Expected long-term rates of return on plan assets...........    8.0         9.0
                                                                ---         ---

     The status of pension plans at December 31, 1997, is as follows:

                                                              CANADIAN
                                                               PLANS     U.S. PLANS
                                                              --------   -----------
Actuarial present value of
  Vested benefit obligations................................   $13.6        $36.9
  Nonvested benefit obligations.............................      --          3.2
                                                               -----        -----
Accumulated benefit obligations.............................    13.6         40.1
Additional amounts related to projected salary and wage
  increases.................................................      .5          9.2
                                                               -----        -----
Total projected benefit obligations.........................    14.1         49.3
Plan assets at market value.................................    16.6         43.7
                                                               -----        -----
Plan assets in excess of (less than) projected benefit
  obligations...............................................     2.5         (5.6)
Unrecognized net (gain) loss................................    (1.5)         2.7
Unrecognized prior service cost.............................      .2          1.4
Unrecognized net (asset) obligation.........................     (.6)         1.1
                                                               -----        -----
Prepaid (accrued) pension cost..............................   $  .6        $ (.4)
                                                               =====        =====

                   INTERNATIONAL COMFORT PRODUCTS CORPORATION

14.  BUSINESS SEGMENTS

     The following is an analysis of certain financial information by business lines and geographical areas for the three years ended December 31, 1995, 1996 and 1997 as it relates to operating revenue, operating profit (loss), identifiable assets, capital expenditures and depreciation and amortization of intangibles. Operating profit is total revenue less operating expenses which includes an allocation of corporate expenses. Identifiable assets include only those assets directly identifiable with those operations.

                                                      OPERATING REVENUE        OPERATING PROFIT (LOSS)
                                                   ------------------------   -------------------------
                                                    1995     1996     1997     1995      1996     1997
                                                   ------   ------   ------   -------   ------   ------
Heating and cooling
  Canada.........................................  $ 79.0   $ 76.8   $ 74.0   $ (1.0)   $ 3.3    $  .3
  United States..................................   453.6    564.7    556.3    (38.3)    30.2     41.2
                                                   ------   ------   ------   ------    -----    -----
                                                    532.6    641.5    630.3    (39.3)    33.5     41.5
Corporate........................................      .2       .4       .4     (4.0)     (.1)      --
                                                   ------   ------   ------   ------    -----    -----
                                                   $532.8   $641.9   $630.7   $(43.3)   $33.4    $41.5
                                                   ======   ======   ======   ======    =====    =====

                                                                                      AMORTIZATION OF
                                                                                      INTANGIBLES AND
                                   IDENTIFIABLE ASSETS      CAPITAL EXPENDITURES       DEPRECIATION
                                 ------------------------   --------------------   ---------------------
                                  1995     1996     1997    1995    1996    1997   1995    1996    1997
                                 ------   ------   ------   -----   -----   ----   -----   -----   -----
Heating and cooling
  Canada.......................  $ 42.2   $ 46.5   $ 43.8   $  .6   $  .4   $1.4   $  .6   $  .6   $  .9
  United States................   251.0    280.4    293.1    23.9    11.4    7.1    17.7    15.1    14.2
                                 ------   ------   ------   -----   -----   ----   -----   -----   -----
                                  293.2    326.9    336.9    24.5    11.8    8.5    18.3    15.7    15.1
Corporate......................    25.0     18.1     15.1      --      --     --      .5      --      --
                                 ------   ------   ------   -----   -----   ----   -----   -----   -----
                                  318.2    345.0    352.0   $24.5   $11.8   $8.5   $18.8   $15.7   $15.1
                                                            =====   =====   ====   =====   =====   =====
Discontinued Steel Pipe
  Operation....................    27.6       --       --
                                 ------   ------   ------
                                 $345.8   $345.0   $352.0
                                 ======   ======   ======

15.  COMMITMENTS AND CONTINGENCIES

     (a) ICP (USA) has been involved in paying the costs of assessing the extent of, and remediating, environmental contamination at its Lewisburg manufacturing facility caused by a sudden and accidental spill in 1980. ICP (USA) has paid for certain investigative activities and remediation at the manufacturing facility as well as off-site drum storage locations. At December 31, 1997, the costs of the remainder of the environmental cleanup, which management believes are reasonably determinable over a ten year period, were discounted at 5.5%. At December 31, 1997, ICP (USA) has an accrual of $3.1 for the cost of this cleanup, of which $2.7 is included in Environmental Liabilities and $.4 in Accrued liabilities.

     The undiscounted cash flows are estimated to be as follows:

                            YEAR
                            ----
   1998.....................................................  $ .4
   1999.....................................................    .7
   2000.....................................................    .2
   2001.....................................................    .2
   2002.....................................................    .2
Thereafter..................................................   1.6
                                                              ----
                                                              $3.3
                                                              ====

                   INTERNATIONAL COMFORT PRODUCTS CORPORATION

     In connection with the environmental remediation at the off-site drum storage locations, ICP (USA) has entered into a cost-sharing agreement with the previous owner. This agreement calls for each entity to bear fifty percent of the investigation, cleanup, monitoring, removal and treatment of the existing drum storage sites. Additionally, in the event that other drum storage sites are discovered, ICP (USA) and the previous owner shall bear the additional costs at a ratio of sixty percent to forty percent, respectively. The estimated costs to clean up the existing drum storage sites are included in the amounts detailed above.

     (b) In 1991, the Company and Flying J, Inc. ("Flying J") entered into a cost sharing agreement whereby the Company will participate with Flying J in the financing of future cleanup activities for environmental contamination at various refinery sites sold by the Company to Flying J in 1980. This settlement does not affect claims by Flying J or the Company against third parties who may be responsible for contribution to refinery cleanup costs. In 1991, the Company also reached a settlement with several of its insurance carriers whereby the insurers will reimburse the Company for a portion of the expenses the Company will incur in the cleanup activities at the refineries. Ongoing cleanup activities at four refinery sites are at different regulatory stages.

     Although the scope of the projects is becoming better understood and defined with the various regulatory agencies, the ultimate scope of the projects remains uncertain and it is not possible to definitively estimate the ultimate costs of remediation of such environmental contamination. At December 31, 1997, the Company has an accrual of $11.0 for its estimated share of future cleanup costs, of which $10.2 is included in Environmental Liabilities and $.8 in Accrued liabilities. The Company has offsetting receivables due from insurers of $5.0 and $1.8 which are included in Other Assets and Accounts receivable, respectively.

     The undiscounted cash flows are expected to be as follows:

                            YEAR
                            ----
   1998.....................................................  $  .8
   1999.....................................................     .8
   2000.....................................................    1.5
   2001.....................................................     .5
   2002.....................................................     .5
Thereafter..................................................    6.9
                                                              -----
                                                              $11.0
                                                              =====

     Based on current information prepared by independent environmental consultants, the Company's share of the cost of environmental cleanup, discounted at 5.5% is currently estimated to be approximately $7.2 over the next 21 years. The expected insurance recoveries discounted at 5.5% are currently estimated to be approximately $3.6 over the next 21 years.

     (c) In February 1995, an action was commenced against ICP (Canada) in the Ontario Court (General Division) (the "Court"), for damages for breach of contract or negligence in the amount of $4.9 (Cdn. $7.0 million), plus interest and costs, arising out of alleged defective cooling banks which were designed, manufactured and delivered by Unifin International, a former division of ICP (Canada) ("Unifin"), to the plaintiffs between 1981 and 1984.

     The Company has filed a statement of Defense with the Court that denies the plaintiffs' allegations and intends to vigorously defend its position against the claim. The Company has notified its primary and umbrella liability insurance carriers for their possible involvement with this claim. The Company believes that it has insurance coverage for this claim.

     In a similar action, ICP (Canada) was served with an Amended Summons on January 22, 1998, in an action commenced in the Supreme Court of New South Wales, Sydney Registry ("Supreme Court"),

                   INTERNATIONAL COMFORT PRODUCTS CORPORATION alleging that Unifin designed, manufactured and supplied defective oil coolers to a generator/transformer project in Australia. The plaintiff pleads that Unifin's negligence caused the oil coolers to produce aluminum alloy metal contamination of the transformer cooling oil, in turn causing major damage to the generators/transformers necessitating major repairs in the amount of at least approximately $9.0 (Aus $14.0 million).

     The Company was not represented on the hearing of an application for leave to amend the Summons and intends to move the Supreme Court to contest its jurisdiction, and set aside the substitution and service of the Amended Summons. While it is too early to evaluate the merits of the plaintiff's claim against it, the Company believes that the plaintiff's action should be heard in the Ontario Court, if at all, and consolidated with the similar February 1995 action brought in Ontario which is based on substantially the same allegations of fact.

     (d) The Company leases certain facilities and equipment under noncancelable operating leases. Lease rental expense during the current year amounted to $4.0 (1996 -- $5.9; 1995 -- $6.8). The approximate aggregate minimum annual rentals under long-term leases in future years, excluding capital leases, at December 31, 1997, are as follows:

                            YEAR
                            ----
     1998...................................................  $2.8
     1999...................................................   2.0
     2000...................................................   1.6
     2001...................................................    .6
     2002...................................................    .4
Thereafter..................................................    .6
                                                              ----
                                                              $8.0
                                                              ====

     (e) The Company and its subsidiaries are parties to various other claims and lawsuits. The Company believes that such proceedings will not have a material effect on the Company's financial position or future operating results, although no assurance can be given with respect to the ultimate outcome for any such litigation.

16.  DISCONTINUED OPERATIONS

     There were no discontinued operations in 1997. In the consolidated statements of income (loss), discontinued operations consisted of the following:

                                                               1995    1996
                                                              ------   -----
Steel Pipe Operations.......................................  $(14.3)  $(3.1)
Settlement of Former Resources Claim .......................     2.9      --
Utilization of Prior Years' Tax Losses......................     1.3      --
Write-off of Deferred Tax Debit -- Flying J Environmental
  Provision.................................................    (1.9)     --
                                                              ------   -----
                                                              $(12.0)  $(3.1)
                                                              ======   =====

  (i) Steel Pipe Operations

     On May 30, 1996, the Company sold Thompson Pipe and Steel Company, its wholly owned steel pipe manufacturing subsidiary, for total consideration of approximately $6.5, including the assumption of bank indebtedness of approximately $6.1.

                   INTERNATIONAL COMFORT PRODUCTS CORPORATION

     Operating results of the Steel Pipe Operation for the year ended December 31, 1995 and the five months ended May 30, 1996 are as follows:

                                                               1995    1996
                                                              ------   -----
Operating revenue...........................................  $ 37.9   $10.9
                                                              ======   =====
Loss before income taxes....................................    (8.0)   (3.1)
Provision for income taxes..................................     (.3)     --
                                                              ------   -----
Loss from Steel Pipe Operations.............................    (8.3)   (3.1)
Write-down to estimated net realizable value................    (5.4)     --
Estimated disposal costs....................................     (.6)     --
                                                              ------   -----
                                                              $(14.3)  $(3.1)
                                                              ======   =====

  (ii) Settlement of Former Resources Claim

     In December 1995, the Company received a final cash settlement resulting from a favorable judgment relating to the Company's former Resources Operations, which were sold in 1989. The $2.9 received has been recorded as income from discontinued operations.

  (iii) Utilization of Prior Years' Tax Losses

     The Company has utilized prior years' tax losses which resulted from the costs incurred on the sale of the Company's Utilities and Propane Operations in 1990 to reduce current taxes otherwise payable from continuing operations.

  (iv) Write-off of Deferred Tax Debit -- Flying J Environmental Provision

     In 1995, the deferred tax provision of $1.9 represents the write-off of a deferred tax debit established in prior years. This write-off was required since there was no longer reasonable assurance as of December 31, 1995, that the timing differences supporting this deferred tax debit would reverse.

17.  ASSET WRITEDOWNS AND RESTRUCTURING COSTS

     Through the continuation of the business process reengineering efforts which began in 1993, ICP (USA) identified in 1995 certain fixed assets which were no longer considered to be economically viable to the production process. These assets included a coil delivery system with a carrying value of $3.4, an automated paint system with a carrying value of $4.1, and other idle assets with a carrying value of $1.2. ICP (USA) recognized an impairment loss on these assets of $8.7 which was included in asset writedowns and restructuring costs in 1995.

     In 1995, ICP (Canada) wrote down the carrying value of idle assets, comprised of machinery and equipment by $1.4 to orderly liquidation value. This writedown was also included in asset writedowns and restructuring costs for 1995.

     During 1995, the restructuring and reengineering programs resulted in $2.2 of severance and benefits expense at ICP (USA). In addition, reductions in salaried personnel at ICP (Canada) resulted in severance costs of $1.1. Finally, the Company's decision in December 1995 to move its Canadian Corporate head office to Lewisburg, Tennessee, resulted in severance and other retirement benefits of $2.8. The restructuring costs totaling $6.1 were partially offset by a reduction of prior years' restructuring accruals of $.7, resulting in a 1995 restructuring charge of $5.4 which was included in asset writedowns and restructuring costs.

                   INTERNATIONAL COMFORT PRODUCTS CORPORATION

     A rollforward of the restructuring cost accrual is as follows:

                                                              1995     1996     1997
                                                              -----    -----    ----
Balance -- Beginning of the year............................  $ 3.6    $ 6.1    $2.4
Restructuring cost provision................................    6.1       --      --
Reversals of prior years' accruals..........................    (.7)      --     (.4)
Payments....................................................   (2.9)    (3.7)    (.6)
                                                              -----    -----    ----
Balance -- End of the year..................................  $ 6.1    $ 2.4    $1.4
                                                              =====    =====    ====

18.  DETAILS OF CASH PROVIDED BY (USED FOR) OPERATIONS

                                                              1995    1996    1997
                                                              -----   -----   -----
(a) ITEMS NOT INVOLVING CURRENT CASH FLOWS
    Depreciation and amortization...........................  $20.1   $17.5   $16.4
    Deferred income taxes...................................   11.4      --      --
    Asset writedowns........................................   10.1      --      --
    Provision for bad debts.................................    9.7     2.8      .9
    Write-off of debt issuance costs........................    2.1      .6      --
    Other...................................................    1.0      --      --
                                                              -----   -----   -----
                                                              $54.4   $20.9   $17.3
                                                              =====   =====   =====

                                                              1995      1996      1997
                                                              -----    ------    ------
(b) CHANGES IN WORKING CAPITAL
     Accounts and note receivable...........................  $33.8    $  5.7    $(37.5)
     Inventories............................................   59.9     (14.1)     10.2
     Accounts payable, accrued liabilities and product
    warranty................................................    8.3     (15.3)     10.2
     Other..................................................   (4.7)      5.3      (3.0)
                                                              -----    ------    ------
                                                              $97.3    $(18.4)   $(20.1)
                                                              =====    ======    ======

                   INTERNATIONAL COMFORT PRODUCTS CORPORATION

19.  SIGNIFICANT DIFFERENCES BETWEEN CANADIAN AND U.S. ACCOUNTING
     PRACTICES

     Accounting principles adopted by the Company as reflected in these consolidated financial statements in accordance with Canadian GAAP are generally consistent with accounting principles accepted in the United States ("U.S. GAAP") with certain exceptions. The following reconciliations reflect the differences in these accounting principles where applicable to the Company. If accounting principles generally accepted in the United States were followed, the effect on the consolidated financial statements would be:

     (a) Net income (loss) in accordance with U.S. GAAP

                                                               1995     1996      1997
                                                              ------   -------   ------
Income (loss) from continuing operations (as reported)......  $(81.2)  $  11.6   $ 22.0
U.S. GAAP adjustments
  Accounting for income taxes(1)............................     2.8       (.7)     (.7)
  Postretirement benefits, net of income tax recovery of nil
     in 1997 (1996 -- nil; 1995 -- $.5)(2)..................     (.8)     (1.8)    (1.9)
  Loss on early extinguishment of debt, net of income tax
     recovery of nil in 1996 and 1995(3)....................      .9        .6       --
  Utilization of prior years' tax losses from discontinued
     operations(4)..........................................     1.3        --       --
  Discount on sale of receivables, net of income tax
     provision of $.8 in 1995(5)............................     1.3        --       --
                                                              ------   -------   ------
Adjusted income (loss) from continuing operations...........   (75.7)      9.7     19.4
Loss from discontinued operations, net of income taxes......   (13.3)     (3.1)      --
                                                              ------   -------   ------
Income (loss) before extraordinary item.....................   (89.0)      6.6     19.4
Extraordinary item
  Loss on early extinguishment of debt, net of income tax
     recovery of nil in 1996 and 1995(3)....................     (.9)      (.6)      --
                                                              ------   -------   ------
Net income (loss) under U.S. GAAP...........................  $(89.9)  $   6.0   $ 19.4
                                                              ======   =======   ======
Weighted average number of ordinary shares outstanding
  during the year under U.S. GAAP (in millions)
  Basic.....................................................  38.828    39.161   39.664
  Diluted...................................................  38.828    39.254   40.549
Basic income (loss) per ordinary share under U.S. GAAP (in
  dollars)
  From continuing operations................................  $(1.95)  $  0.25   $ 0.49
  Before extraordinary item.................................  $(2.29)  $  0.17   $ 0.49
  After extraordinary item..................................  $(2.32)  $  0.15   $ 0.49
Diluted income (loss) per ordinary share under U.S. GAAP (in dollars)
  From continuing operations................................  $(1.95)  $  0.25   $ 0.48
  Before extraordinary item.................................  $(2.29)  $  0.17   $ 0.48
  After extraordinary item..................................  $(2.32)  $  0.15   $ 0.48

---------------

(1) This reconciliation reflects the application of Statement of Financial Accounting Standard ("SFAS") No. 109 "Accounting for Income Taxes". Additionally, the following table outlines the significant components of the Company's deferred tax assets (liabilities) as at December 31, 1996 and 1997, under U.S. GAAP disclosure requirements.

                   INTERNATIONAL COMFORT PRODUCTS CORPORATION

                                                              UNITED
DECEMBER 31, 1996                                             STATES    CANADA   TOTAL
-----------------                                             -------   ------   ------
Deferred tax assets
  Net operating losses and other carryforwards..............  $ 14.0    $ 12.5   $ 26.5
  Product liability and warranty............................    10.1        .9     11.0
  Allowance for doubtful accounts...........................     2.0        --      2.0
  Other tax assets..........................................    14.1       1.9     16.0
                                                              ------    ------   ------
          Total deferred tax assets before allowance........    40.2      15.3     55.5
Valuation allowance for deferred tax assets.................   (26.3)    (14.8)   (41.1)
                                                              ------    ------   ------
Deferred tax assets.........................................    13.9        .5     14.4
                                                              ------    ------   ------
Deferred tax liabilities
  Tax over book depreciation................................   (12.7)       --    (12.7)
  Other tax liabilities.....................................    (1.2)      (.5)    (1.7)
                                                              ------    ------   ------
          Total deferred tax liabilities....................   (13.9)      (.5)   (14.4)
                                                              ------    ------   ------
          Net deferred tax assets...........................  $   --    $   --   $   --
                                                              ======    ======   ======

                                                              UNITED
DECEMBER 31, 1997                                             STATES    CANADA   TOTAL
-----------------                                             -------   ------   ------
Deferred tax assets
  Net operating losses and other carryforwards..............  $  8.7    $ 12.3   $ 21.0
  Product liability and warranty............................    10.6        .8     11.4
  Allowance for doubtful accounts...........................     1.6        --      1.6
  Other tax assets..........................................    11.9       1.7     13.6
                                                              ------    ------   ------
          Total deferred tax assets before allowance........    32.8      14.8     47.6
Valuation allowance for deferred tax assets.................   (18.2)    (14.3)   (32.5)
                                                              ------    ------   ------
Deferred tax assets.........................................    14.6        .5     15.1
                                                              ------    ------   ------
Deferred tax liabilities
  Tax over book depreciation................................   (12.6)       --    (12.6)
  Other tax liabilities.....................................    (1.4)      (.5)    (1.9)
                                                              ------    ------   ------
          Total deferred tax liabilities....................   (14.0)      (.5)   (14.5)
                                                              ------    ------   ------
          Net deferred tax assets...........................  $   .6    $   --   $   .6
                                                              ======    ======   ======

(2) This reconciliation reflects the application of SFAS No. 106 "Employers' Accounting for Postretirement Benefits Other Than Pensions", for the Company's U.S. plans. The standard requires, among other things, the recognition of postretirement benefits on an accrual basis as opposed to the practice of recognizing the expense on a cash basis. The application of the new accounting method, prospectively, results in the transition obligation of U.S. $9.7 million being amortized on a straight-line basis over 25 years for hourly employees and 21 years for salaried employees. The effect of applying SFAS 106 was to decrease net income by $1.9 and $1.8 for 1997 and 1996, respectively, and increase the net loss by $.8 in 1995. Under Canadian GAAP, the Company expenses such benefits as incurred.

     The net periodic cost for postretirement health care benefits during 1995, 1996 and 1997, includes the following:

                                                              1995   1996   1997
                                                              ----   ----   ----
Service cost................................................  $ .7   $1.1   $1.0
Interest cost...............................................   1.3    1.4    1.4
Amortization of transition obligation.......................    .5     .6     .6
                                                              ----   ----   ----
                                                              $2.5   $3.1   $3.0
                                                              ====   ====   ====

                   INTERNATIONAL COMFORT PRODUCTS CORPORATION

     In general, retiree health benefits are paid as covered expenses are incurred. The following table sets forth the funded status for the Company's postretirement health care plan at December 31, 1996 and 1997.

                                                                  1996    1997
                                                                  -----   -----
    Accumulated postretirement benefit obligations:
      Retirees..................................................  $ 6.2   $ 8.8
      Fully eligible active plan participants...................    2.5     2.7
      Other active plan participants............................   10.3    10.5
                                                                  -----   -----
              Total obligation..................................   19.0    22.0
      Unrecognized:
      Transition obligation.....................................   (8.1)   (6.8)
      Change in actuarial assumptions...........................   (5.0)   (7.1)
                                                                  -----   -----
    Accrued postretirement benefit..............................  $ 5.9   $ 8.1
                                                                  =====   =====

    The assumed discount rate was 7.5% and 7.75% at December 31, 1997 and 1996, respectively, and the rate of increase in per capita costs of covered health care benefits is assumed to be 6% in 1997, decreasing gradually to 5% by the year 1999. Increasing the assumed health care cost trend rate by 1 percentage point would increase the accumulated postretirement benefit obligation as of December 31, 1997, by approximately 13% and increase net periodic postretirement benefit cost by approximately 16% in 1997.
(3) Under Canadian GAAP, this item is included in loss from continuing operations. Under U.S. GAAP, such an item is treated as an extraordinary item.
(4) Under U.S. GAAP, the utilization of prior years' tax losses is included in loss from continuing operations in 1995.
(5) In 1995, there were differences between Canadian and U.S. GAAP in the recognition of a transfer of receivables as a sale. Under Canadian GAAP, for a transfer of receivables to be recognized as a sale, the transferor must transfer the significant risks and rewards of ownership of the receivables, whereas U.S. GAAP focuses on the control of the assets involved.

     (b) Additional disclosure required under U.S. GAAP

     (1) SFAS 123 permits the Company to continue to apply the recognition and measurement principles of Accounting Principles Board Opinion No. 25., "Accounting for Stock Issued to Employees," to its stock option plan. If the compensation cost for the Company's stock option plan had been determined based on the fair value at the grant dates for the 1997 and 1996 options, consistent with the method provided in SFAS 123, the Company's 1997 and 1996 pro forma net income and earnings per share would have been $18.5 and $5.7, and $0.47 and $0.15, respectively. The weighted average fair values of the 1997 and 1996 option grants are estimated on the dates of grant using the Black-Scholes option pricing model with the following assumptions: expected volatility for 1997 and 1996 was 70 percent and 53 percent, respectively; risk-free interest rates for 1997 and 1996 were 5.7% and 6.6%, respectively; and expected lives of seven years for both years. The weighted average fair values of the options granted in 1997 and 1996 were Cdn. $4.39 and Cdn. $1.46, respectively.

     (2) Research and development expenses in 1997, 1996 and 1995 were $3.0, $2.9 and $2.8, respectively.

                   INTERNATIONAL COMFORT PRODUCTS CORPORATION

     (3) Under U.S. GAAP, comprehensive income (loss), as defined by SFAS 130, for the Company was $(89.8), $4.7 and $19.7 for the years ended December 31, 1995, 1996 and 1997, respectively, as outlined below:

                                                               1995     1996     1997
                                                              ------    -----    -----
Net income (loss) under U.S. GAAP...........................  $(89.9)   $ 6.0    $19.4
                                                              ------    -----    -----
Other comprehensive income
  Foreign currency translation adjustment...................     0.8     (0.9)    (1.3)
  Minimum pension liability adjustment......................    (0.7)    (0.4)     1.6
                                                              ------    -----    -----
  Other comprehensive income................................     0.1     (1.3)     0.3
                                                              ------    -----    -----
Comprehensive income (loss) under U.S. GAAP.................  $(89.8)   $ 4.7    $19.7
                                                              ======    =====    =====

     (c) Consolidated Balance Sheets

                                                                                AMOUNTS AS ADJUSTED
                                                            AMOUNTS REPORTED            TO
                                                                  UNDER            CONFORM WITH
                                                              CANADIAN GAAP          U.S. GAAP
                                                            -----------------   -------------------
                                                             1996      1997       1996       1997
                                                            -------   -------   --------   --------
Prepaid expenses and other (see note 19(c)(1))............  $   6.0   $   7.6   $   7.2    $   8.8
Fixed assets (see note 19(c)(2))..........................    100.2      93.6     102.3       95.5
Intangible assets (see note 19(c)(2)).....................     12.1      11.0      16.3       14.8
Accrued liabilities (see notes 19(a)(2) and 19(c)(1)).....     28.2      26.5      32.4       28.9
Other long-term liabilities (see note 19(a)(2))...........      4.2       5.1       9.0       12.6
Deficit...................................................   (138.4)   (116.4)   (140.6)    (119.6)
Shareholders' equity......................................     28.8      51.5      26.6       48.3

---------------

(1) Under SFAS No. 87 "Employers' Accounting for Pensions," the amount of the unfunded accumulated benefit obligation is calculated and separately recorded in the balance sheet as a liability, offset by a prepaid intangible asset and resulting reduction in shareholders' equity.
(2) Under SFAS No. 109, the Company was required to reflect additional deferred tax liabilities on the purchase accounting acquisition of ICP (USA) which were allocated to fixed assets and goodwill.

     (d) There are differences between Canadian and U.S. GAAP in the presentation of the Statement of Changes in Financial Position. The following discloses cash flows information in accordance with SFAS 95:

                                                              1995    1996    1997
                                                              -----   -----   -----
Net cash provided by (used in) operating activities.........  $70.3   $(0.7)  $19.2
Net cash provided by (used in) investing activities.........  (10.8)   (3.7)   10.7
Net cash provided by (used in) financing activities.........  (59.3)    9.0   (16.5)
                                                              -----   -----   -----
Increase in cash and cash equivalents.......................    0.2     4.6    13.4
Cash and cash equivalents -- beginning of the year..........   12.8    13.0    17.6
                                                              -----   -----   -----
Cash and cash equivalents -- end of the year................  $13.0   $17.6   $31.0
                                                              =====   =====   =====

     Non-cash transactions:

     During 1996, the Company acquired Coastline and General for consideration of the assumption of debt in the amount of $15.3.

                   INTERNATIONAL COMFORT PRODUCTS CORPORATION

20. SUMMARIZED FINANCIAL INFORMATION OF SUBSIDIARY

     Effective May 13, 1998, International Comfort Products Holdings, Inc. ("ICP Holdings"), a wholly owned subsidiary of the Company, issued $150 million of its 8 5/8% Senior Notes due 2008, for which a Registration Statement has been filed under the Securities Act of 1933. CHL Holdings, Inc. ("CHL") is the predecessor to ICP Holdings. CHL (prior to its merger with International Comfort Products Corporation (USA)) was, and ICP Holdings, is a wholly-owned subsidiary of the Company. Upon the Registration Statement being declared effective, ICP Holdings would be subject to the reporting requirements under Section 13 or 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act"). Because the Notes, however, are fully and unconditionally guaranteed by the Company and management has determined that such information is not material to the holders of the Notes, the Company and ICP Holdings have filed with the Commission a request that ICP Holdings be exempted from the reporting requirements of the Exchange Act. Financial information relating to CHL (predecessor to ICP Holdings) is presented herein in accordance with Staff Accounting Bulletin No. 53 as an addition to the notes to the financial statements of the Company.

     The following reflects the summarized consolidated financial information of CHL, a wholly-owned subsidiary of the Company (predecessor to ICP Holdings):

                                                               1995     1996     1997
                                                              ------   ------   ------
Statement of Income Data:
     Operating Revenue......................................  $470.4   $587.6   $577.0
     Gross Margin...........................................    51.6    111.0    113.9
     Income (Loss) From Continuing Operations...............   (73.4)     9.3     22.8
     Discontinued Operations................................   (16.2)    (3.1)      --
     Net Income (Loss)......................................   (89.6)     6.2     22.8

                                                               1996     1997
                                                              ------   ------
Balance Sheet Data:
     Current Assets.........................................  $182.8   $207.3
     Total Assets...........................................   306.2    316.1
     Current Liabilities....................................   104.8     94.2
     Total Liabilities......................................   302.2    289.3
     Shareholders' Equity...................................     4.0     26.8

                   INTERNATIONAL COMFORT PRODUCTS CORPORATION

                       CONSOLIDATED STATEMENTS OF INCOME
         FOR THE THREE MONTHS ENDED JUNE 30, 1997 AND 1998 -- UNAUDITED
    (IN MILLIONS OF U.S. DOLLARS, EXCEPT PER SHARE AMOUNTS) -- CANADIAN GAAP

                                                               1997        1998
                                                              ------      ------
Operating Revenues..........................................  $177.6      $218.5
Cost of Sales...............................................   139.2       170.7
                                                              ------      ------
Gross Margin................................................    38.4        47.8
Selling, General and Administrative Expenses................    22.9        26.9
                                                              ------      ------
Operating Profit............................................    15.5        20.9
                                                              ------      ------
Financial Expenses
  Interest expense..........................................     4.9         5.0
  Amortization of debt issuance costs.......................     0.3         0.3
  Refinancing costs.........................................      --         5.0
                                                              ------      ------
                                                                 5.2        10.3
                                                              ------      ------
Net Income..................................................  $ 10.3      $ 10.6
                                                              ======      ======
Average number of shares (in millions)......................    39.7        40.4
                                                              ======      ======
Earnings Per Ordinary Share
  Basic.....................................................  $ 0.26      $ 0.26
  Fully diluted.............................................  $ 0.25      $ 0.25
                                                              ======      ======

                             see accompanying notes

                   INTERNATIONAL COMFORT PRODUCTS CORPORATION

                       CONSOLIDATED STATEMENTS OF INCOME
          FOR THE SIX MONTHS ENDED JUNE 30, 1997 AND 1998 -- UNAUDITED
    (IN MILLIONS OF U.S. DOLLARS, EXCEPT PER SHARE AMOUNTS) -- CANADIAN GAAP

                                                               1997        1998
                                                              ------      ------
Operating Revenues..........................................  $314.2      $351.3
Cost of Sales...............................................   247.9       275.0
                                                              ------      ------
Gross Margin................................................    66.3        76.3
Selling, General and Administrative Expenses................    44.4        47.1
                                                              ------      ------
Operating Profit............................................    21.9        29.2
                                                              ------      ------
Financial Expenses
  Interest expense..........................................     9.6         9.5
  Amortization of debt issuance costs.......................     0.6         0.6
  Refinancing costs.........................................      --         5.0
                                                              ------      ------
                                                                10.2        15.1
                                                              ------      ------
Net Income..................................................  $ 11.7      $ 14.1
                                                              ======      ======
Average number of shares (in millions)......................    39.5        40.1
                                                              ======      ======
Earnings Per Ordinary Share
  Basic.....................................................  $ 0.30      $ 0.35
  Fully diluted.............................................  $ 0.28      $ 0.34
                                                              ======      ======

                             see accompanying notes

                   INTERNATIONAL COMFORT PRODUCTS CORPORATION

                          CONSOLIDATED BALANCE SHEETS
           (IN MILLIONS OF U.S. DOLLARS) -- CANADIAN GAAP (UNAUDITED)

                                                                  JUNE 30
                                                              ----------------   DECEMBER 31,
                                                               1997      1998        1997
                                                              ------    ------   ------------
ASSETS
Current Assets
  Cash and short-term deposits..............................  $ 17.7    $ 21.1      $ 31.0
  Accounts receivable.......................................   113.4     140.5        96.5
  Note receivable...........................................      --        --         7.7
  Inventories...............................................   134.4     116.6        94.5
  Prepaid expenses and other................................     5.7       6.5         7.6
                                                              ------    ------      ------
                                                               271.2     284.7       237.3
                                                              ------    ------      ------
Fixed Assets
  Property, plant and equipment.............................   213.7     228.7       214.3
  Accumulated depreciation..................................   119.6     127.7       120.7
                                                              ------    ------      ------
                                                                94.1     101.0        93.6
                                                              ------    ------      ------
Intangible Assets, net......................................     9.2      30.9        11.0
Other Assets, net...........................................    12.6      14.2        10.1
                                                              ------    ------      ------
                                                              $387.1    $430.8      $352.0
                                                              ======    ======      ======

LIABILITIES
Current Liabilities
  Short-term borrowings.....................................  $ 57.2    $ 42.5      $ 19.7
  Accounts payable..........................................    50.3      60.8        44.8
  Accrued liabilities.......................................    28.8      31.7        26.5
  Product warranty..........................................     8.6       9.7         9.5
  Current portion of long-term debt.........................      --       0.2         0.2
                                                              ------    ------      ------
                                                               144.9     144.9       100.7
Long-Term Debt..............................................   165.0     175.4       165.6
Product Warranty............................................    18.0      14.8        16.2
Other Long-Term Liabilities.................................    17.5      15.8        18.0
                                                              ------    ------      ------
                                                               345.4     350.9       300.5
                                                              ------    ------      ------
SHAREHOLDERS' EQUITY
Ordinary Shares.............................................   170.7     186.1       171.2
Deficit.....................................................  (126.8)   (102.3)     (116.4)
Foreign Currency Translation Adjustment.....................    (2.2)     (3.9)       (3.3)
                                                              ------    ------      ------
                                                                41.7      79.9        51.5
                                                              ------    ------      ------
                                                              $387.1    $430.8      $352.0
                                                              ======    ======      ======

                             see accompanying notes

                   INTERNATIONAL COMFORT PRODUCTS CORPORATION

            CONSOLIDATED STATEMENTS OF CHANGES IN FINANCIAL POSITION
          FOR THE SIX MONTHS ENDED JUNE 30, 1997 AND 1998 -- UNAUDITED
                 (IN MILLIONS OF U.S. DOLLARS) -- CANADIAN GAAP

                CASH PROVIDED BY (USED FOR):                   1997        1998
                ----------------------------                  ------      ------
OPERATIONS
Net income..................................................  $ 11.7      $ 14.1
Items not involving current cash flows
  Depreciation and amortization.............................     8.5         8.7
  Refinancing costs.........................................      --         2.3
Changes in working capital
  Accounts receivable.......................................   (40.7)      (29.5)
  Inventories...............................................   (34.4)      (10.3)
  Prepaid expenses and other................................    (0.5)        1.5
  Accounts payable, accrued liabilities, and product
     warranty...............................................    17.1        10.9
                                                              ------      ------
                                                               (38.3)       (2.3)
                                                              ------      ------
INVESTING
  Property, plant and equipment.............................    (2.6)       (6.6)
  Acquisition of United Electric Company....................      --       (25.6)
  Acquisition of Watsco Components..........................      --       (14.3)
  Acquisition of distribution company.......................    (1.8)         --
  Proceeds from sale of Coastline and factory branches......    23.1          --
                                                              ------      ------
                                                                18.7       (46.5)
                                                              ------      ------
FINANCING
  Long-term debt issued.....................................      --       150.0
  Ordinary shares issued....................................     1.5        14.9
  Repayment of long-term debt...............................      --      (140.2)
  Refinancing costs.........................................      --        (8.6)
                                                              ------      ------
                                                                 1.5        16.1
                                                              ------      ------
Increase in Borrowings......................................   (18.1)      (32.7)
  Net Cash (Borrowings) -- Beginning of the Period..........   (21.4)       11.3
                                                              ------      ------
  Net Borrowings -- End of the Period.......................  $(39.5)     $(21.4)
                                                              ======      ======
  Represented by
     Short-term borrowings..................................  $(57.2)     $(42.5)
     Less: Cash and short-term deposits.....................    17.7        21.1
                                                              ------      ------
                                                              $(39.5)     $(21.4)
                                                              ======      ======

                             see accompanying notes

                   INTERNATIONAL COMFORT PRODUCTS CORPORATION

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
          FOR THE SIX MONTHS ENDED JUNE 30, 1997 AND 1998 -- UNAUDITED
                   (IN MILLIONS OF DOLLARS) -- CANADIAN GAAP

     1. Reference should be made to the consolidated financial statements for the year ended December 31, 1997 included in Form 10-K filed on March 31, 1998, for details of significant accounting policies. Certain comparative figures have been reclassified to conform with current financial statement presentation.

     2. In the opinion of the Company, the accompanying unaudited consolidated financial statements contain all adjustments (consisting of only normal recurring accruals) necessary to present fairly the financial position as of June 30, 1997 and 1998, the results of operations and changes in financial position for the periods then ended. The interim results are not necessarily indicative of the results to be expected for the full year.

     3. Details of inventories are as follows:

                                                     JUNE 30
                                                 ----------------   DECEMBER 31,
                                                  1997      1998        1997
                                                 ------    ------   ------------
Finished goods.................................  $ 98.0    $ 74.9      $ 58.8
Raw materials and work in process..............    11.4      17.8        13.4
Service parts..................................    25.0      23.9        22.3
                                                 ------    ------      ------
                                                 $134.4    $116.6      $ 94.5
                                                 ======    ======      ======

     4. Significant Differences Between Canadian and U.S. Accounting Practices

     Accounting principles adopted by the Company as reflected in these consolidated financial statements are generally consistent with accounting principles accepted in the United States ("U.S. GAAP"). The following reconciliations reflect the approximate differences in these accounting principles where applicable to the Company. If accounting principles generally accepted in the United States were followed, the effect on the consolidated financial statements would be:

                                                      THREE MONTHS       SIX MONTHS
                                                         ENDED             ENDED
                                                        JUNE 30           JUNE 30
                                                     --------------    --------------
                                                     1997     1998     1997     1998
                                                     -----    -----    -----    -----
Net income (as reported)...........................  $10.3    $10.6    $11.7    $14.1
Accounting for income taxes........................    (.1)     (.1)     (.3)     (.3)
Post-retirement benefits...........................    (.6)     (.4)    (1.1)    (1.1)
                                                     -----    -----    -----    -----
Net income under U.S. GAAP.........................  $ 9.6    $10.1    $10.3    $12.7
                                                     =====    =====    =====    =====
Weighted average number of ordinary shares
  outstanding during the period under U.S. GAAP (in
  millions)
  Basic............................................   39.7     40.4     39.5     40.1
  Diluted..........................................   41.8     42.4     41.6     42.1
Net income per share under U.S. GAAP (in dollars)
  Basic............................................  $0.24    $0.25    $0.26    $0.32
  Diluted..........................................  $0.23    $0.24    $0.25    $0.31

                   INTERNATIONAL COMFORT PRODUCTS CORPORATION

     Consolidated Balance Sheets:

                                                                  JUNE 30
                                                              ----------------   DECEMBER 31,
                                                               1997      1998        1997
                                                              ------    ------   ------------
Total assets (as reported)..................................  $387.1    $430.8      $352.0
Items increasing reported total assets
  Deferred income taxes.....................................     3.7       3.7         3.5
  Post-retirement and pension benefits......................     4.1       4.6         3.2
                                                              ------    ------      ------
Total assets -- U.S. GAAP...................................  $394.9    $439.1      $358.7
                                                              ======    ======      ======
Shareholders' equity (as reported)..........................    41.7      79.9        51.5
Items increasing (decreasing) reported shareholders' equity
     Deferred income taxes..................................     3.7       3.7         3.0
     Post-retirement and pension benefits...................    (6.1)     (5.6)       (6.2)
                                                              ------    ------      ------
Shareholders' equity -- U.S. GAAP...........................  $ 39.3    $ 78.0      $ 48.3
                                                              ======    ======      ======

     Consolidated Cash Flows (U.S. GAAP):

                                                            SIX MONTHS ENDED
                                                                JUNE 30
                                                            ----------------
                                                             1997      1998
                                                            ------    ------
Net cash used in operating activities.....................  $(38.3)   $ (2.3)
Net cash provided by (used in) investing activities.......    18.7     (32.2)
Net cash provided by financing activities.................    19.7      24.6
                                                            ------    ------
Increase (decrease) in cash and cash equivalents..........     0.1      (9.9)
Cash and cash equivalents -- beginning of the period......    17.6      31.0
                                                            ------    ------
Cash and cash equivalents -- end of the period............  $ 17.7    $ 21.1
                                                            ======    ======

          Non-cash transactions:

        In 1998, the Company acquired Watsco Components in exchange for the issuance of ordinary shares in the amount of $14.3.

     5. Summarized Financial Information

     International Comfort Products Holdings, Inc. ("ICP Holdings") is a wholly-owned subsidiary of the Company. ICP Holdings is the issuer of certain securities as to which a registration statement now has been filed under the Securities Act of 1933. Upon that registration statement being declared effective, ICP Holdings would be subject to the reporting requirements under
Section 13 or 15 (d) of the Securities Exchange Act of 1934 (the "Exchange Act"). Because these securities, however, are fully and unconditionally guaranteed by the Company and management has determined that such information is not material to the holder of such securities, the Company and ICP Holdings have filed with the Commission a request that ICP Holdings be exempted from the reporting requirements of the Exchange Act. Financial information relating to ICP Holdings is presented herein in accordance with Staff Accounting Bulletin No. 53 as an addition to the notes to the financial statements of the Company. Summarized financial information for ICP Holdings is as follows:

                   INTERNATIONAL COMFORT PRODUCTS CORPORATION

     Condensed Income Statement Information:

                                         THREE MONTHS ENDED    SIX MONTHS ENDED
                                              JUNE 30              JUNE 30
                                         ------------------    ----------------
                                          1997       1998       1997      1998
                                         -------    -------    ------    ------
Operating revenues.....................  $165.9     $206.2     $292.1    $329.7
Gross margin...........................    35.0       43.6       61.4      69.5
Net income.............................    10.5       11.9       13.4      16.5

     Condensed Balance Sheet Information:

                                                          JUNE 30    DECEMBER 31
                                                            1998         1997
                                                          --------   ------------
Current assets..........................................   $254.6       $207.3
Total assets............................................    395.4        316.1
Current liabilities.....................................    134.8         94.2
Total liabilities.......................................    337.3        289.3
Shareholders' equity....................................     58.1         26.8

     The agreements governing the terms of certain of the Company's debt contain certain covenants which, among other things, place limitations on the ability of subsidiaries of ICP Holdings to pay dividends and make other restricted payments, as defined, to ICP Holdings. Pursuant to the terms of the most restrictive covenant regarding restricted payments, as of June 30, 1998, $110 million of net assets of subsidiaries of ICP Holdings were not available for payment of dividends to ICP Holdings.

------------------------------------------------------
------------------------------------------------------

     NO PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS IN CONNECTION WITH THE OFFER CONTAINED HEREIN OTHER THAN THOSE CONTAINED OR INCORPORATED BY REFERENCE IN THIS PROSPECTUS AND THE ACCOMPANYING LETTER OF TRANSMITTAL AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE ISSUER OR THE PARENT GUARANTOR. NEITHER THIS PROSPECTUS NOR THE ACCOMPANYING LETTER OF TRANSMITTAL, OR BOTH TOGETHER, CONSTITUTE AN OFFER OR A SOLICITATION OF ANY OFFER TO BUY ANY SECURITY OTHER THAN THOSE TO WHICH THEY RELATE, NOR DO THEY CONSTITUTE AN OFFER TO SELL, OR THE SOLICITATION OF AN OFFER TO BUY, TO ANY PERSON IN ANY JURISDICTION IN WHICH SUCH OFFER OR SOLICITATION IS NOT AUTHORIZED, OR IN WHICH THE PERSON MAKING SUCH OFFER OR SOLICITATION IS NOT QUALIFIED TO DO SO, OR TO ANY PERSON TO WHOM IT IS UNLAWFUL TO MAKE SUCH OFFER OR SOLICITATION. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR THE ACCOMPANYING LETTER OF TRANSMITTAL, OR BOTH TOGETHER, NOR ANY SALE MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE AN IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF THE ISSUER OR THE PARENT GUARANTOR SINCE THE DATE HEREOF OR THAT THE INFORMATION CONTAINED HEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO THE DATE HEREOF. UNTIL
          , 1998 (90 DAYS AFTER THE DATE OF THIS PROSPECTUS), ALL DEALERS EFFECTING TRANSACTIONS IN THE NEW NOTES, WHETHER OR NOT PARTICIPATING IN THIS DISTRIBUTION, MAY BE REQUIRED TO DELIVER A PROSPECTUS. THIS IS IN ADDITION TO THE OBLIGATION OF THE DEALERS TO DELIVER A PROSPECTUS WHEN ACTING AS UNDERWRITERS AND WITH RESPECT TO THEIR UNSOLD ALLOTMENTS OR SUBSCRIPTIONS.

                               ------------------

                               TABLE OF CONTENTS

                                         PAGE
                                         ----
Incorporation of Certain Documents by
  Reference............................    4
Prospectus Summary.....................    5
Historical and Pro Forma Consolidated
  Financial Data.......................   13
Risk Factors...........................   15
Use of Proceeds........................   20
Capitalization.........................   21
Selected Historical and Pro Forma
  Consolidated Financial Data..........   21
Business...............................   24
Description of Other Indebtedness......   34
Purpose of the Exchange Offer..........   35
Terms of the Exchange Offer............   37
Description of Notes...................   43
Book Entry; Delivery and Form..........   66
Certain U.S. Federal Tax
  Considerations.......................   68
Certain Canadian Federal Income Tax
  Considerations.......................   72
Legal Matters..........................   72
Experts................................   73
Available Information..................   73
Plan of Distribution...................   74
Index to Financials....................  F-1

------------------------------------------------------
------------------------------------------------------
------------------------------------------------------
------------------------------------------------------

                                  $150,000,000

                                   (ICP LOGO)

                         INTERNATIONAL COMFORT PRODUCTS
                                 HOLDINGS, INC.

                          8 5/8% SENIOR NOTES DUE 2008
                        GUARANTEED ON A SENIOR BASIS BY

                         INTERNATIONAL COMFORT PRODUCTS
                                  CORPORATION

                               ------------------

                                   PROSPECTUS

                                        , 1998
                               ------------------

------------------------------------------------------
------------------------------------------------------

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 20. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     The Canada Business Corporations Act (the "CBCA"), under which the Parent Guarantor is continued, permits (except in respect of an action by or on behalf of the corporation to procure a judgment in its favour) a corporation to indemnify a director or officer of the corporation, a former director or officer of the corporation or a person who acts or acted at the corporation's request as a director or officer of a body corporate of which the corporation is or was a shareholder or creditor, and his or her heirs and legal representatives, against all costs, charges and expenses, including an amount paid to settle an action or satisfy a judgment, reasonably incurred by him or her in respect of any civil, criminal or administrative action or proceeding to which he or she is made a party by reason of his or her being or having been a director or officer of such corporation or body corporate, if (i) he or she acted honestly and in good faith with a view to the best interests of the corporation, and (ii) in the case of a criminal or administrative action or proceeding that is enforced by a monetary penalty, he or she had reasonable grounds for believing that his or her conduct was lawful, and requires the corporation to so indemnify any such person who has been substantially successful on the merits in his or her defense of such action or proceeding and who has fulfilled the conditions set out in (i) and (ii) above.

     The By-laws of the Parent Guarantor provide that subject to the limitations contained in the CBCA but without limit to the right of the Parent Guarantor to indemnify any person under the CBCA or otherwise, the Parent Guarantor shall indemnify present and former directors and officers of the Parent Guarantor or any person who acts or acted at the Parent Guarantor's request as a director or officer of a body corporate of which the Parent Guarantor is or was a shareholder or creditor, and his or her heirs and legal representatives, against all costs, charges and expenses, including an amount paid to settle an action or satisfy a judgment, reasonably incurred by such person in respect of any civil, criminal and administrative action or proceeding to which he or she is made a party by reason of being or having been a director or officer of the Parent Guarantor or of a body corporate of which the Parent Guarantor is or was a shareholder or creditor, if such person (i) acted honestly and in good faith with a view to the best interests of the Parent Guarantor and (ii) in the case of a criminal or administrative action or proceeding that is enforced by a monetary penalty, had reasonable grounds for believing that his or her conduct was lawful.

     Section 145 of the Delaware General Corporation Law, under which the Issuer is formed, contains provisions permitting and, in some situations, requiring Delaware corporations, such as the Issuer, to provide indemnification to their officers and directors for losses and litigation expense incurred in connection with their service to the corporation in those capacities. The Issuer's Certificate of Incorporation contains provisions requiring indemnification by the Issuer of its directors and officers to the fullest extent that is permitted by law. Among other things, these provisions will provide indemnification for officers and directors against liabilities for judgments in and settlements of lawsuits and other proceedings and for the advance and payment of fees and expenses reasonably incurred by the director or officer in defense of any such lawsuit or proceeding.

     The Issuer's Certificate of Incorporation provides that no director of the Company shall be liable to the Issuer or any stockholder for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Issuer or its stockholders, (ii) for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law (governing distributions to stockholders) or (iv) for any transaction from which the director derived an improper personal benefit.

     The Issuer's Certificate of Incorporation also provides that if Delaware law is amended to further eliminate or limit the liability of directors, then the liability of a director of the Issuer shall be eliminated or limited, without further shareholder action, to the fullest extent possible under Delaware law as so amended.

     The Parent Guarantor and the Issuer maintain a contract for insurance coverage under which the officers and directors of the Parent Guarantor and the Issuer are indemnified under certain circumstances with respect to litigation and other costs and liabilities arising out of actual or alleged misconduct of such directors and officers.

ITEM 21. EXHIBITS.

     In accordance with the provisions of Item 601 of Regulation S-K, the following have been furnished as Exhibits to this Registration Statement:

 EXHIBIT NO.                                DESCRIPTION
 -----------                                -----------
3(i).1, 4.1     --  Articles of Incorporation of International Comfort Products
                    Corporation filed as Exhibit 3(i)/4.1 to the Company's
                    Quarterly Report on Form 10-Q for the quarter ended
                    September 30, 1997 filed with the Commission on November 14,
                    1997, and incorporated herein by this reference.
3(i).2, 4.2     --  Certificate of Incorporation of International Comfort
                    Products Holdings, Inc. filed as Exhibit 3(i).2/4.2 to the
                    Registrants' Registration Statement on Form S-4 (File No.
                    333-58837) filed with the Commission on July 10, 1998, and incorporated herein by this reference.
3(ii).1, 4.3    --  Bylaws of International Comfort Products Corporation filed as Exhibit 1.2 to the Company's Annual Report on Form 20-F
                    for the year ended December 31, 1993 filed with the
                    Commission on June 29, 1994, and incorporated herein by this reference.
3(ii).2, 4.4    --  Bylaws of International Comfort Products Holdings, Inc.
                    filed as Exhibit 3(ii).2/4.4 to the Registrants'
                    Registration Statement on Form S-4 (File No. 333-58837)
                    filed with the Commission on July 10, 1998, and incorporated herein by this reference.
4.5             --  Indenture, dated as of May 13, 1998, by and among
                    International Comfort Products Holdings, Inc., International
                    Comfort Products Corporation and United States Trust Company
                    of New York, as Trustee, with respect to the Series A and
                    Series B 8 5/8% Senior Notes due 2008 filed as Exhibit 4.5 to the Registrants' Registration Statement on Form S-4 (File
                    No. 333-58837) filed with the Commission on July 10, 1998, and incorporated herein by this reference.
4.6             --  Purchase Agreement, dated May 8, 1998, by and among Salomon
                    Brothers Inc, Credit Suisse First Boston Corporation and
                    First Union Capital Markets, a division of Wheat First
                    Securities, Inc. (collectively, the "Initial Purchasers")
                    filed as Exhibit 4.6 to the Registrants' Registration
                    Statement on Form S-4 (File No. 333-58837) filed with the
                    Commission on July 10, 1998, and incorporated herein by this reference.
4.7             --  Registration Rights Agreement, dated as of May 13, 1998, by and among the Issuer, the Parent Guarantor and the Initial
                    Purchasers filed as Exhibit 4.7 to the Registrants'
                    Registration Statement on Form S-4 (File No. 333-58837)
                    filed with the Commission on July 10, 1998, and incorporated herein by this reference.
4.8             --  Form of New Note (contained in Exhibit 4.5).
5.1             --  Opinion of Tuke Yopp & Sweeney, PLC, as to the legality of the New Notes registered hereunder filed as Exhibit 5.1 to
                    Amendment No. 1 to the Registrants' Registration Statement
                    on Form S-4 (File No. 333-58837 and 333-58837-01) filed with the Commission on August 28, 1998, and incorporated herein by this reference.
5.2             --  Opinion of Osler, Hoskin & Harcourt, as to the legality of the Parent Guarantee registered hereunder filed as Exhibit
                    5.2 to Amendment No. 1 to the Registrants' Registration
                    Statement on Form S-4 (File No. 333-58837 and 333-58837-01)
                    filed with the Commission on August 28, 1998, and
                    incorporated herein by this reference.
10.1            --  Master Trust Pooling and Service Agreement, dated as of July
                    25, 1996 among Inter-City Products Receivables Company,
                    L.P.("ICP-Receivables"), ICP (USA) and LaSalle National
                    Bank, as Trustee filed as Exhibit 10.1 to Amendment No. 1 to the Registrants' Registration Statement on Form S-4 (File
                    No. 333-58837 and 333-58837-01) filed with the Commission on
                    August 28, 1998, and incorporated herein by this reference.

 EXHIBIT NO.                                DESCRIPTION
 -----------                                -----------
10.2            --  Series 1996-1 Supplement to Master Trust Pooling and Service
                    Agreement, dated as of July 25, 1996 among ICP -Receivables,
                    ICP (USA) and LaSalle National Bank, as Trustee (and
                    correlative form of Class A (Series 1996-1) Certificate and form of Class B (Series 1996-1) Certificate, and form of
                    Guaranty from ICP (USA) filed as Exhibit 10.2 to Amendment
                    No. 1 to the Registrants' Registration Statement on Form S-4
                    (File No. 333-58837 and 333-58837-01) filed with the
                    Commission on August 28, 1998, and incorporated herein by
                    this reference.
10.3            --  Receivables Purchase Agreement dated as of July 25, 1996 among ICP (USA), Inter-City Products Partner Corporation
                    ("ICP-Partner") and ICP-Receivables filed as Exhibit 10.3 to
                    Amendment No. 1 to the Registrants' Registration Statement
                    on Form S-4 (File No. 333-58837 and 333-58837-01) filed with the Commission on August 28, 1998, and incorporated herein by this reference.
10.4            --  Certificate Purchase Agreement (Series 1996-1, Class A)
                    dated as of July 25, 1996 among ICP-Receivables, ICP (USA), the Purchasers named therein and The Chicago Corporation, as
                    Agent filed as Exhibit 10.4 to Amendment No. 1 to the
                    Registrants' Registration Statement on Form S-4 (File No.
                    333-58837 and 333-58837-01) filed with the Commission on
                    August 28, 1998, and incorporated herein by this reference.
10.5            --  Certificate Purchase Agreement (Series 1996-1, Class B)
                    dated as of July 25, 1996 among ICP-Receivables, ICP (USA)
                    and Argos Funding Corp filed as Exhibit 10.5 to Amendment
                    No. 1 to the Registrants' Registration Statement on Form S-4
                    (File No. 333-58837 and 333-58837-01) filed with the
                    Commission on August 28, 1998, and incorporated herein by
                    this reference.
10.6            --  First Amendment to Certificate Purchase Agreement (Series
                    1996-1, Class A) dated as of December 1, 1996 among
                    ICP-Receivables, ICP (USA), the Purchasers named therein and
                    The Chicago Corporation, as Agent filed as Exhibit 4.9 to
                    the Parent Guarantor's Quarterly Report on Form 10-Q for the
                    quarter ended September 30, 1997 filed with the Commission on November 14, 1997, and incorporated herein by this
                    reference.
10.7            --  First Amendment to Receivables Purchase Agreement and Second
                    Amendment to Certificate Purchase Agreement (Series 1996-1,
                    Class A) dated as of January 27, 1997 among ICP-USA,
                    ICP-Partner, General Heating and Cooling Company, Coastline
                    Distribution, Inc., ICP-Receivables, Anagram Funding Corp.
                    and ABN AMRO Chicago Corporation filed as Exhibit 10.7 to
                    Amendment No. 1 to the Registrants' Registration Statement
                    on Form S-4 (File No. 333-58837 and 333-58837-01) filed with the Commission on August 28, 1998, and incorporated herein by this reference.
10.8            --  Second Amendment to Receivables Purchase Agreement as of
                    September 30, 1997 among ICP (USA), ICP-Partner, General
                    Heating and Cooling Company, ICP-Receivables, Anagram
                    Funding Corp. and ABN AMRO Chicago Corporation filed as
                    Exhibit 10.8 to Amendment No. 1 to the Registrants'
                    Registration Statement on Form S-4 (File No. 333-58837 and
                    333-58837-01) filed with the Commission on August 28, 1998, and incorporated herein by this reference.
10.9            --  Loan and Security Agreement dated as of July 18, 1997
                    between ICP (USA) and NationsBank, N.A. filed as Exhibit
                    10.9 to Amendment No. 1 to the Registrants' Registration
                    Statement on Form S-4 (File No. 333-58837 and 333-58837-01)
                    filed with the Commission on August 28, 1998, and
                    incorporated herein by this reference.
10.10           --  Amendment to Loan and Security Agreement made and entered into as of February 24, 1998 between NationsBank, N.A. and
                    ICP (USA) filed as Exhibit 10.10 to Amendment No. 1 to the
                    Registrants' Registration Statement on Form S-4 (File No.
                    333-58837 and 333-58837-01) filed with the Commission on
                    August 28, 1998, and incorporated herein by this reference.

 EXHIBIT NO.                                DESCRIPTION
 -----------                                -----------
10.11           --  Second Amendment to Loan and Security Agreement made and entered into as of May 13, 1998 between NationsBank, N.A.
                    and ICP (USA) filed as Exhibit 10.11 to Amendment No. 1 to the Registrants' Registration Statement on Form S-4 (File
                    No. 333-58837 and 333-58837-01) filed with the Commission on
                    August 28, 1998, and incorporated herein by this reference.
10.12           --  Credit Agreement made and entered into as of December 16,
                    1996 between Inter-City Products Corporation (Canada)
                    ("ICP-Canada"), G.C. McDonald Supply Limited, the Lenders
                    named therein and General Electric Capital Canada Inc., as agent filed as Exhibit 10.12 to Amendment No. 1 to the
                    Registrants' Registration Statement on Form S-4 (File No.
                    333-58837 and 333-58837-01) filed with the Commission on
                    August 28, 1998, and incorporated herein by this reference.
10.13           --  First Amendment to Credit Agreement made and entered into as of May 13, 1998 between ICP-Canada, G.C. McDonald Supply
                    Limited, the Lenders named therein and General Electric
                    Capital Canada Inc., as agent filed as Exhibit 10.13 to
                    Amendment No. 1 to the Registrants' Registration Statement
                    on Form S-4 (File No. 333-58837 and 333-58837-01) filed with the Commission on August 28, 1998, and incorporated herein by this reference.
10.14           --  Second Amendment to Credit Agreement made and entered into as of July 21, 1998 between ICP-Canada, G.C. McDonald Supply
                    Limited, the Lenders named therein and General Electric
                    Capital Canada Inc., as agent filed as Exhibit 10.14 to
                    Amendment No. 1 to the Registrants' Registration Statement
                    on Form S-4 (File No. 333-58837 and 333-58837-01) filed with the Commission on August 28, 1998, and incorporated herein by this reference.
10.15           --  International Comfort Products Corporation Employee Stock
                    Option Plan filed as Exhibit 4.1 to the Parent Guarantor's
                    Registration Statement on Form S-8 filed with the Commission on March 16, 1995, and incorporated herein by this
                    reference.
10.16           --  International Comfort Products Corporation Share
                    Compensation Arrangement for Non-Employee Directors filed as
                    Exhibit 10.3 to the Parent Guarantor's Annual Report on Form
                    10-K for the year ended December 31, 1997 filed with the
                    Commission on March 30, 1998, and incorporated herein by
                    this reference.
10.17           --  International Comfort Products Corporation Long Term
                    Incentive Plan filed as Exhibit 10.25 to ICP (USA)'s
                    Registration Statement on Form S-1 (File No. 33-56238) filed with the Commission on December 23, 1992, and incorporated herein by this reference.
10.18           --  Amendment to International Comfort Products Corporation Long
                    Term Incentive Plan filed as Exhibit 10.11 to ICP (USA)'s
                    Annual Report on Form 10-K for the year ended December 31,
                    1993 filed with the Commission on March 28, 1994, and
                    incorporated herein by this reference.
10.19           --  International Comfort Products Corporation 1997 Long Term
                    Incentive Plan for Senior Management filed as Exhibit 10.6 to the Parent Guarantor's Annual Report on Form 10-K for the
                    year ended December 31, 1997 filed with the Commission on
                    March 30, 1998, and incorporated herein by this reference.
10.20           --  ICP (USA) Share Ownership Savings Plan filed as Exhibit
                    10.26 to ICP (USA)'s Registration Statement on Form S-1
                    (File No. 33-56238) filed with the Commission on December
                    23, 1992, and incorporated herein by this reference.
10.21           --  Amendments to ICP (USA)'s Share Ownership Savings Plan filed as Exhibit 10.8 to the Company's Annual Report on Form 10-K
                    for the year ended December 31, 1997 filed with the
                    Commission on March 30, 1998, and incorporated herein by
                    this reference.

 EXHIBIT NO.                                DESCRIPTION
 -----------                                -----------
10.22           --  Retirement Plan for Salaried Employees filed as Exhibit
                    10.27 to ICP (USA)'s Registration Statement on Form S-1
                    (File No. 33-56238) filed with the Commission on December
                    23, 1992, and incorporated herein by this reference.
10.23           --  Supplemental Retirement Benefit Agreement dated September 1,
                    1994 with W. Michael Clevy filed as Exhibit 10.16 to ICP
                    (USA)'s Annual Report on Form 10-K for the year ended
                    December 31, 1995 filed with the Commission on March 28,
                    1996, and incorporated herein by this reference.
10.24           --  Termination Agreement with W. Michael Clevy filed as Exhibit
                    10.11 to the Parent Guarantor's Annual Report on Form 10-K
                    for the year ended December 31, 1997 filed with the
                    Commission on March 30, 1998, and incorporated herein by
                    this reference.
10.25           --  Termination Agreement with Stephen L. Clanton filed as
                    Exhibit 10.12 to the Parent Guarantor's Annual Report on
                    Form 10-K for the year ended December 31, 1997 filed with
                    the Commission on March 30, 1998, and incorporated herein by this reference.
10.26           --  Termination Agreement with James L. Kirwan.*
10.27           --  Termination Agreement with Herman V. Kling.*
10.28           --  Change in Control Agreement with David P. Cain filed as
                    Exhibit 10.15 to the Parent Guarantor's Annual Report on
                    Form 10-K for the year ended December 31, 1997 filed with
                    the Commission on March 30, 1998, and incorporated herein by this reference.
10.29           --  Change in Control Agreement with Francis C. Harrell.**
10.30           --  Change in Control Agreement with Robert C. Henningsen.**
10.31           --  Change in Control Agreement with Alexander T. Lim.**
10.32           --  Change in Control Agreement with Augusto H. Millan.**
10.33           --  Change in Control Agreement with H. David Tayler.**
10.34           --  Change in Control Agreement with James R. Wiese.**
10.35           --  International Comfort Products Corporation 1998 Stock Option
                    Plan filed as Exhibit 10.30 to the Registrants' Registration
                    Statement on Form S-4 (File No. 333-58837) filed with the
                    Commission on July 10, 1998, and incorporated herein by this reference.
12.1            --  Computation of ratio of earnings to fixed charges filed as
                    Exhibit 12.1 to Amendment No. 1 to the Registrants'
                    Registration Statement on Form S-4 (File No. 333-58837 and
                    333-58837-01) filed with the Commission on August 28, 1998, and incorporated herein by this reference.
21.1            --  Subsidiaries filed as Exhibit 21.1 to the Registrants'
                    Registration Statement on Form S-4 (File No. 333-58837)
                    filed with the Commission on July 10, 1998, and incorporated herein by this reference.
23.1            --  Consent of Tuke Yopp & Sweeney, PLC (contained in Exhibit
                    5.1).
23.2            --  Consent of Osler, Hoskin & Harcourt (contained in Exhibit
                    5.2).
23.3            --  Consent of Arthur Andersen & Co., Chartered Accountants
                    filed as Exhibit 23.3 to Amendment No. 2 to the Registrants'
                    Registration Statement on Form S-4 (File No. 333-58837 and
                    333-58837-01) filed with the Commission on September 4,
                    1998, and incorporation herein by this reference.
23.4            --  Consent of PricewaterhouseCoopers, Chartered Accountants
                    filed as Exhibit 23.4 to Amendment No. 2 to the Registrants'
                    Registration Statement on Form S-4 (File No. 333-58837 and
                    333-58837-01) filed with the Commission on September 4,
                    1998, and incorporated herein by this reference.

 EXHIBIT NO.                                DESCRIPTION
 -----------                                -----------
24.1            --  Powers of Attorney of certain directors and officers of the
                    Issuer and the Parent Guarantor (included on the signature pages at pages II-7 and II-8 to the Registrants'
                    Registration Statement on Form S-4 (File No. 333-58837)
                    filed with the Commission on July 10, 1998).
25.1            --  Form T-1 Statement of Eligibility and Qualification under the Trust Indenture Act of 1939, as amended, of United
                    States Trust Company of New York, as Trustee filed as
                    Exhibit 25.1 to the Registrants' Registration Statement on
                    Form S-4 (File No. 333-58837) filed with the Commission on
                    July 10, 1998, and incorporated herein by this reference.
99.1            --  Form of Letter of Transmittal with respect to the Exchange
                    Offer filed as Exhibit 99.1 to the Registrants' Registration
                    Statement on Form S-4 (File No. 333-58837) filed with the
                    Commission on July 10, 1998, and incorporated herein by this reference.
99.2            --  Form of Letter of Guaranteed Delivery filed as Exhibit 99.2 to the Registrants' Registration Statement on Form S-4 (File
                    No. 333-58837) filed with the Commission on July 10, 1998, and incorporated herein by this reference.
99.3            --  Form of Letter to Brokers, Dealers filed as Exhibit 99.3 to the Registrants' Registration Statement on Form S-4 (File
                    No. 333-58837) filed with the Commission on July 10, 1998, and incorporated herein by this reference.
99.4            --  Form of Letter to Clients filed as Exhibit 99.4 to the
                    Registrants' Registration Statement on Form S-4 (File No.
                    333-58837) filed with the Commission on July 10, 1998, and incorporated herein by this reference.
99.5            --  Excerpts from International Comfort Products Corporation
                    Proxy Statement dated May 3, 1997 sent in connection with
                    its annual meeting held June 6, 1997.


---------------
 * Document not filed because substantially identical to Exhibit 10.25 ** Document not filed because substantially identical to Exhibit 10.28

ITEM 22. UNDERTAKINGS.

     1. The undersigned registrants hereby undertake:

          (a) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

             (1) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933 (the "Securities Act");

             (2) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

             (3) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) shall not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to section 13 or section 15(d) of the Securities

        Exchange Act of 1934 (the "Exchange Act") that are incorporated by reference in the registration statement.

          (b) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (c) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     2. The undersigned registrants hereby undertake that, for purposes of determining any liability under the Securities Act, each filing of the Parent Guarantor's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     3. The undersigned registrants hereby undertake as follows: that prior to any public reoffering of the securities registered hereunder through use of a prospectus which is a part of this registration statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the issuers undertake that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other items of the applicable form.

     4. The registrants undertake that every prospectus: (i) that is filed pursuant to paragraph (3) immediately preceding, or (ii) that purports to meet the requirements of Section 10(a)(3) of the Securities Act and is used in connection with an offering of securities subject to Rule 415, will be filed as a part of an amendment to the registration statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     5. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrants pursuant to the foregoing provisions, or otherwise, the registrants have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrants of expenses incurred or paid by a director, officer or controlling person of the registrants in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrants will, unless in the opinion of their counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

     6. The undersigned registrants hereby undertake to respond to requests for information that is incorporated by reference into the prospectus pursuant to
Item 4, 10(b), 11 or 13 of this form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

     7. The undersigned registrants hereby undertake to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Franklin, State of Tennessee, on this 9th day of September, 1998.


                                          INTERNATIONAL COMFORT PRODUCTS
                                          HOLDINGS, INC.

                                          By:       /s/ DAVID P. CAIN
                                            ------------------------------------
                                                       David P. Cain
                                                   Senior Vice President,
                                               General Counsel and Secretary


     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities indicated, on this 9th day of September, 1998.


                      SIGNATURE                                            TITLE
                      ---------                                            -----

                /s/ W. MICHAEL CLEVY*                  President, Chief Executive Officer and
-----------------------------------------------------    Director
                 (W. Michael Clevy)

                  /s/ DAVID P. CAIN                    Senior Vice President, General Counsel and
-----------------------------------------------------    Secretary
                   (David P. Cain)

                   /s/ S. CLANTON*                     Senior Vice President, Chief Financial Officer
-----------------------------------------------------    and Treasurer (Principal financial and
                (Stephen L. Clanton)                     accounting officer)

* By David P. Cain pursuant to power of attorney set forth on Page II-7 to Registration Statement on Form S-4 (File No. 333-58837) filed with the Commission on July 10, 1998

                                    SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Franklin, State of Tennessee, on this 9th day of September, 1998.


                                          INTERNATIONAL COMFORT PRODUCTS
                                          CORPORATION

                                          By:       /s/ DAVID P. CAIN
                                            ------------------------------------
                                                       David P. Cain
                                                   Senior Vice President,
                                               General Counsel and Secretary


     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities indicated, on this 9th day of September, 1998.


                      SIGNATURE                                           TITLE
                      ---------                                           -----
               /s/ RICHARD W. SNYDER*                    Chairman of the Board and Director
-----------------------------------------------------
                 (Richard W. Snyder)

                /s/ W. MICHAEL CLEVY*                    President, Chief Executive Officer and
-----------------------------------------------------      Director
                 (W. Michael Clevy)

                  /s/ DAVID P. CAIN                      Senior Vice President, General Counsel
-----------------------------------------------------      and Secretary
                   (David P. Cain)

                   /s/ S. CLANTON*                       Senior Vice President, Chief Financial
-----------------------------------------------------      Officer and Treasurer (Principal
                (Stephen L. Clanton)                       financial and accounting officer)

               /s/ RICHARD C. BARNETT*                                   Director
-----------------------------------------------------
                (Richard C. Barnett)

                /s/ STANLEY M. BECK*                                     Director
-----------------------------------------------------
                  (Stanley M. Beck)

                /s/ WILLIAM G. DAVIS*                                    Director
-----------------------------------------------------
                 (William G. Davis)

                 /s/ JOHN F. FRASER*                                     Director
-----------------------------------------------------
                  (John F. Fraser)

                 /s/ ROY T. GRAYDON*                                     Director
-----------------------------------------------------
                  (Roy T. Graydon)

               /s/ MARVIN G. MARSHALL*                                   Director
-----------------------------------------------------
                (Marvin G. Marshall)

               /s/ ERNEST C. MERCIER*                                    Director
-----------------------------------------------------
                 (Ernest C. Mercier)

                /s/ DAVID H. MORRIS*                                     Director
-----------------------------------------------------
                  (David H. Morris)

                /s/ DAVID A. RATTEE*                                     Director
-----------------------------------------------------
                  (David A. Rattee)

               /s/ WILLIAM A. WILSON*                                    Director
-----------------------------------------------------
                 (William A. Wilson)

* By David P. Cain pursuant to power of attorney set forth on Page II-8 to Registration Statement on Form S-4 (File No. 333-58837) filed with the Commission on July 10, 1998

                                 EXHIBIT INDEX

 EXHIBIT NO.                                DESCRIPTION
 -----------                                -----------
3(i).1, 4.1     --  Articles of Incorporation of International Comfort Products
                    Corporation filed as Exhibit 3(i)/4.1 to the Company's
                    Quarterly Report on Form 10-Q for the quarter ended
                    September 30, 1997 filed with the Commission on November 14,
                    1997, and incorporated herein by this reference.
3(i).2, 4.2     --  Certificate of Incorporation of International Comfort
                    Products Holdings, Inc. filed as Exhibit 3(i).2/4.2 to the
                    Registrants' Registration Statement on Form S-4 (File No.
                    333-58837) filed with the Commission on July 10, 1998, and incorporated herein by this reference.
3(ii).1, 4.3    --  Bylaws of International Comfort Products Corporation filed as Exhibit 1.2 to the Company's Annual Report on Form 20-F
                    for the year ended December 31, 1993 filed with the
                    Commission on June 29, 1994, and incorporated herein by this reference.
3(ii).2, 4.4    --  Bylaws of International Comfort Products Holdings, Inc.
                    filed as Exhibit 3(ii).2/4.4 to the Registrants'
                    Registration Statement on Form S-4 (File No. 333-58837)
                    filed with the Commission on July 10, 1998, and incorporated herein by this reference.
4.5             --  Indenture, dated as of May 13, 1998, by and among
                    International Comfort Products Holdings, Inc., International
                    Comfort Products Corporation and United States Trust Company
                    of New York, as Trustee, with respect to the Series A and
                    Series B 8 5/8% Senior Notes due 2008 filed as Exhibit 4.5 to the Registrants' Registration Statement on Form S-4 (File
                    No. 333-58837) filed with the Commission on July 10, 1998, and incorporated herein by this reference.
4.6             --  Purchase Agreement, dated May 8, 1998, by and among Salomon
                    Brothers Inc, Credit Suisse First Boston Corporation and
                    First Union Capital Markets, a division of Wheat First
                    Securities, Inc. (collectively, the "Initial Purchasers")
                    filed as Exhibit 4.6 to the Registrants' Registration
                    Statement on Form S-4 (File No. 333-58837) filed with the
                    Commission on July 10, 1998, and incorporated herein by this reference.
4.7             --  Registration Rights Agreement, dated as of May 13, 1998, by and among the Issuer, the Parent Guarantor and the Initial
                    Purchasers filed as Exhibit 4.7 to the Registrants'
                    Registration Statement on Form S-4 (File No. 333-58837)
                    filed with the Commission on July 10, 1998, and incorporated herein by this reference.
4.8             --  Form of New Note (contained in Exhibit 4.5).
5.1             --  Opinion of Tuke Yopp & Sweeney, PLC, as to the legality of the New Notes registered hereunder filed as Exhibit 5.1 to
                    Amendment No. 1 to the Registrants' Registration Statement
                    on Form S-4 (File No. 333-58837 and 333-58837-01) filed with the Commission on August 28, 1998, and incorporated herein by this reference.
5.2             --  Opinion of Osler, Hoskin & Harcourt, as to the legality of the Parent Guarantee registered hereunder filed as Exhibit
                    5.2 to Amendment No. 1 to the Registrants' Registration
                    Statement on Form S-4 (File No. 333-58837 and 333-58837-01)
                    filed with the Commission on August 28, 1998, and
                    incorporated herein by this reference.
10.1            --  Master Trust Pooling and Service Agreement, dated as of July
                    25, 1996 among Inter-City Products Receivables Company,
                    L.P.("ICP-Receivables"), ICP (USA) and LaSalle National
                    Bank, as Trustee filed as Exhibit 10.1 to Amendment No. 1 to the Registrants' Registration Statement on Form S-4 (File
                    No. 333-58837 and 333-58837-01) filed with the Commission on
                    August 28, 1998, and incorporated herein by this reference.

 EXHIBIT NO.                                DESCRIPTION
 -----------                                -----------
10.2            --  Series 1996-1 Supplement to Master Trust Pooling and Service
                    Agreement, dated as of July 25, 1996 among ICP -Receivables,
                    ICP (USA) and LaSalle National Bank, as Trustee (and
                    correlative form of Class A (Series 1996-1) Certificate and form of Class B (Series 1996-1) Certificate, and form of
                    Guaranty from ICP (USA) filed as Exhibit 10.2 to Amendment
                    No. 1 to the Registrants' Registration Statement on Form S-4
                    (File No. 333-58837 and 333-58837-01) filed with the
                    Commission on August 28, 1998, and incorporated herein by
                    this reference.
10.3            --  Receivables Purchase Agreement dated as of July 25, 1996 among ICP (USA), Inter-City Products Partner Corporation
                    ("ICP-Partner") and ICP-Receivables filed as Exhibit 10.3 to
                    Amendment No. 1 to the Registrants' Registration Statement
                    on Form S-4 (File No. 333-58837 and 333-58837-01) filed with the Commission on August 28, 1998, and incorporated herein by this reference.
10.4            --  Certificate Purchase Agreement (Series 1996-1, Class A)
                    dated as of July 25, 1996 among ICP-Receivables, ICP (USA), the Purchasers named therein and The Chicago Corporation, as
                    Agent filed as Exhibit 10.4 to Amendment No. 1 to the
                    Registrants' Registration Statement on Form S-4 (File No.
                    333-58837 and 333-58837-01) filed with the Commission on
                    August 28, 1998, and incorporated herein by this reference.
10.5            --  Certificate Purchase Agreement (Series 1996-1, Class B)
                    dated as of July 25, 1996 among ICP-Receivables, ICP (USA)
                    and Argos Funding Corp filed as Exhibit 10.5 to Amendment
                    No. 1 to the Registrants' Registration Statement on Form S-4
                    (File No. 333-58837 and 333-58837-01) filed with the
                    Commission on August 28, 1998, and incorporated herein by
                    this reference.
10.6            --  First Amendment to Certificate Purchase Agreement (Series
                    1996-1, Class A) dated as of December 1, 1996 among
                    ICP-Receivables, ICP (USA), the Purchasers named therein and
                    The Chicago Corporation, as Agent filed as Exhibit 4.9 to
                    the Parent Guarantor's Quarterly Report on Form 10-Q for the
                    quarter ended September 30, 1997 filed with the Commission on November 14, 1997, and incorporated herein by this
                    reference.
10.7            --  First Amendment to Receivables Purchase Agreement and Second
                    Amendment to Certificate Purchase Agreement (Series 1996-1,
                    Class A) dated as of January 27, 1997 among ICP-USA,
                    ICP-Partner, General Heating and Cooling Company, Coastline
                    Distribution, Inc., ICP-Receivables, Anagram Funding Corp.
                    and ABN AMRO Chicago Corporation filed as Exhibit 10.7 to
                    Amendment No. 1 to the Registrants' Registration Statement
                    on Form S-4 (File No. 333-58837 and 333-58837-01) filed with the Commission on August 28, 1998, and incorporated herein by this reference.
10.8            --  Second Amendment to Receivables Purchase Agreement as of
                    September 30, 1997 among ICP (USA), ICP-Partner, General
                    Heating and Cooling Company, ICP-Receivables, Anagram
                    Funding Corp. and ABN AMRO Chicago Corporation filed as
                    Exhibit 10.8 to Amendment No. 1 to the Registrants'
                    Registration Statement on Form S-4 (File No. 333-58837 and
                    333-58837-01) filed with the Commission on August 28, 1998, and incorporated herein by this reference.
10.9            --  Loan and Security Agreement dated as of July 18, 1997
                    between ICP (USA) and NationsBank, N.A. filed as Exhibit
                    10.9 to Amendment No. 1 to the Registrants' Registration
                    Statement on Form S-4 (File No. 333-58837 and 333-58837-01)
                    filed with the Commission on August 28, 1998, and
                    incorporated herein by this reference.
10.10           --  Amendment to Loan and Security Agreement made and entered into as of February 24, 1998 between NationsBank, N.A. and
                    ICP (USA) filed as Exhibit 10.10 to Amendment No. 1 to the
                    Registrants' Registration Statement on Form S-4 (File No.
                    333-58837 and 333-58837-01) filed with the Commission on
                    August 28, 1998, and incorporated herein by this reference.

 EXHIBIT NO.                                DESCRIPTION
 -----------                                -----------
10.11           --  Second Amendment to Loan and Security Agreement made and entered into as of May 13, 1998 between NationsBank, N.A.
                    and ICP (USA) filed as Exhibit 10.11 to Amendment No. 1 to the Registrants' Registration Statement on Form S-4 (File
                    No. 333-58837 and 333-58837-01) filed with the Commission on
                    August 28, 1998, and incorporated herein by this reference.
10.12           --  Credit Agreement made and entered into as of December 16,
                    1996 between Inter-City Products Corporation (Canada)
                    ("ICP-Canada"), G.C. McDonald Supply Limited, the Lenders
                    named therein and General Electric Capital Canada Inc., as agent filed as Exhibit 10.12 to Amendment No. 1 to the
                    Registrants' Registration Statement on Form S-4 (File No.
                    333-58837 and 333-58837-01) filed with the Commission on
                    August 28, 1998, and incorporated herein by this reference.
10.13           --  First Amendment to Credit Agreement made and entered into as of May 13, 1998 between ICP-Canada, G.C. McDonald Supply
                    Limited, the Lenders named therein and General Electric
                    Capital Canada Inc., as agent filed as Exhibit 10.13 to
                    Amendment No. 1 to the Registrants' Registration Statement
                    on Form S-4 (File No. 333-58837 and 333-58837-01) filed with the Commission on August 28, 1998, and incorporated herein by this reference.
10.14           --  Second Amendment to Credit Agreement made and entered into as of July 21, 1998 between ICP-Canada, G.C. McDonald Supply
                    Limited, the Lenders named therein and General Electric
                    Capital Canada Inc., as agent filed as Exhibit 10.14 to
                    Amendment No. 1 to the Registrants' Registration Statement
                    on Form S-4 (File No. 333-58837 and 333-58837-01) filed with the Commission on August 28, 1998, and incorporated herein by this reference.
10.15           --  International Comfort Products Corporation Employee Stock
                    Option Plan filed as Exhibit 4.1 to the Parent Guarantor's
                    Registration Statement on Form S-8 filed with the Commission on March 16, 1995, and incorporated herein by this
                    reference.
10.16           --  International Comfort Products Corporation Share
                    Compensation Arrangement for Non-Employee Directors filed as
                    Exhibit 10.3 to the Parent Guarantor's Annual Report on Form
                    10-K for the year ended December 31, 1997 filed with the
                    Commission on March 30, 1998, and incorporated herein by
                    this reference.
10.17           --  International Comfort Products Corporation Long Term
                    Incentive Plan filed as Exhibit 10.25 to ICP (USA)'s
                    Registration Statement on Form S-1 (File No. 33-56238) filed with the Commission on December 23, 1992, and incorporated herein by this reference.
10.18           --  Amendment to International Comfort Products Corporation Long
                    Term Incentive Plan filed as Exhibit 10.11 to ICP (USA)'s
                    Annual Report on Form 10-K for the year ended December 31,
                    1993 filed with the Commission on March 28, 1994, and
                    incorporated herein by this reference.
10.19           --  International Comfort Products Corporation 1997 Long Term
                    Incentive Plan for Senior Management filed as Exhibit 10.6 to the Parent Guarantor's Annual Report on Form 10-K for the
                    year ended December 31, 1997 filed with the Commission on
                    March 30, 1998, and incorporated herein by this reference.
10.20           --  ICP (USA) Share Ownership Savings Plan filed as Exhibit
                    10.26 to ICP (USA)'s Registration Statement on Form S-1
                    (File No. 33-56238) filed with the Commission on December
                    23, 1992, and incorporated herein by this reference.
10.21           --  Amendments to ICP (USA)'s Share Ownership Savings Plan filed as Exhibit 10.8 to the Company's Annual Report on Form 10-K
                    for the year ended December 31, 1997 filed with the
                    Commission on March 30, 1998, and incorporated herein by
                    this reference.

 EXHIBIT NO.                                DESCRIPTION
 -----------                                -----------
10.22           --  Retirement Plan for Salaried Employees filed as Exhibit
                    10.27 to ICP (USA)'s Registration Statement on Form S-1
                    (File No. 33-56238) filed with the Commission on December
                    23, 1992, and incorporated herein by this reference.
10.23           --  Supplemental Retirement Benefit Agreement dated September 1,
                    1994 with W. Michael Clevy filed as Exhibit 10.16 to ICP
                    (USA)'s Annual Report on Form 10-K for the year ended
                    December 31, 1995 filed with the Commission on March 28,
                    1996, and incorporated herein by this reference.
10.24           --  Termination Agreement with W. Michael Clevy filed as Exhibit
                    10.11 to the Parent Guarantor's Annual Report on Form 10-K
                    for the year ended December 31, 1997 filed with the
                    Commission on March 30, 1998, and incorporated herein by
                    this reference.
10.25           --  Termination Agreement with Stephen L. Clanton filed as
                    Exhibit 10.12 to the Parent Guarantor's Annual Report on
                    Form 10-K for the year ended December 31, 1997 filed with
                    the Commission on March 30, 1998, and incorporated herein by this reference.
10.26           --  Termination Agreement with James L. Kirwan.*
10.27           --  Termination Agreement with Herman V. Kling.*
10.28           --  Change in Control Agreement with David P. Cain filed as
                    Exhibit 10.15 to the Parent Guarantor's Annual Report on
                    Form 10-K for the year ended December 31, 1997 filed with
                    the Commission on March 30, 1998, and incorporated herein by this reference.
10.29           --  Change in Control Agreement with Francis C. Harrell.**
10.30           --  Change in Control Agreement with Robert C. Henningsen.**
10.31           --  Change in Control Agreement with Alexander T. Lim.**
10.32           --  Change in Control Agreement with Augusto H. Millan.**
10.33           --  Change in Control Agreement with H. David Tayler.**
10.34           --  Change in Control Agreement with James R. Wiese.**
10.35           --  International Comfort Products Corporation 1998 Stock Option
                    Plan filed as Exhibit 10.30 to the Registrants' Registration
                    Statement on Form S-4 (File No. 333-58837) filed with the
                    Commission on July 10, 1998, and incorporated herein by this reference.
12.1            --  Computation of ratio of earnings to fixed charges filed as
                    Exhibit 12.1 to Amendment No. 1 to the Registrants'
                    Registration Statement on Form S-4 (File No. 333-58837 and
                    333-58837-01) filed with the Commission on August 28, 1998, and incorporated herein by this reference.
21.1            --  Subsidiaries filed as Exhibit 21.1 to the Registrants'
                    Registration Statement on Form S-4 (File No. 333-58837)
                    filed with the Commission on July 10, 1998, and incorporated herein by this reference.
23.1            --  Consent of Tuke Yopp & Sweeney, PLC (contained in Exhibit
                    5.1).
23.2            --  Consent of Osler, Hoskin & Harcourt (contained in Exhibit
                    5.2).
23.3            --  Consent of Arthur Andersen & Co., Chartered Accountants
                    filed as Exhibit 23.3 to Amendment No. 2 to the Registrants'
                    Registration Statement on Form S-4 (File No. 333-58837 and
                    333-58837-01) filed with the Commission on September 4,
                    1998, and incorporation herein by this reference.
23.4            --  Consent of PricewaterhouseCoopers, Chartered Accountants
                    filed as Exhibit 23.4 to Amendment No. 2 to the Registrants'
                    Registration Statement on Form S-4 (File No. 333-58837 and
                    333-58837-01) filed with the Commission on September 4,
                    1998, and incorporated herein by this reference.

 EXHIBIT NO.                                DESCRIPTION
 -----------                                -----------
24.1            --  Powers of Attorney of certain directors and officers of the
                    Issuer and the Parent Guarantor (included on the signature pages at pages II-7 and II-8 to the Registrants'
                    Registration Statement on Form S-4 (File No. 333-58837)
                    filed with the Commission on July 10, 1998).
25.1            --  Form T-1 Statement of Eligibility and Qualification under the Trust Indenture Act of 1939, as amended, of United
                    States Trust Company of New York, as Trustee filed as
                    Exhibit 25.1 to the Registrants' Registration Statement on
                    Form S-4 (File No. 333-58837) filed with the Commission on
                    July 10, 1998, and incorporated herein by this reference.
99.1            --  Form of Letter of Transmittal with respect to the Exchange
                    Offer filed as Exhibit 99.1 to the Registrants' Registration
                    Statement on Form S-4 (File No. 333-58837) filed with the
                    Commission on July 10, 1998, and incorporated herein by this reference.
99.2            --  Form of Letter of Guaranteed Delivery filed as Exhibit 99.2 to the Registrants' Registration Statement on Form S-4 (File
                    No. 333-58837) filed with the Commission on July 10, 1998, and incorporated herein by this reference.
99.3            --  Form of Letter to Brokers, Dealers filed as Exhibit 99.3 to the Registrants' Registration Statement on Form S-4 (File
                    No. 333-58837) filed with the Commission on July 10, 1998, and incorporated herein by this reference.
99.4            --  Form of Letter to Clients filed as Exhibit 99.4 to the
                    Registrants' Registration Statement on Form S-4 (File No.
                    333-58837) filed with the Commission on July 10, 1998, and incorporated herein by this reference.
99.5            --  Excerpts from International Comfort Products Corporation
                    Proxy Statement dated May 3, 1997 sent in connection with
                    its annual meeting held June 6, 1997.


---------------
 * Document not filed because substantially identical to Exhibit 10.25 ** Document not filed because substantially identical to Exhibit 10.28